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Exhibit 4.1

 CASCADES INC.,
as Company

 7 1/4% SENIOR NOTES DUE 2013

INDENTURE

Dated as of February 5, 2003

 THE BANK OF NEW YORK,
as Trustee

i

CROSS-REFERENCE TABLE

TIA Section Reference	Indenture Section
310(a)(1)	7.10
(a)(2)	7.10
(a)(3)	N.A.
(a)(4)	N.A.
(a)(5)	7.10
(b)	7.08, 7.10
(c)	N.A.
311(a)	7.11
(b)	7.11
(c)	N.A.
312(a)	2.05
313(a)	7.06
(b)(1)	N.A.
(b)(2)	7.06, 7.07
(c)	7.06
(d)	7.06
314(a)	4.03, 4.04
(b)	N.A.
(c)(3)	N.A.
(d)	N.A.
315(a)	7.01
(b)	7.05
(c)	7.01
(d)	7.01
(e)	6.11
316(a)(last sentence)	2.09
(a)(1)(A)	6.05
(a)(1)(B)	6.04
(a)(2)	N.A.
(b)	6.07
317(a)(1)	6.08
(a)(2)	6.09
(b)	2.04

N.A. means Not Applicable.

Note: This Cross-Reference Table shall not, for any purpose, be deemed to be part of this Indenture.

        This INDENTURE dated as of February 5, 2003, is by and among CASCADES INC., a company organized under the Companies Act (Québec) (the "Company"), the Subsidiary Guarantors listed on the signature pages hereto, and THE BANK OF NEW YORK, a New York banking corporation, as trustee (the "Trustee").

        All dollar amounts in this Indenture are expressed in Canadian dollars unless otherwise specified or the context requires otherwise. The Company, the Guarantors and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the 7 1/4% Senior Notes due 2013 (the "Notes"):

ARTICLE 1.

DEFINITIONS AND INCORPORATION BY REFERENCE

        Section 1.01.    Definitions.

        For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

        "144A Global Note" means the Global Note in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with and registered in the name of the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Rule 144A.

        "Additional Assets" means:

          (a)  any Property (other than cash, Temporary Cash Investments, securities and Capital Stock) to be owned by the Company or any Restricted Subsidiary and used in a Related Business; or

          (b)  Capital Stock of a Person that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Company or another Restricted Subsidiary from any Person other than the Company or a Subsidiary of the Company; or

          (c)  Capital Stock constituting a minority interest in any Person that at such time is a Restricted Subsidiary;

provided, however, that, in the case of clauses (b) and (c), such Restricted Subsidiary is primarily engaged in a Related Business.

        "Additional Notes" means any Notes (other than Initial Notes and Exchange Notes) issued under this Indenture in accordance with Section 2.02, Section 2.15 and Section 4.09 hereof, as part of the same series as the Initial Notes or as an additional series.

        "Affiliate" of any specified Person means:

          (a)  any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person, or

          (b)  any other Person who is a director or officer of:

            (1)  such specified Person,

            (2)  any Subsidiary of such specified Person, or

            (3)  any Person described in clause (a) above.

        For the purposes of this definition, "control," when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing. For purposes of Sections 4.12 and 4.14 hereof and the definition of "Additional Assets" only, "Affiliate" shall also mean any beneficial owner of shares representing 10% or more of the total voting power of the Voting Stock (on a fully diluted basis) of the Company or of rights or warrants to purchase such Voting Stock (whether or not currently exercisable)

and any Person who would be an Affiliate of any such beneficial owner pursuant to the first sentence hereof.

        "Agent" means any Registrar, co-registrar, Paying Agent or additional paying agent.

        "Applicable Procedures" means, with respect to any transfer, redemption or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary, Euroclear and Clearstream that apply to such transfer, redemption or exchange.

        "Asset Sale" means any sale, lease, transfer, issuance or other disposition (or series of related sales, leases, transfers, issuances or dispositions) by the Company or any Restricted Subsidiary, including any disposition by means of a merger, consolidation or similar transaction (each referred to for the purposes of this definition as a "disposition"), of

          (a)  any shares of Capital Stock of a Restricted Subsidiary (other than directors' qualifying shares), or

          (b)  any other Property of the Company or any Restricted Subsidiary outside of the ordinary course of business of the Company or such Restricted Subsidiary,

other than, in the case of clause (a) or (b) above,

            (1)  any disposition by a Restricted Subsidiary to the Company or by the Company or a Restricted Subsidiary to a Wholly Owned Restricted Subsidiary;

            (2)  any disposition that constitutes a Permitted Investment or Restricted Payment permitted by Section 4.10 hereof;

            (3)  any disposition effected in compliance with the first paragraph of Section 5.01 hereof;

            (4)  any disposition or series of related dispositions of Property with an aggregate Fair Market Value and for net proceeds of less than $10.0 million;

            (5)  sales, transfers or other distributions of Property, including Capital Stock of Restricted Subsidiaries, for consideration at least equal to the Fair Market Value of the Property sold or disposed of, but only if the consideration received consists of Capital Stock of a Person that becomes a Restricted Subsidiary engaged in, or Property (other than cash, except to the extent used as a bona fide means of equalizing the value of the Property involved in the swap transaction) of a nature or type that are used in, a business having Property of a nature or type, or engaged in a business similar or related to the nature or type of the Property, or businesses of, the Company and its Restricted Subsidiaries existing on the date of such sale or other disposition;

            (6)  the creation of any Permitted Lien;

            (7)  any disposition of surplus, discontinued or worn-out equipment or other immaterial assets no longer used in the on going business of the Company and its Restricted Subsidiaries;

            (8)  any surrender or waiver of contract rights or release of contract or tort claims;

            (9)  any sale of Temporary Cash Investments;

          (10)  any sale of receivables pursuant to a Qualified Securitization Transaction; and

          (11)  any sale, transfer or other disposition of Property received as a result of a foreclosure of any secured investment or any other transfer of a secured investment in default.

        "Attributable Debt" in respect of a Sale and Leaseback Transaction means, at any date of determination,

          (a)  if such Sale and Leaseback Transaction is a Capital Lease Obligation, the amount of Debt represented thereby according to the definition of "Capital Lease Obligations," and

          (b)  in all other instances, the greater of:

            (1)  the Fair Market Value of the Property subject to such Sale and Leaseback Transaction, and

            (2)  the present value (discounted at the interest rate borne by the Notes, compounded annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale and Leaseback Transaction (including any period for which such lease has been extended).

        "Average Life" means, as of any date of determination, with respect to any Debt or Preferred Stock, the quotient obtained by dividing:

          (a)  the sum of the product of the numbers of years (rounded to the nearest one-twelfth of one year) from the date of determination to the dates of each successive scheduled principal payment of such Debt or redemption or similar payment with respect to such Preferred Stock multiplied by the amount of such payment by

          (b)  the sum of all such payments.

        "Bankruptcy Law" means Title 11, U.S. Code or any similar federal or state law for the relief of debtors, the Bankruptcy and Insolvency Act (Canada), the Companies' Creditors Arrangement Act (Canada) or any other Canadian federal or provincial law or the law of any other jurisdiction relating to bankruptcy, insolvency, winding up, liquidation, reorganization or relief of debtors.

        "Board of Directors" means the Board of Directors of the Company.

        "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the applicable Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee.

        "Boxboard" means Cascades Boxboard Group Inc. (formerly known as Paperboard Industries International, Inc.), a Canadian company, and Subsidiary of the Company.

        "Boxboard Notes" means the 8 3/8% Senior Notes due 2007 of Boxboard.

        "Business Day" means each day which is not a Saturday, Sunday or a day on which commercial banks are authorized or required to close in New York City or Montreal.

        "Capital Lease Obligations" means any obligation under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP; and the amount of Debt represented by such obligation shall be the capitalized amount of such obligations determined in accordance with GAAP; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty. For purposes of Section 4.11 hereof, a Capital Lease Obligation shall be deemed secured by a Lien on the Property being leased.

        "Capital Stock" means, with respect to any Person, any shares or other equivalents (however designated) of any class of corporate stock or partnership interests or any other participations, rights, warrants, options or other interests in the nature of an equity interest in such Person, including Preferred Stock, but excluding any debt security convertible or exchangeable into such equity interest.

        "Capital Stock Sale Proceeds" means the aggregate cash proceeds received by the Company from the issuance or sale (other than to a Subsidiary of the Company or an employee stock ownership plan or trust established by the Company or any such Subsidiary for the benefit of their employees) by the Company of its Capital Stock (other than Disqualified Stock) after the Issue Date, net of attorneys' fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

        "Change of Control" means the occurrence of any of the following events:

          (a)  any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act or any successor provisions to either of the foregoing) of persons, including any group acting for the purpose of acquiring, holding, voting or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act, other than the Permitted Holders, becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act, except that a person will be deemed to have "beneficial ownership" of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total voting power of the Voting Stock of the Company; or

          (b)  the sale, transfer, assignment, lease, conveyance or other disposition, directly or indirectly, of all or substantially all the Property of the Company and the Restricted Subsidiaries, considered as a whole (other than a disposition of such Property as an entirety or virtually as an entirety to a Wholly Owned Restricted Subsidiary or one or more Permitted Holders) shall have occurred, or the Company merges, consolidates or amalgamates with or into any other Person (other than one or more Permitted Holders) or any other Person (other than one or more Permitted Holders) merges, consolidates or amalgamates with or into the Company, in any such event pursuant to a transaction in which the outstanding Voting Stock of the Company is reclassified into or exchanged for cash, securities or other Property, other than any such transaction where:

            (1)  the outstanding Voting Stock of the Company is reclassified into or exchanged for other Voting Stock of the Company or for Voting Stock of the Surviving Person, and

            (2)  the holders of the Voting Stock of the Company immediately prior to such transaction own, directly or indirectly, not less than a majority of the Voting Stock of the Company or the Surviving Person immediately after such transaction and in substantially the same proportion as before the transaction; or

          (c)  during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors (together with any new directors whose election or appointment by such Board or whose nomination for election by the shareholders of the Company was approved by a vote of not less than a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors then in office; or

          (d)  the shareholders of the Company shall have approved any plan of liquidation or dissolution of the Company.

        "Clearstream" means Clearstream Banking S.A. and any successor thereto.

        "Code" means the Internal Revenue Code of 1986, as amended.

        "Commission" means the U.S. Securities and Exchange Commission.

        "Commodity Price Protection Agreement" means, in respect of a Person, any forward contract, commodity swap agreement, commodity option agreement or other similar agreement or arrangement designed to protect such Person against fluctuations in commodity prices.

        "Comparable Treasury Issue" means the United States treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the notes that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such notes. "Independent Investment Banker" means one of the Reference Treasury Dealers appointed by the Company.

        "Comparable Treasury Price" means, with respect to any redemption date:

          (a)  the average of the bid and ask prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third business day preceding such redemption date, as set forth in the most recently published statistical release designated "H.15(519)" (or any successor release) published by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States treasury securities adjusted to constant maturity under the caption "Treasury Constant Maturities," or

          (b)  if such release (or any successor release) is not published or does not contain such prices on such business day, the average of the Reference Treasury Dealer Quotations for such redemption date.

        "Consolidated Current Liabilities" means, as of any date of determination, the aggregate amount of liabilities of the Company and its consolidated Restricted Subsidiaries which may properly be classified as current liabilities (including taxes accrued as estimated), after eliminating:

          (a)  all intercompany items between the Company and any Restricted Subsidiary or between Restricted Subsidiaries, and

          (b)  all current maturities of long-term Debt.

        "Consolidated Interest Coverage Ratio" means, as of any date of determination, the ratio of:

          (a)  the aggregate amount of EBITDA for the most recent four consecutive fiscal quarters for which financial statements are publicly available prior to such determination date to

          (b)  Consolidated Interest Expense for such four fiscal quarters;

  provided, however, that:

            (1)  if

              (A)  since the beginning of such period the Company or any Restricted Subsidiary has Incurred any Debt that remains outstanding or Repaid any Debt, or

              (B)  the transaction giving rise to the need to calculate the Consolidated Interest Coverage Ratio is an Incurrence or Repayment of Debt,

    Consolidated Interest Expense for such period shall be calculated after giving effect on a pro forma basis to such Incurrence or Repayment as if such Debt was Incurred or Repaid on the first day of such period, provided that, in the event of any such Repayment of Debt, EBITDA for such period shall be calculated on a pro forma basis as if the Company or such Restricted Subsidiary had not earned any interest income actually earned during such period in respect of the funds used to Repay such Debt, and

            (2)  if

              (A)  since the beginning of such period the Company or any Restricted Subsidiary shall have made any Asset Sale or an Investment (by merger or otherwise) in any Restricted Subsidiary (or any Person which becomes a Restricted Subsidiary) or an acquisition of Property which constitutes all or substantially all of an operating unit of a business,

              (B)  the transaction giving rise to the need to calculate the Consolidated Interest Coverage Ratio is such an Asset Sale, Investment or acquisition, or

              (C)  since the beginning of such period any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the beginning of such period) shall have made such an Asset Sale, Investment or acquisition, then EBITDA for such period shall be calculated after giving pro forma effect to such Asset Sale, Investment or acquisition as if such Asset Sale, Investment or acquisition had occurred on the first day of such period.

        If any Debt bears a floating rate of interest and is being given pro forma effect, the interest expense on such Debt shall be calculated as if the base interest rate in effect for such floating rate of interest on the date of determination had been the applicable base interest rate for the entire period (taking into account any Interest Rate Agreement applicable to such Debt if such Interest Rate Agreement has a remaining term in excess of 12 months). In the event the Capital Stock of any Restricted Subsidiary is sold during the period, the Company shall be deemed, for purposes of clause (1) above, to have Repaid during such period the Debt of such Restricted Subsidiary to the extent the Company and its continuing Restricted Subsidiaries are no longer liable for such Debt after such sale.

        "Consolidated Interest Expense" means, for any period, the total interest expense of the Company and its consolidated Restricted Subsidiaries, plus, to the extent not included in such total interest expense, and to the extent Incurred by the Company or its Restricted Subsidiaries:

          (a)  interest expense attributable to leases constituting part of a Sale and Leaseback Transaction and to Capital Lease Obligations;

          (b)  amortization of debt discount and debt issuance cost, including commitment fees;

          (c)  capitalized interest;

          (d)  non-cash interest expense;

          (e)  commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing;

          (f)    net costs associated with Hedging Obligations (including amortization of fees);

          (g)  Disqualified Stock Dividends to the extent made to Persons other than the Company or a Restricted Subsidiary;

          (h)  Preferred Stock Dividends to the extent made to Persons other than the Company or a Restricted Subsidiary;

          (i)    interest Incurred in connection with Investments in discontinued operations;

          (j)    interest accruing on any Debt of any other Person to the extent such Debt is Guaranteed by the Company or any Restricted Subsidiary; and

          (k)  the cash contributions to any employee stock ownership plan or similar trust to the extent such contributions are used by such plan or trust to pay interest or fees to any Person (other than the Company) in connection with Debt Incurred by such plan or trust.

        "Consolidated Net Income" means, for any period, the net income (loss) of the Company and its consolidated Restricted Subsidiaries; provided, however, that there shall not be included in such Consolidated Net Income:

          (a)  any net income (loss) of any Person (other than the Company) if such Person is not a Restricted Subsidiary, except that:

            (1)  subject to the exclusion contained in clause (d) below, the equity of the Company and its consolidated Restricted Subsidiaries in the net income of any such Person for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash distributed by such Person during such period to the Company or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution to a Restricted Subsidiary, to the limitations contained in clause (c) below); and

            (2)  the equity of the Company and its consolidated Restricted Subsidiaries in a net loss of any such Person other than an Unrestricted Subsidiary for such period shall be included in determining such Consolidated Net Income;

          (b)  for purposes of Section 4.10 hereof only, any net income (loss) of any Person acquired by the Company or any of its consolidated Subsidiaries in a pooling of interests transaction for any period prior to the date of such acquisition;

          (c)  any net income (loss) of any Restricted Subsidiary if such Restricted Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions, directly or indirectly, to the Company, except that:

            (1)  subject to the exclusion contained in clause (d) below, the equity of the Company and its consolidated Restricted Subsidiaries in the net income of any such Restricted Subsidiary for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash distributed by such Restricted Subsidiary during such period to the Company or another Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution to another Restricted Subsidiary, to the limitation contained in this clause); and

            (2)  the equity of the Company and its consolidated Restricted Subsidiaries in a net loss of any such Restricted Subsidiary for such period shall be included in determining such Consolidated Net Income;

          (d)  any gain (but not loss) realized upon the sale or other disposition of any Property of the Company or any of its consolidated Subsidiaries (including pursuant to any Sale and Leaseback Transaction) that is not sold or otherwise disposed of in the ordinary course of business (provided that sales or other dispositions of assets in connection with any Qualified Securitization Transaction shall be deemed to be in the ordinary course);

          (e)  any extraordinary gain or loss;

          (f)    the cumulative effect of a change in accounting principles;

          (g)  any gain or loss arising from foreign currency fluctuations on foreign currency denominated Debt; and

          (h)  any non-cash compensation expense realized for grants of performance shares, stock options or other rights to officers, directors and employees of the Company or any Restricted

  Subsidiary, provided that such shares, options or other rights can be redeemed at the option of the holder only for Capital Stock of the Company (other than Disqualified Stock).

Notwithstanding the foregoing, for purposes of Section 4.10 hereof only, there shall be excluded from Consolidated Net Income any dividends, repayments of loans or advances or other transfers of Property from Unrestricted Subsidiaries to the Company or a Restricted Subsidiary to the extent such dividends, repayments or transfers increase the amount of Restricted Payments permitted pursuant to clause (a)(iii)(D) thereof.

        "Consolidated Net Tangible Assets" means, as of any date of determination, the sum of the amounts that would appear on a consolidated balance sheet of the Company and its consolidated Restricted Subsidiaries as the total assets (less accumulated depreciation and amortization, allowances for doubtful receivables, other applicable reserves and other properly deductible items) of the Company and its Restricted Subsidiaries, after giving effect to purchase accounting and after deducting therefrom Consolidated Current Liabilities and, to the extent otherwise included, the amounts of (without duplication):

          (a)  the excess of cost over fair market value of assets or businesses acquired;

          (b)  any revaluation or other write-up in book value of assets subsequent to the last day of the fiscal quarter of the Company immediately preceding the Issue Date as a result of a change in the method of valuation in accordance with GAAP;

          (c)  unamortized debt discount and expenses and other unamortized deferred charges, goodwill, patents, trademarks, service marks, trade names, copyrights, licenses, organization or developmental expenses and other intangible items;

          (d)  minority interests in consolidated Subsidiaries held by Persons other than the Company or any Restricted Subsidiary;

          (e)  treasury stock;

          (f)    cash or securities set aside and held in a sinking or other analogous fund established for the purpose of redemption or other retirement of Capital Stock to the extent such obligation is not reflected in Consolidated Current Liabilities; and

          (g)  Investments in and assets of Unrestricted Subsidiaries.

        "Consolidated Net Worth" means the total of the amounts shown on the consolidated balance sheet of the Company and its Restricted Subsidiaries as of the end of the most recent fiscal quarter of the Company for which financial statements are publicly available prior to the taking of any action for the purpose of which the determination is being made, as:

          (a)  the par or stated value of all outstanding Capital Stock of the Company, plus

          (b)  paid-in capital or capital surplus relating to such Capital Stock, plus

          (c)  any retained earnings or earned surplus, less:

            (1)  any accumulated deficit, and

            (2)  any amounts attributable to Disqualified Stock.

        "Corporate Trust Office of the Trustee" means the principal office of the Trustee at which at any time its corporate trust business shall be administered, which office at the date hereof is located at 101 Barclay Street, Floor 21 West, New York, New York 10286, Attention: Global Finance Unit, or such other address as the Trustee may designate from time to time by notice to the Holders and the Company, or the principal corporate trust office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the Holders and the Company).

        "Currency Exchange Protection Agreement" means, in respect of a Person, any foreign exchange contract, currency swap agreement, currency option or other similar agreement or arrangement designed to protect such Person against fluctuations in currency exchange rates.

        "Custodian" means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.03 hereof as Custodian with respect to the Notes, any and all successors thereto appointed as custodian hereunder and having become such pursuant to the applicable provisions of this Indenture.

        "Debt" means, with respect to any Person on any date of determination (without duplication):

          (a)  the principal of and premium (if any) in respect of:

            (1)  debt of such Person for money borrowed, and

            (2)  debt evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable;

          (b)  all Capital Lease Obligations of such Person and all Attributable Debt in respect of Sale and Leaseback Transactions entered into by such Person;

          (c)  all obligations of such Person representing the deferred purchase price of Property, all conditional sale obligations of such Person and all obligations of such Person under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business);

          (d)  all obligations of such Person for the reimbursement of any obligor on any letter of credit, bankers' acceptance or similar credit transaction (other than obligations with respect to letters of credit securing obligations (other than obligations described in (a) through (c) above) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the third Business Day following receipt by such Person of a demand for reimbursement following payment on the letter of credit);

          (e)  the amount of all obligations of such Person with respect to the Repayment of any Disqualified Stock or, with respect to any Subsidiary of such Person, any Preferred Stock (but excluding, in each case, any accrued dividends);

          (f)    all obligations of the type referred to in clauses (a) through (e) above of other Persons and all dividends of other Persons for the payment of which, in either case, such Person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including by means of any Guarantee;

          (g)  all obligations of the type referred to in clauses (a) through (f) above of other Persons secured by any Lien on any Property of such Person (whether or not such obligation is assumed by such Person), the amount of such obligation being deemed to be the lesser of the Fair Market Value of such Property and the amount of the obligation so secured; and

          (h)  to the extent not otherwise included in this definition, Hedging Obligations of such Person.

The amount of Debt of any Person at any date shall be the outstanding balance, or the accreted value of such Debt in the case of Debt issued with original issue discount, at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date. The amount of Debt represented by a Hedging Obligation shall be equal to:

            (1)  zero if such Hedging Obligation has been Incurred pursuant to clause (v), (vi) or (vii) of Section 4.09(b) hereof; or

            (2)  the notional amount of such Hedging Obligation if not Incurred pursuant to such clauses.

        Notwithstanding the foregoing, Debt shall not include (a) any endorsements for collection or deposits in the ordinary course of business, (b) any realization of a Permitted Lien, and (c) Debt that has been defeased or satisfied in accordance with the terms of the documents governing such Indebtedness. With respect to any Debt denominated in a foreign currency, for purposes of determining compliance with any Canadian-dollar denominated restriction on the Incurrence of such Debt under Section 4.09 hereof, the amount of such Debt shall be calculated based on the currency exchange rate in effect at the end of the fiscal quarter for which financial statements are publicly available.

        "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

        "Definitive Note" means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.06 hereof, in substantially the form of Exhibit A hereto except that such Note shall not bear the Global Note Legend and shall not have the "Schedule of Exchanges of Interests in the Global Note" attached thereto.

        "Depositary" means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.03 hereof as the Depositary with respect to the Notes, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provisions of this Indenture.

        "Disqualified Stock" means, with respect to any Person, any Capital Stock that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable, in either case at the option of the holder thereof) or otherwise:

          (a)  matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise,

          (b)  is or may become redeemable or repurchaseable at the option of the holder thereof, in whole or in part, or

          (c)  is convertible or exchangeable at the option of the holder thereof for Debt or Disqualified Stock,

on or prior to, in the case of clause (a), (b) or (c), 180 days after the Stated Maturity of the Notes.

        "Disqualified Stock Dividends" means all dividends with respect to Disqualified Stock of the Company held by Persons other than a Wholly Owned Restricted Subsidiary. The amount of any such dividend shall be equal to the quotient of such dividend divided by the difference between one and the maximum statutory federal income tax rate (expressed as a decimal number between 1 and 0) then applicable to the Company.

        "Distribution Compliance Period" means the 40-day distribution compliance period as defined in Regulation S.

        "EBITDA" means, for any period, an amount equal to, for the Company and its consolidated Restricted Subsidiaries:

          (a)  the sum of Consolidated Net Income for such period, plus the following to the extent reducing Consolidated Net Income for such period:

            (1)  the provision for taxes based on income or profits or utilized in computing net loss;

            (2)  Consolidated Interest Expense;

            (3)  depreciation;

            (4)  amortization of intangibles; and

            (5)  any other non-cash items (other than any such non-cash item to the extent that it represents an accrual of or reserve for cash expenditures in any future period), minus

          (b)  all non-cash items increasing Consolidated Net Income for such period (other than any such non-cash item to the extent that it will result in the receipt of cash payments in any future period).

Notwithstanding the foregoing clause (a), the provision for taxes and the depreciation, amortization and non-cash items of a Restricted Subsidiary shall be added to Consolidated Net Income to compute EBITDA only to the extent (and in the same proportion) that the net income of such Restricted Subsidiary was included in calculating Consolidated Net Income and only if a corresponding amount would be permitted at the date of determination to be dividended to the Company by such Restricted Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to such Restricted Subsidiary or its shareholders.

        "Euroclear" means Euroclear Bank, S.A./N.V., as operator of the Euroclear systems, and any successor thereto.

        "Exchange Act" means the Securities Exchange Act of 1934, as amended.

        "Exchange Notes" means Notes issued in the Exchange Offer pursuant to Section 2.06(e)(iv) hereof as evidence of the same continuing Debt of the Company under, and in exchange for, any Notes.

        "Exchange Offer" means an offer by the Company to issue and deliver to the Holders that are not prohibited by any law or policy of the Commission from participating in such offer, in exchange for the Initial Notes or any Additional Notes, as the case may be, a like principal amount of Exchange Notes, as set forth in the Registration Rights Agreement.

        "Exchange Offer Registration Statement" has the meaning set forth in the Registration Rights Agreement.

        "Fair Market Value" means, with respect to any Property, the price that could be negotiated in an arm's-length free market transaction, for cash, between a willing seller and a willing buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Fair Market Value shall be determined, except as otherwise provided,

          (a)  if such Property has a Fair Market Value equal to or less than $10.0 million, by any Officer of the Company, or

          (b)  if such Property has a Fair Market Value in excess of $10.0 million, by a majority of the Board of Directors and evidenced by a Board Resolution, dated within 30 days of the relevant transaction, delivered to the Trustee.

        "Foreign Subsidiary" means any Subsidiary which is not organized under the laws of Canada or any province thereof, or the United States of America or any State thereof or the District of Columbia.

        "GAAP" means generally accepted accounting principles in Canada, consistently applied, which are in effect from time to time.

        "Global Note Legend" means the legend set forth in Section 2.06(f)(ii), which is required to be placed on all Global Notes issued under this Indenture.

        "Global Notes" means one or more global Notes registered in the name of the Depositary or its nominee issued in accordance with Article 2 hereof substantially in the form of Exhibit A hereto and bearing the Global Note Legend and including the "Schedule of Exchanges of Interests in the Global Note" attached thereto.

        "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Debt of any other Person and any obligation, direct or indirect, contingent or otherwise, of such Person:

          (a)  to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay or to maintain financial statement conditions or otherwise), or

          (b)  entered into for the purpose of assuring in any other manner the obligee against loss in respect thereof (in whole or in part);

provided, however, that the term "Guarantee" shall not include:

            (1)  endorsements for collection or deposit in the ordinary course of business, or

            (2)  a contractual commitment by one Person to invest in another Person for so long as such Investment is reasonably expected to constitute a Permitted Investment under clause (a) or (b) of the definition of "Permitted Investment."

The term "Guarantee" used as a verb has a corresponding meaning.

        "Guarantor" means any Person Guaranteeing any obligation.

        "Hedging Obligation" of any Person means any obligation of such Person pursuant to any Interest Rate Agreement, Currency Exchange Protection Agreement, Commodity Price Protection Agreement or any other similar agreement or arrangement.

        "Holder" means a Person in whose name a Note is registered.

        "IAI Global Note" means a Global Note in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with and registered in the name of the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold to Institutional Accredited Investors, if any.

        "Income Tax Act" means the Income Tax Act (Canada).

        "Incur" means, with respect to any Debt or other obligation of any Person, to create, issue, incur (by merger, conversion, exchange or otherwise), extend, assume, Guarantee or become liable in respect of such Debt or other obligation or the recording, as required pursuant to GAAP or otherwise, of any such Debt or obligation on the balance sheet of such Person (and "Incurrence" and "Incurred" shall have meanings correlative to the foregoing); provided, however, that a change in GAAP that results in an obligation of such Person that exists at such time, and is not theretofore classified as Debt, becoming Debt shall not be deemed an Incurrence of such Debt; provided further, however, that any Debt or other obligations of a Person existing at the time such Person becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Subsidiary at the time it becomes a Subsidiary; and provided further, however, that solely for purposes of determining compliance with Section 4.09 hereof, amortization of debt discount shall not be deemed to be the Incurrence of Debt, provided that in the case of Debt sold at a discount, the amount of such Debt Incurred shall at all times be the aggregate principal amount at Stated Maturity.

        "Indenture" means this instrument, as originally executed or as it may from time to time be supplemented or amended in accordance with Article 9 hereof.

        "Independent Financial Advisor" means an investment banking firm of national standing or any third-party appraiser of national standing in Canada or the United States, provided that such firm or appraiser is not an Affiliate of the Company.

        "Indirect Participant" means a Person who holds a beneficial interest in a Global Note through a Participant.

        "Initial Notes" means US$450,000,000 aggregate principal amount of Notes issued under this Indenture on the date hereof.

        "Institutional Accredited Investor" means an institution that is an "accredited investor" as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

        "Interest Payment Dates" shall have the meaning set forth in paragraph 1 of the Note.

        "Interest Rate Agreement" means, for any Person, any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or other similar agreement designed to protect against fluctuations in interest rates.

        "Investment" by any Person means any direct or indirect loan (other than advances to customers in the ordinary course of business that are recorded as accounts receivable on the balance sheet of such Person), advance or other extension of credit or capital contribution (by means of transfers of cash or other Property to others or payments for Property or services for the account or use of others, or otherwise) to, or Incurrence of a Guarantee of any obligation of, or purchase or acquisition of Capital Stock, bonds, notes, debentures or other securities or evidence of Debt issued by, any other Person. For purposes of Sections 4.10 and 4.17 hereof and the definitions of "Restricted Payment" and "Unrestricted Subsidiary," the term "Investment" shall include the portion (proportionate to the Company's equity interest in such Subsidiary) of the Fair Market Value of the net assets of any Subsidiary of the Company at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Company shall be deemed to continue to have a permanent "Investment" in an Unrestricted Subsidiary of an amount (if positive) equal to:

          (a)  the Company's "Investment" in such Subsidiary at the time of such redesignation, less

          (b)  the portion (proportionate to the Company's equity interest in such Subsidiary) of the Fair Market Value of the net assets of such Subsidiary at the time of such redesignation.

In determining the amount of any Investment made by transfer of any Property other than cash, such Property shall be valued at its Fair Market Value at the time of such Investment.

        "Investment Grade Rating" means a rating equal to or higher than Baa3 (or the equivalent) by Moody's and BBB- (or the equivalent) by S&P.

        "Investment Grade Status" shall be deemed to have been reached on the date that the Notes have an Investment Grade Rating from both Rating Agencies.

        "Issue Date" means the date on which the Notes are initially issued.

        "Legal Holiday" means a Saturday, a Sunday or a day on which banking institutions in New York City, Montreal, the city in which the Corporate Trust Office of the Trustee is located, or at a place of payment are authorized by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue on such payment for the intervening period.

        "Lien" means, with respect to any Property of any Person, any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, security interest, lien, charge, easement (other than any easement not materially impairing usefulness or marketability), encumbrance, preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever on or with respect to such Property (including any Capital Lease Obligation, conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing or any Sale and Leaseback Transaction).

        "Letter of Transmittal" means the letter of transmittal to be prepared by the Company and sent to all Holders of the Initial Notes for use by such Holders in connection with the Exchange Offer.

        "Moody's" means Moody's Investors Service, Inc. or any successor to the rating agency business of Moody's Investors Service, Inc.

        "Net Available Cash" from any Asset Sale means cash payments received therefrom (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Debt or other obligations relating to the Property that is the subject of such Asset Sale or received in any other non-cash form), in each case net of:

          (a)  all legal, title, accounting and recording tax expenses, commissions and other fees and expenses incurred, and all Federal, state, provincial, foreign and local taxes required to be accrued as a liability under GAAP, as a consequence of such Asset Sale;

          (b)  all payments made on or in respect of any Debt that is secured by any Property subject to such Asset Sale, in accordance with the terms of any Lien upon such Property, or which must by its terms, or in order to obtain a necessary consent to such Asset Sale, or by applicable law, be repaid out of the proceeds from such Asset Sale;

          (c)  all distributions and other payments required to be made to minority interest holders in Subsidiaries or joint ventures as a result of such Asset Sale;

          (d)  the deduction of appropriate amounts provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the Property disposed in such Asset Sale and retained by the Company or any Restricted Subsidiary after such Asset Sale, including pension and other postemployment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale; and

          (e)  payments of unassumed liabilities (not constituting Debt) relating to the assets sold at the time of, or within 30 days after, the date of such sale.

        "New Revolving Credit Facility" means the Debt represented by:

          (a)  one or more debt facilities or commercial paper facilities, in each case with banks or other institutional lenders providing for revolving credit loans, term loans or letters of credit, including, without limitation, the Credit Agreement, dated as of the date hereof, among the Company, certain of its Subsidiaries, the lenders party thereto and The Bank of Nova Scotia, as Administrative and Collateral Agent, together with the related documents thereto (including, without limitation, any guarantee agreements and security documents), as the same may be amended, supplemented or otherwise modified from time to time, including amendments, supplements or modifications relating to the addition or elimination of Subsidiaries of the Company as borrowers, guarantors or other credit parties thereunder; and

          (b)  any renewal, extension, refunding, restructuring, replacement or refinancing thereof (whether with the original Administrative and Collateral Agent and lenders or another administrative agent or agents or one or more other lenders and whether provided under the original New Revolving Credit Facility or one or more other credit or other agreements or notes or other securities issued pursuant to indentures).

        "Non-Recourse Debt" means Debt:

          (a)  as to which neither the Company nor any Restricted Subsidiary (i) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Debt), (ii) is directly or indirectly liable as a guarantor or otherwise, or (iii) constitutes the lender;

          (b)  no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both any holder of any Debt (other than the Notes) of the Company or any Restricted Subsidiary to declare a default on such other Debt or cause the payment thereof to be accelerated or payable prior to its stated maturity; and

          (c)  as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of the Company or any Restricted Subsidiary.

        "Obligations" means all obligations for principal, premium, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Debt.

        "Officer" means the Chairman, Chief Executive Officer, the President, the Chief Financial Officer or any Vice President of the Company.

        "Officers' Certificate" means a certificate signed by two Officers of the Company, at least one of whom shall be the principal executive officer or principal financial officer of the Company, and delivered to the Trustee.

        "Opinion of Counsel" means a written opinion from legal counsel who is reasonably acceptable to the Trustee. The counsel may be an employee of or counsel to the Company.

        "Participant" means, with respect to the Depositary, Euroclear or Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively, and, with respect to The Depository Trust Company, shall include Euroclear and Clearstream.

        "Permitted Holders" means (i) each of Laurent Lemaire, Bernard Lemaire and Alain Lemaire; (ii) the spouse, parents, siblings, descendants (including children or grandchildren by adoption) of any Person referred to in clause (i) or of such spouse or siblings; (iii) in the event of the incompetence or death of any of the Persons referred to in clauses (i) or (ii), such Person's estate, executor, administrator, committee or other personal representative in each case who at any particular date shall beneficially own or have the right to acquire, directly or indirectly, Voting Stock of the Company;

(iv) any trusts or foundations created for the sole benefit of any of the Persons referred to in clauses (i) through (iii) or any trust or foundation for the benefit of such trust or foundation; or (v) any Person of which any of the Persons referred to in clauses (i) through (iv)"beneficially owns" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act) on a fully diluted basis all the Voting Stock of such Person or is the sole trustee or general partner, or otherwise has the sole power to manage the business and affairs of such Person.

        "Permitted Investment" means any Investment by the Company or a Restricted Subsidiary in:

          (a)  the Company or any Restricted Subsidiary (including any non-wholly owned Restricted Subsidiary) or any Person that will, upon the making of such Investment, become a Restricted Subsidiary, provided that the primary business of such Person is a Related Business;

          (b)  any Person if as a result of such Investment such Person (i) becomes a Restricted Subsidiary that is a Subsidiary Guarantor or (ii) is merged or consolidated with or into, or transfers or conveys all or substantially all its Property to, the Company or a Restricted Subsidiary that is a Subsidiary Guarantor, provided that such Person's primary business is a Related Business;

          (c)  Temporary Cash Investments;

          (d)  receivables owing to the Company or a Restricted Subsidiary, if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Company or such Restricted Subsidiary deems reasonable under the circumstances;

          (e)  payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;

          (f)    loans and advances to employees made in the ordinary course of business of the Company or such Restricted Subsidiary, as the case may be, provided that such loans and advances do not exceed $5.0 million at any one time outstanding;

          (g)  stock, obligations or other securities received in settlement of debts created in the ordinary course of business and owing to the Company or a Restricted Subsidiary or in satisfaction of judgments, including as the result of any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of a trade creditor or customer;

          (h)  any Person to the extent such Investment represents the non-cash portion of the consideration received in connection with an Asset Sale consummated in compliance with Section 4.12 hereof or a transaction not constituting an Asset Sale by reason of the $10.0 million threshold contained in clause (4) of the second paragraph in the definition of "Asset Sale;"

          (i)    lease, utility and other similar deposits in the ordinary course of business;

          (j)    any assets or Capital Stock of any Person made out of the net cash proceeds of the substantially concurrent sale of Capital Stock of the Company (other than Disqualified Stock) or the consideration for which consists solely of Capital Stock (other than Disqualified Stock) of the Company; provided that the issuance of such Capital Stock shall be included in the calculation set forth in clause (a)(iii)(B) of Section 4.10 hereof at any one time outstanding;

          (k)  Hedging Obligations entered into for bona fide hedging purposes and not for speculation and otherwise permitted by this Indenture;

          (l)    any assets acquired as a result of a foreclosure by the Company or such Restricted Subsidiary with respect to any secured Permitted Investment or other transfer of title with respect to any secured Permitted Investment in default;

          (m)  purchases and acquisitions of inventory, supplies, materials and equipment or licenses or leases or intellectual property, in any case, in the ordinary course of business and otherwise in accordance with this Indenture;

          (n)  purchases aggregating up to $30.0 million of the Capital Stock of Dopaco Inc., pursuant to the provisions of the Shareholders Agreement, dated as of May 2, 1997, between Edward P. Fitts, Jr., Edward P. Fitts, Jr., as voting trustee, Cascades Boxboard U.S. Holdings, Inc., Cascades Boxboard Group Inc. and Cascades Boxboard Inc. permitting the Company to increase its aggregate shareholdings in Dopaco to a total of 50%; and

          (o)  other Investments made for Fair Market Value that do not exceed $35.0 million in the aggregate outstanding at any one time.

        "Permitted Joint Venture" means any Person which is not a Subsidiary and is, directly or indirectly, through its subsidiaries or otherwise, engaged principally in a Related Business, and the Capital Stock of which is owned by the Company or its Restricted Subsidiaries, on the one hand, and one or more Persons other than the Company or any Affiliate of the Company, on the other hand.

        "Permitted Liens" means:

          (a)  Liens in favor of the Company or any Subsidiary Guarantor;

          (b)  Liens to secure Debt permitted to be Incurred under clause (ii) of Section 4.09(b) hereof; provided that any such Lien is limited to (x) the accounts receivable and inventory of the Company and the Restricted Subsidiaries and (y) other assets of the Company and the Restricted Subsidiaries to the extent and as provided in the New Revolving Credit Facility on the Issue Date;

          (c)  Liens to secure Debt permitted to be Incurred under clause (iii) of Section 4.09(b) hereof; provided that any such Lien may not extend to any Property of the Company or any Restricted Subsidiary, other than the Property acquired, constructed or leased with the proceeds of such Debt and any improvements or accessions to such Property;

          (d)  Liens for taxes, assessments or governmental charges or levies on the Property of the Company or any Restricted Subsidiary if the same shall not at the time be delinquent or thereafter can be paid without penalty, or are being contested in good faith and by appropriate proceedings promptly instituted and diligently concluded, provided that any reserve or other appropriate provision that shall be required in conformity with GAAP shall have been made therefor;

          (e)  Liens imposed by law, such as carriers', warehousemen's and mechanics' Liens and other similar Liens, on the Property of the Company or any Restricted Subsidiary arising in the ordinary course of business and securing payment of obligations that are not more than 60 days past due or are being contested in good faith and by appropriate proceedings;

          (f)    Liens in favor of customs and revenue authorities arising in the ordinary course of business and as a matter of law to secure payment of customs duties;

          (g)  Liens arising as a result of litigation or legal proceedings that are currently being contested in good faith by appropriate and diligent action, including any Lien arising as a result of any judgment rendered against the Company or its Subsidiaries;

          (h)  Liens granted in connection with a Qualified Securitization Transaction;

          (i)    Liens on the Property of the Company or any Restricted Subsidiary Incurred in the ordinary course of business to secure performance of obligations with respect to statutory or regulatory requirements, performance or return-of-money bonds, surety bonds or other obligations of a like nature and Incurred in a manner consistent with industry practice, in each case which are not Incurred in connection with the borrowing of money, the obtaining of advances or credit or the payment of the deferred purchase price of Property and which do not in the aggregate impair in any material respect the use of Property in the operation of the business of the Company and the Restricted Subsidiaries taken as a whole;

          (j)    Liens on Property (together with general intangibles and proceeds relating to such property) at the time the Company or any Restricted Subsidiary acquired such Property, including any acquisition by means of a merger or consolidation with or into the Company or any Restricted Subsidiary; provided, however, that any such Lien may not extend to any other Property of the Company or any Restricted Subsidiary; provided further, however, that such Liens shall not have been Incurred in anticipation of or in connection with the transaction or series of transactions pursuant to which such Property was acquired by the Company or any Restricted Subsidiary;

          (k)  Liens on the Property of a Person at the time such Person becomes a Restricted Subsidiary or is merged into or consolidated with the Company or a Restricted Subsidiary; provided, however, that any such Lien may not extend to any other Property of the Company or any other Restricted Subsidiary that is not a direct Subsidiary of such Person; provided further, however, that any such Lien was not Incurred in anticipation of or in connection with the transaction or series of transactions pursuant to which such Person became a Restricted Subsidiary;

          (l)    pledges or deposits by the Company or any Restricted Subsidiary under workers' compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Debt) or leases to which the Company or any Restricted Subsidiary is party, or deposits to secure public or statutory obligations of the Company, or deposits for the payment of rent, in each case Incurred in the ordinary course of business;

          (m)  utility easements, building restrictions, rights-of-ways, irregularities of title and such other encumbrances or charges against real Property as are of a nature generally existing with respect to properties of a similar character;

          (n)  Liens to secure Hedging Obligations made in the ordinary course of business and not for the purpose of speculation to the extent otherwise permitted by this Indenture;

          (o)  Liens existing on the Issue Date not otherwise described in clauses (a) through (n) above;

          (p)  Liens granted to secure the Notes pursuant to Section 4.11 hereof;

          (q)  Liens on the Property of the Company or any Restricted Subsidiary to secure any Refinancing, in whole or in part, of any Debt secured by Liens referred to in clause (c), (j), (k) or (o) above; provided, however, that any such Lien shall be limited to all or part of the same Property that secured the original Lien (together with improvements and accessions to such Property) and the aggregate principal amount of Debt that is secured by such Lien shall not be increased to an amount greater than the sum of:

            (1)  the outstanding principal amount, or, if greater, the committed amount, of the Debt secured by Liens described under clause (c), (j), (k) or (o) above, as the case may be, at the time the original Lien became a Permitted Lien under this Indenture, and

            (2)  an amount necessary to pay any fees and expenses, including premiums and defeasance costs, incurred by the Company or such Restricted Subsidiary in connection with such Refinancing; and

          (r)  Liens not otherwise permitted by clauses (a) through (q) above encumbering Property having an aggregate Fair Market Value not in excess of 5% of Consolidated Net Tangible Assets, as determined based on the consolidated balance sheet of the Company as of the end of the most recent fiscal quarter ending at least 45 days prior to the date any such Lien shall be Incurred.

        "Permitted Refinancing Debt" means any Debt that Refinances any other Debt, including any successive Refinancings, so long as:

          (a)  such Debt is in an aggregate principal amount (or if Incurred with original issue discount, an aggregate issue price) not in excess of the sum of:

            (1)  the aggregate principal amount (or if Incurred with original issue discount, the aggregate accreted value) then outstanding of the Debt being Refinanced, and

            (2)  an amount necessary to pay any fees and expenses, including premiums and defeasance costs, related to such Refinancing,

          (b)  the Average Life of such Debt is equal to or greater than the Average Life of the Debt being Refinanced,

          (c)  the Stated Maturity of such Debt is no earlier than the Stated Maturity of the Debt being Refinanced, and

          (d)  the new Debt shall not be senior in right of payment to the Debt that is being Refinanced,

provided, however, that Permitted Refinancing Debt shall not include:

          (x)  Debt of a Subsidiary that is not a Subsidiary Guarantor that Refinances Debt of the Company or a Subsidiary Guarantor, or

          (y)  Debt of the Company or a Restricted Subsidiary that Refinances Debt of an Unrestricted Subsidiary.

        "Person" means any individual, corporation, company (including any limited liability company), association, partnership, joint venture, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

        "Predecessor Note" of any particular Note means every previous Note evidencing all or a portion of the same Debt as that evidenced by such particular Note; provided that no such Predecessor Note shall be deemed to be outstanding at the same time as such particular Note.

        "Preferred Stock" of any Person means any Capital Stock of such Person, however designated, which entitles the holder thereof to a preference with respect to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of any other class of Capital Stock issued by such Person.

        "Preferred Stock Dividends" means all dividends with respect to Preferred Stock of Restricted Subsidiaries held by Persons other than the Company or a Wholly Owned Restricted Subsidiary. The amount of any such dividend shall be equal to the quotient of such dividend divided by the difference between one and the maximum statutory federal income rate (expressed as a decimal number between 1 and 0) then applicable to the issuer of such Preferred Stock.

        "Private Placement Legend" means the legend set forth in Section 2.06(g)(i) hereof to be placed on all Notes issued under this Indenture except as otherwise permitted by the provisions of this Indenture.

        "pro forma" means, with respect to any calculation made or required to be made pursuant to the terms hereof, a calculation performed in accordance with Article 11 of Regulation S-X promulgated under the Securities Act, as interpreted in good faith by the Board of Directors after consultation with the independent certified public accountants of the Company, or otherwise a calculation made in good faith by the Board of Directors after consultation with the independent certified public accountants of the Company, as the case may be.

        "Property" means, with respect to any Person, any interest of such Person in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, including Capital Stock in, and other securities of, any other Person. For purposes of any calculation required pursuant to this Indenture, the value of any Property shall be its Fair Market Value.

        "Purchase Money Debt" means Debt:

          (a)  consisting of the deferred purchase price of Property, conditional sale obligations, obligations under any title retention agreement, other purchase money obligations and obligations in respect of industrial revenue bonds, in each case where the maturity of such Debt does not exceed the anticipated useful life of the Property being financed, and

          (b)  Incurred to finance the acquisition, construction or lease by the Company or a Restricted Subsidiary of such Property, including additions and improvements thereto (whether through the direct purchase of assets or through the acquisition of at least a majority of the Voting Stock of any Person owning such assets);

provided, however, that such Debt is Incurred within 180 days after the acquisition, construction or lease of such Property by the Company or such Restricted Subsidiary.

        "QIB" means a "qualified institutional buyer" as defined in Rule 144A.

        "Qualified Equity Offering" means a primary offering of common stock of the Company in the United States of at least $50.0 million to Persons who are not Affiliates of the Company.

        "Qualified Securitization Transaction" means any transaction or series of transactions that may be entered into by the Company or any Restricted Subsidiary in connection with or reasonably related to a transaction or series of transactions in which the Company or any Restricted Subsidiary may sell, convey or otherwise transfer to (1) a Special Purpose Vehicle or (2) any other Person, or may grant a security interest in, any equipment and related assets (including contract rights) or Receivables or interests therein secured by goods or services financed thereby (whether such Receivables are then existing or arising in the future) of the Company or any Restricted Subsidiary, and any assets relating thereto including, without limitation, all security or ownership interests in goods or services financed thereby, the proceeds of such Receivables, and other assets which are customarily sold or in respect of which security interests are customarily granted in connection with securitization transactions involving such assets, as any agreement governing any such transactions may be renewed, refinanced, amended, restated or modified from time to time.

        "Quebec Subsidiary" means any Subsidiary of the Company that is incorporated under the Companies Act (Quebec).

        "Rating Agencies" mean Moody's and S&P.

        "Receivables" means any right of payment from or on behalf of any obligor, whether constituting an account, chattel paper, instrument, general intangible or otherwise, arising from the financing by the Company or any Restricted Subsidiary of goods or services, and monies due thereunder, security or ownership interests in the goods and services financed thereby, records relating thereto, and the right to payment of any interest or finance charges and other obligations with respect thereto, proceeds from claims on insurance policies related thereto, any other proceeds related thereto, and other related rights.

        "Reference Treasury Dealer" means Salomon Smith Barney Inc. and its successors; provided, however, that if it shall cease to be a primary U.S. Government securities dealer in New York City (a "Primary Treasury Dealer"), the Company shall substitute therefor another Primary Treasury Dealer.

        "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Trustee, of the bid and asked prices for the

Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m. on the third business day preceding such redemption date.

        "Refinance" means, in respect of any Debt, to refinance, extend, renew, refund, repay, prepay, repurchase, redeem, defease or retire, or to issue other Debt, in exchange or replacement for, such Debt. "Refinanced" and "Refinancing" shall have correlative meanings.

        "Registration Rights Agreement" means the Registration Rights Agreement dated as of the date hereof, among the Company, the Subsidiary Guarantors and the initial purchasers named therein, as such agreement may be amended, modified or supplemented from time to time and, with respect to any Additional Notes, one or more registration rights agreements between the Company and the other parties thereto, as such agreement(s) may be amended, modified or supplemented from time to time, relating to rights given by the Company to the purchasers of Additional Notes to register such Additional Notes under the Securities Act.

        "Regular Record Date" for the interest payable on any Interest Payment Date means the date specified on the face of the Note.

        "Regulation S" means Regulation S promulgated under the Securities Act.

        "Regulation S Global Note" means the Global Note in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with and registered in the name of the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes initially sold in reliance on Rule 903 of Regulation S.

        "Related Business" means any business that is related, ancillary or complementary to the businesses of the Company and the Restricted Subsidiaries on the Issue Date.

        "Repay" means, in respect of any Debt, to repay, prepay, repurchase, redeem, legally defease or otherwise retire such Debt. "Repayment" and "Repaid" shall have correlative meanings. For purposes of Section 4.12 and the definition of "Consolidated Interest Coverage Ratio," Debt shall be considered to have been Repaid only to the extent the related loan commitment, if any, shall have been permanently reduced in connection therewith.

        "Responsible Officer," shall mean, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person's knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

        "Restricted Definitive Note" means one or more Definitive Notes bearing the Private Placement Legend.

        "Restricted Global Notes" means one or more 144A Global Notes, IAI Global Notes and Regulation S Global Notes and any other Global Notes bearing the Private Placement Legend.

        "Restricted Payment" means:

          (a)  any dividend or distribution (whether made in cash, securities or other Property) declared or paid on or with respect to any shares of Capital Stock of the Company or any Restricted Subsidiary (including any payment in connection with any merger or consolidation with or into the Company or any Restricted Subsidiary), except for any dividend or distribution that is made solely to the Company or a Restricted Subsidiary (and, if such Restricted Subsidiary is not a Wholly Owned Restricted Subsidiary, to the other shareholders of such Restricted Subsidiary on a pro rata basis or on a basis that results in the receipt by the Company or a Restricted Subsidiary of dividends or distributions of greater value than it would receive on a pro rata basis) or any dividend or distribution payable solely in shares of Capital Stock (other than Disqualified Stock) of the Company, and except for pro rata dividends or other distributions made by a Subsidiary that is not a Wholly Owned Subsidiary to minority stockholders;

          (b)  the purchase, repurchase, redemption, acquisition or retirement for value of any Capital Stock of the Company or any Restricted Subsidiary (other than from the Company or a Restricted Subsidiary) or any securities exchangeable for or convertible into any such Capital Stock, including the exercise of any option to exchange any Capital Stock (other than for or into Capital Stock of the Company that is not Disqualified Stock);

          (c)  the purchase, repurchase, redemption, acquisition or retirement for value, prior to the date for any scheduled maturity, sinking fund or amortization or other installment payment, of any Subordinated Obligation (other than the purchase, repurchase or other acquisition of any Subordinated Obligation purchased in anticipation of satisfying a scheduled maturity, sinking fund or amortization or other installment obligation, in each case due within one year of the date of acquisition); or

          (d)  any Investment (other than Permitted Investments) in any Person.

        "Restricted Subsidiary" means any Subsidiary of the Company other than an Unrestricted Subsidiary.

        "Rule 144" means Rule 144 promulgated under the Securities Act.

        "Rule 144A" means Rule 144A promulgated under the Securities Act.

        "Rule 903" means Rule 903 promulgated under the Securities Act.

        "Rule 904" means Rule 904 promulgated under the Securities Act.

        "S&P" means Standard & Poor's Ratings Services, a division of the McGraw-Hill Companies, Inc., or any successor to the rating agency business of Standard & Poor's Ratings Services.

        "Sale and Leaseback Transaction" means any direct or indirect arrangement relating to Property now owned or hereafter acquired whereby the Company or a Restricted Subsidiary transfers such Property to another Person and the Company or a Restricted Subsidiary leases it from such Person.

        "Securities Act" means the Securities Act of 1933, as amended.

        "Senior Debt" of the Company means:

          (a)  all obligations consisting of the principal, premium, if any, and accrued and unpaid interest and Special Interest, if any (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company to the extent post-filing interest is allowed in such proceeding), in respect of:

            (1)  Debt of the Company for borrowed money, and

            (2)  Debt of the Company evidenced by notes, debentures, bonds or other similar instruments permitted under this Indenture for the payment of which the Company is responsible or liable;

          (b)  all Capital Lease Obligations of the Company and all Attributable Debt in respect of Sale and Leaseback Transactions entered into by the Company;

          (c)  all obligations of the Company

            (1)  for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction,

            (2)  under Hedging Obligations, or

            (3)  issued or assumed as the deferred purchase price of Property and all conditional sale obligations of the Company and all obligations under any title retention agreement permitted under this Indenture; and

          (d)  all obligations of other Persons of the type referred to in clauses (a), (b) and (c) for the payment of which the Company is responsible or liable as Guarantor;

provided, however, that Senior Debt shall not include:

          (A)  Debt of the Company that is by its terms subordinate in right of payment to the Notes;

          (B)  any Debt Incurred in violation of the provisions of this Indenture;

          (C)  accounts payable or any other obligations of the Company to trade creditors created or assumed by the Company in the ordinary course of business in connection with the obtaining of materials or services (including Guarantees thereof or instruments evidencing such liabilities);

          (D)  any liability for federal, state, provincial, local or other taxes owed or owing by the Company;

          (E)  any obligation of the Company to any Subsidiary; or

          (F)  any obligations with respect to any Capital Stock of the Company.

        "Senior Debt" of any Subsidiary Guarantor has a correlative meaning.

        "Shelf Registration Statement" means the Shelf Registration Statement as defined in the Registration Rights Agreement.

        "Significant Subsidiary" means any Subsidiary that would be a "significant subsidiary" of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the Commission.

        "Special Interest" means the additional interest, if any, to be paid on the Notes as a result of any registration default as set forth in the Registration Rights Agreement.

        "Special Purpose Vehicle" means a bankruptcy-remote entity or trust or other special purpose entity which is formed by the Company, any Subsidiary of the Company or any other Person for the purpose of, and engages in no material business other than in connection with a Qualified Securitization Transaction or other similar transactions of Receivables or other similar or related assets.

        "Stated Maturity" means, with respect to any security, the date specified in such security as the fixed date on which the payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency beyond the control of the issuer unless such contingency has occurred).

        "Subordinated Obligations" means any Debt of the Company or any Subsidiary Guarantor (whether outstanding on the Issue Date or thereafter Incurred) that is subordinate or junior in right of payment to the Notes or the applicable Subsidiary Guarantee pursuant to a written agreement to that effect.

        "Subsidiary" means with respect to any Person, means any corporation, company (including any limited liability company), association, partnership, joint venture or other business entity of which a majority of the total voting power of the Voting Stock or other interests (including partnership interests) is at the time owned or controlled, directly or indirectly, by:

          (a)  such Person,

          (b)  such Person and one or more Subsidiaries of such Person, or

          (c)  one or more Subsidiaries of such Person.

        "Subsidiary Guarantee" means the Guarantee of the Notes by each of the Subsidiary Guarantors pursuant to Article 10 hereof and in the form of the Guarantee attached as Exhibit E and any additional Guarantee of the Notes to be executed by any Subsidiary of the Company pursuant to Section 4.19 hereof.

        "Subsidiary Guarantor" means each Canadian and U.S. Restricted Subsidiary in existence on the Issue Date (other than Boxboard and its Subsidiaries) and any other Person that becomes a Subsidiary Guarantor pursuant to Section 4.19 hereof or who otherwise executes and delivers a supplemental indenture to the Trustee providing for a Subsidiary Guarantee (including Boxboard and any of its Subsidiaries).

        "Surviving Person" means the surviving Person formed by a merger, consolidation or amalgamation and, for purposes of Section 5.01 hereof, a Person to whom all or substantially all of the Property of the Company or a Subsidiary Guarantor is sold, transferred, assigned, leased, conveyed or otherwise disposed.

        "Temporary Cash Investments" means:

          (a)  Investments in U.S. and Canadian Government Obligations, in each case maturing within 365 days of the date of acquisition thereof;

          (b)  Investments in time deposit accounts, certificates of deposit and money market deposits maturing within one year of the date of acquisition thereof issued or guaranteed by a bank or trust company organized under the laws of the United States of America or Canada or any state or province, as the case may be, or the District of Columbia or any U.S. or Canadian branch of a foreign bank having, at the date of acquisition thereof, combined capital, surplus and undivided profits aggregating in excess of US$250.0 million and whose long-term debt is rated "A-3" or "A-" or higher according to Moody's or S&P (or such similar equivalent rating by at least one "nationally recognized statistical rating organization" (as defined in Rule 436 under the Securities Act));

          (c)  repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (a) entered into with:

            (1)  a bank meeting the qualifications described in clause (b) above, or

            (2)  any primary government securities dealer reporting to the Market Reports Division of the Federal Reserve Bank of New York;

          (d)  Investments in commercial paper, maturing not more than one year after the date of acquisition, issued by a corporation (other than an Affiliate of the Company) organized and in existence under the laws of the United States of America with a rating at the time as of which any Investment therein is made of "P-1" (or higher) according to Moody's or "A-1" (or higher) according to S&P (or such similar equivalent rating by at least one "nationally recognized statistical rating organization" (as defined in Rule 436 under the Securities Act)) or, with respect to commercial paper issued in Canada by a corporation (other than an Affiliate of the Company) organized and in existence under the laws of Canada, having a rating at the time as of which any Investment therein is made of "R-1" (or higher) according to Dominion Bond Rating Service Limited;

          (e)  direct obligations (or certificates representing an ownership interest in such obligations) of any state of the United States of America, any province of Canada or any foreign country recognized by the United States or any political subdivision of any such state, province or foreign country, as the case may be (including any agency or instrumentality thereof), for the payment of which the full faith and credit of such state is pledged and which are not callable or redeemable at the issuer's option, provided that:

            (1)  the long-term debt of such state, province or country is rated "A-3" or "A-" or higher according to Moody's or S&P (or such similar equivalent rating by at least one "nationally recognized statistical rating organization" (as defined in Rule 436 under the Securities Act)), and

            (2)  such obligations mature within one year of the date of acquisition thereof; and

          (f)    Investments in money market funds which invest substantially all of their assets in securities of the types described in clauses (a) through (e) above.

        "TIA" means the Trust Indenture Act of 1939, as amended.

        "Treasury Rate" means, with respect to any redemption date, the rate per annum equal to the yield to maturity of the Comparable Treasury Issue, compounded semi-annually, assuming a price for such Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

        "Trustee" means the Person named as the "Trustee" in the first paragraph of this instrument or any successor Trustee that shall have become such pursuant to the applicable provisions of this Indenture.

        "Unrestricted Definitive Notes" means one or more Definitive Notes that do not and are not required to bear the Private Placement Legend.

        "Unrestricted Global Notes" means one or more Global Notes that do not and are not required to bear the Private Placement Legend.

        "Unrestricted Subsidiary" means:

          (a)  any Subsidiary of the Company that is designated after the Issue Date as an Unrestricted Subsidiary as permitted or required pursuant to Section 4.17 hereof and is not thereafter redesignated as a Restricted Subsidiary as permitted pursuant thereto; and

          (b)  any Subsidiary of an Unrestricted Subsidiary.

        "U.S. Government Obligations" means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable or redeemable at the issuer's option.

        "Voting Stock" of any Person means all classes of Capital Stock or other interests (including partnership interests) of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.

        "Wholly Owned Restricted Subsidiary" means, at any time, any Restricted Subsidiary all the Voting Stock of which (except directors' qualifying shares) is at such time owned, directly or indirectly, by the Company and its other Wholly Owned Restricted Subsidiaries.

        "Wholly Owned Subsidiary Guarantor" means any Subsidiary Guarantor that is a Wholly Owned Restricted Subsidiary.

        Section 1.02.    Other Definitions.

Term	Defined in Section
"Acceleration Notice"	6.02
"Additional Amounts"	4.21
"Affiliate Transaction"	4.14
"Allocable Excess Proceeds"	4.12
"Asset Sale Offer"	3.09
"Authentication Order"	2.02
"Base Currency"	12.13
"Benefited Party"	10.01
"Change of Control Offer"	4.18
"Change of Control Payment Date"	4.18
"Change of Control Purchase Price"	4.18
"Covenant Defeasance"	8.03
"defeasance trust"	8.04
"DTC"	2.03
"Event of Default"	6.01
"Excess Proceeds"	4.12
"Excluded Holder"	4.21
"First Currency"	12.14
"judgment currency"	12.13
"Legal Defeasance"	8.02
"losses"	7.07
"Offer Amount"	3.09
"Offer Period"	3.09
"Other Currency"	12.14
"Paying Agent"	2.03
"Permitted Debt"	4.09
"Purchase Date"	3.09
"rate(s) of exchange"	12.13
"Registrar"	2.03
"Security Register"	4.18
"Taxes"	4.21

        Section 1.03.    Incorporation by Reference of Trust Indenture Act.

          (a)  Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

          (b)  The following TIA terms used in this Indenture have the following meanings:

            "indenture securities" means the Notes;

            "indenture security holder" means a Holder of a Note;

            "indenture to be qualified" means this Indenture;

            "indenture trustee" or "institutional trustee" means the Trustee; and

            "obligor" on the Notes means the Company and any successor obligor upon the Notes.

          (c)  All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by Commission rule under the TIA and not otherwise defined herein have the meanings so assigned to them.

        Section 1.04.    Rules of Construction.

          (a)  Unless the context otherwise requires:

            (i)    a term has the meaning assigned to it;

            (ii)  an accounting term not otherwise defined herein has the meaning assigned to it in accordance with GAAP;

            (iii)  "or" is not exclusive;

            (iv)  words in the singular include the plural, and in the plural include the singular;

            (v)  all references in this instrument to designated "Articles," "Sections" and other subdivisions are to the designated Articles, Sections and subdivisions of this instrument as originally executed or as amended pursuant to and in accordance with Article 9 hereof;

            (vi)  the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

            (vii) "including" means "including without limitation;"

            (viii)provisions apply to successive events and transactions; and

            (ix)  references to sections of or rules under the Securities Act shall be deemed to include substitute, replacement or successor sections or rules adopted by the Commission from time to time.

ARTICLE 2.

THE NOTES

        Section 2.01.    Form and Dating.

          (a)    General.    The Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A hereto, which is hereby incorporated in and expressly made part of this Indenture. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage in addition to those set forth on Exhibit A. Each Note shall be dated the date of its authentication. The Notes shall be in denominations of US$1,000 and integral multiples thereof. The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture and the Company, the Subsidiary Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

          (b)    Form of Notes.    Notes shall be issued initially in global form and shall be substantially in the form of Exhibit A attached hereto (including the Global Note Legend provided in Section 2.06(g)(ii) hereof and the "Schedule of Exchanges of Interests in the Global Note" attached thereto). Notes issued in definitive form shall be substantially in the form of Exhibit A attached hereto (but without the Global Note Legend provided in Section 2.06(g)(ii) hereof and without the "Schedule of Exchanges of Interests in the Global Note" attached thereto). Each Global Note shall represent such of the outstanding Notes as shall be specified therein and each shall provide that it shall represent the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions and transfers of interests therein. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby shall be made by the Trustee or the Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06 hereof.

          (c)    Book-Entry Provisions.    This Section 2.01(c) shall only apply to Global Notes deposited with the Trustee, as custodian for the Depositary. Participants and Indirect Participants shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depositary or by the Trustee as the custodian for the Depositary or under such Global Note, and the Depositary shall be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Participants or Indirect Participants, the Applicable Procedures or the operation of customary practices of the Depositary governing the exercise of the rights of a holder of a beneficial interest in any Global Note.

          (d)    Euroclear and Clearstream Procedures Applicable.    The provisions of the "Operating Procedures of the Euroclear System" and "Terms and Conditions Governing Use of Euroclear" and the "General Terms and Conditions of Clearstream" and "Customer Handbook" of Clearstream shall be applicable to transfers of beneficial interests in Global Notes that are held by Participants through Euroclear or Clearstream.

          (e)    Certificated Securities.    If at any time the Depositary notifies the Company that it is unwilling or unable to continue as Depositary or if at any time the Depositary shall no longer be eligible under this Section 2.01, the Company shall appoint a successor Depositary. If a successor Depositary is not appointed by the Company within 90 days after the Company receives such notice or becomes aware of such ineligibility, the Company will execute, and the Trustee, upon receipt of a Company order for the authentication and delivery of Definitive Notes, will authenticate and deliver Definitive Notes, in authorized denominations, in an aggregate principal amount and like terms and tenor equal to the principal amount of the Global Notes in exchange for such Global Notes.

          The Company may at any time and in its sole discretion determine that Global Notes shall no longer be represented by such Global Notes. In such event, the Company will execute, and the Trustee, upon receipt of a Company order for the authentication and delivery of Definitive Notes of the same terms and tenor, will authenticate and deliver Definitive Notes, in authorized denominations, and in an aggregate principal amount equal to the principal amount of the Global Notes in exchange for such Global Notes.

          If specified by the Company pursuant to Section 2.02 with respect to Global Notes, the Depositary may surrender Global Notes in exchange in whole or in part for Definitive Notes and of like terms and tenor on such terms as are acceptable to the Company and such Depositary. Thereupon, the Company shall execute, and the Trustee upon receipt of a Company order for the authentication and delivery of Definitive Notes, shall authenticate and deliver, without service charge to the holders:

              (i)  to each Person specified by such Depositary a new Definitive Note or Notes of the same tenor, in authorized denominations, in an aggregate principal amount equal to and in exchange for such Person's beneficial interest in the Global Note; and

            (ii)  to such Depositary a new Global Note in a denomination equal to the difference, if any, between the principal amount of the surrendered Global Note and the aggregate principal amount of the Definitive Notes delivered to holders pursuant to clause (a) above.

          Upon the exchange of a Global Note for Definitive Notes, such Global Note shall be cancelled by the Trustee or an agent of the Company or the Trustee. Definitive Notes in exchange for a Global Note pursuant to this Section 2.01 shall be registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee or an agent of the Company or the Trustee in writing. The Trustee or such agent shall deliver such Notes to or as directed by the Persons in whose names such Notes are so registered or to the Depositary.

        Section 2.02.    Execution and Authentication.

          (a)  One Officer shall sign the Notes for the Company by manual or facsimile signature.

          (b)  If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note shall nevertheless be valid.

          (c)  A Note shall not be valid until authenticated by the manual signature of the Trustee. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

          (d)  The Trustee shall, upon a written order of the Company signed by an Officer (an "Authentication Order"), authenticate Notes for original issue.

          (e)  The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes. Unless otherwise provided in the appointment, an authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Company or any of their respective Subsidiaries.

          (f)    The Company may issue Additional Notes from time to time after the offering of the Initial Notes. The issuance of Additional Notes will be subject to the provisions of Section 4.09 hereof. The Initial Notes and any Additional Notes subsequently issued under this Indenture shall be treated as a single class for all purposes under this Indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase.

        Section 2.03.    Registrar and Paying Agent.

          (a)  The Company shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange ("Registrar") and an office or agency where Notes may be presented for payment ("Paying Agent"). The Registrar shall keep a register of the Notes and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional paying agents. The term "Registrar" includes any co-registrar and the term "Paying Agent" includes any additional paying agent. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Company or any of its Subsidiaries may act as Paying Agent or Registrar.

          (b)  The Company initially appoints The Depository Trust Company ("DTC") to act as Depositary with respect to the Global Notes.

          (c)  The Company initially appoints the Trustee to act as the Registrar and Paying Agent and to act as Custodian with respect to the Global Notes, and the Trustee hereby initially agrees so to act.

        Section 2.04.    Paying Agent to Hold Money in Trust.

          The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent shall hold in trust for the benefit of the Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium, if any, or interest and Special Interest, if any, on the Notes, and shall notify the Trustee of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Subsidiary) shall have no further liability for the money. If the Company or a Subsidiary acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee shall serve as Paying Agent for the Notes.

        Section 2.05.    Holder Lists.

          The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA §312(a). If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least five Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing, a list in such form and as of such date or such shorter time as the Trustee may allow, as the Trustee may reasonably require of the names and addresses of the Holders and the Company shall otherwise comply with TIA §312(a).

        Section 2.06.    Transfer and Exchange.

          (a)    Transfer and Exchange of Global Notes.    A Global Note may not be transferred as a whole except by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. All Global Notes will be exchanged by the Company for Definitive Notes if (1) the Company delivers to the Trustee notice from the Depositary that it is unwilling or unable to continue to act as Depositary or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Company within 120 days after the date of such notice from the Depositary or (2) the Company in its sole discretion determines that the Global Notes (in whole but not in part) should be exchanged for Definitive Notes and delivers a written notice to such effect to the Trustee; or (3) an Event of Default entitling the Holders to accelerate shall have occurred and be continuing and the Registrar has received a written request from the Depositary to issue Definitive Notes. Upon the occurrence of any of the preceding events in (1), (2) or (3) above, Definitive Notes shall be issued in denominations of US$1,000 or integral multiples thereof and in such names as the Depositary shall instruct the Trustee in writing. Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.07 and 2.10 hereof. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.06 or Section 2.07 or 2.10 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Note. A Global Note may not be exchanged for another Note other than as provided in this Section 2.06(a), however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.06(b), (c) or (f) hereof.

          (b)    Transfer and Exchange of Beneficial Interests in the Global Notes.    The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Notes shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in the Global Notes also shall require compliance with either clause (i) or (ii) below, as applicable, as well as one or more of the other following clauses, as applicable:

            (i)    Transfer of Beneficial Interests in the Same Global Note.    Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend. Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.06(b)(i).

            (ii)    All Other Transfers and Exchanges of Beneficial Interests in Global Notes.    In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.06(b)(i) above, the transferor of such beneficial interest must deliver to the Registrar either (A)(1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase or (B)(1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in (B)(1) above. Upon consummation of an Exchange Offer by the Company in accordance with Section 2.06(f) hereof, the requirements of this Section 2.06(b)(ii) shall be deemed to have been satisfied upon receipt by the Registrar of the instructions contained in the Letter of Transmittal delivered by the Holder of such beneficial interests in the Restricted Global Notes. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 2.06(h) hereof.

            (iii)    Transfer of Beneficial Interests in a Restricted Global Note to Another Restricted Global Note.    A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.06(b)(ii) above and the Registrar receives the following:

              (A)  if the transferee will take delivery in the form of a beneficial interest in the 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

              (B)  if the transferee will take delivery in the form of a beneficial interest in the Regulation S Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

              (C)  if the transferee will take delivery in the form of a beneficial interest in the IAI Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications and certificates and Opinion of Counsel required by item (3) thereof, if applicable.

            (iv)    Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in an Unrestricted Global Note.    A beneficial interest in any Restricted Global Note may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of Section 2.06(b)(ii) above and:

              (A)  such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the holder of the beneficial interest to be transferred, in the case of an exchange, or the transferee, in the case of a transfer, makes the certifications in the applicable Letter of Transmittal required by the Registration Rights Agreement;

              (B)  such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

              (C)  such transfer is effected by a broker-dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

              (D)  the Registrar receives the following:

                (1)  if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(a) thereof; or

                (2)  if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

      and, in each such case set forth in this clause (D), if the Registrar and the Company so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

          If any such transfer is effected pursuant to clause (B) or (D) above at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to clause (B) or (D) above.

            (v)    Transfer or Exchange of Beneficial Interests in Unrestricted Global Notes for Beneficial Interests in Restricted Global Notes Prohibited.    Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.

          (c)    Transfer or Exchange of Beneficial Interests for Definitive Notes.

            (i)    Beneficial Interests in Restricted Global Notes to Restricted Definitive Notes.    If any holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, upon receipt by the Registrar of the following documentation:

              (A)  if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (2)(a) thereof;

              (B)  if such beneficial interest is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

              (C)  if such beneficial interest is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

              (D)  if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

              (E)  if such beneficial interest is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in clauses (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3)(d) thereof, if applicable;

              (F)  if such beneficial interest is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or

              (G)  if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(h) hereof, and the Company shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall mail or deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c)(i) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

            (ii)    Beneficial Interests in Restricted Global Notes to Unrestricted Definitive Notes.    A holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only if:

              (A)  such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the holder of such beneficial interest, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a broker-dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;

              (B)  such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

              (C)  such transfer is effected by a broker-dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

              (D)  the Registrar receives the following:

                (1)  if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(b) thereof; or

                (2)  if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

      and, in each such case set forth in this clause (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

            (iii)    Beneficial Interests in Unrestricted Global Notes to Unrestricted Definitive Notes.    If any holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then, upon satisfaction of the conditions set forth in Section 2.06(b)(ii) hereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(h) hereof, and the Company shall execute and the Trustee shall authenticate and mail or deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(iii) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall mail or deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(iii) shall not bear the Private Placement Legend.

          (d)    Transfer and Exchange of Definitive Notes for Beneficial Interests in the Global Notes.

            (i)    Restricted Definitive Notes to Beneficial Interests in Restricted Global Notes.    If any Holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Notes to a

    Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:

              (A)  if the Holder of such Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (2)(b) thereof;

              (B)  if such Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

              (C)  if such Restricted Definitive Note is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

              (D)  if such Restricted Definitive Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

              (E)  if such Restricted Definitive Note is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in clauses (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3)(d) thereof, if applicable;

              (F)  if such Restricted Definitive Note is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or

              (G)  if such Restricted Definitive Note is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee shall cancel the Restricted Definitive Note, increase or cause to be increased the aggregate principal amount of, in the case of clause (A) above, the appropriate Restricted Global Note, in the case of clause (B) above, the 144A Global Note, in the case of clause (C) above, the Regulation S Global Note, and in all other cases, the IAI Global Note.

            (ii)    Restricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes.    A Holder of a Restricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if:

              (A)  such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, makes the certifications in the applicable Letter of Transmittal required by the Registration Rights Agreement;

              (B)  such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

              (C)  such transfer is effected by a broker-dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement and the transferee makes the certifications in the applicable Letter of Transmittal required by the Registration Rights Agreement; or

              (D)  the Registrar receives the following:

                (1)  if the Holder of such Definitive Notes proposes to exchange such Notes for a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(c) thereof; or

                (2)  if the Holder of such Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

      and, in each such case set forth in this clause (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

          Upon satisfaction of the conditions of any of the clauses in this Section 2.06(d)(ii), the Trustee shall cancel the Definitive Notes and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.

            (iii)    Unrestricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes.    A Holder of an Unrestricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Unrestricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes.

            (iv)    Transfer or Exchange of Unrestricted Definitive Notes to Beneficial Interests in Restricted Global Notes Prohibited.    An Unrestricted Definitive Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, beneficial interests in a Restricted Global Note.

            (v)    Issuance of Unrestricted Global Notes.    If any such exchange or transfer from a Definitive Note to a beneficial interest is effected pursuant to clauses (ii)(B), (ii)(D) or (iii) above at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes so transferred.

          (e)    Transfer and Exchange of Definitive Notes for Definitive Notes.    Upon request by a Holder of Definitive Notes and such Holder's compliance with the provisions of this Section 2.06(e), the Registrar shall register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.06(e).

            (i)    Restricted Definitive Notes to Restricted Definitive Notes.    Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note if the Registrar receives the following:

              (A)  if the transfer will be made pursuant to Rule 144A, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

              (B)  if the transfer will be made pursuant to Rule 903 or Rule 904, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

              (C)  if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.

            (ii)    Restricted Definitive Notes to Unrestricted Definitive Notes.    Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note if:

              (A)  such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, makes the certifications in the applicable Letter of Transmittal required by the Registration Rights Agreement;

              (B)  any such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

              (C)  any such transfer is effected by a broker-dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement and the transferee makes the certifications in the applicable Letter of Transmittal required by the Registration Rights Agreement; or

              (D)  the Registrar receives the following:

                (1)  if the Holder of such Restricted Definitive Notes proposes to exchange such Notes for an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(d) thereof; or

                (2)  if the Holder of such Restricted Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

      and, in each such case set forth in this clause (D), if the Registrar so requests, an Opinion of Counsel in form reasonably acceptable to the Registrar and the Company to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

            (iii)    Unrestricted Definitive Notes to Unrestricted Definitive Notes.    A Holder of Unrestricted Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof.

            (iv)    Exchange Offer.    Upon the occurrence of the Exchange Offer in accordance with the Registration Rights Agreement, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02, the Trustee shall authenticate (A) one or more Exchange Notes that are Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of the beneficial interests in the Restricted Global Notes tendered for acceptance by Persons that make the certifications in the applicable Letters of Transmittal required by the Registration Rights Agreement, and accepted for exchange in the Exchange Offer and (B) Exchange Notes that are Unrestricted Definitive Notes in an aggregate principal amount equal to the principal amount of the Restricted Definitive Notes tendered for acceptance by Persons who made the foregoing certification and accepted for exchange in the Exchange Offer. Concurrently with the issuance of such Exchange Notes, the Trustee shall cause the aggregate principal amount of the applicable Restricted Global Notes to be reduced accordingly, and the Company shall execute and the Trustee shall authenticate and mail or deliver to the Persons designated by the Holders of Restricted Definitive Notes so accepted Unrestricted Definitive Notes in the appropriate principal amount.

          (f)    Legends.    The following legends shall appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.

            (i)    Private Placement Legend.

              (A)  Except as permitted by clause (B) below, each Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

                "THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

                THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY PRIOR TO THE DATE (THE "RESALE RESTRICTION TERMINATION DATE") WHICH IS TWO YEARS (OR SUCH SHORTER PERIOD AS MAY BE PRESCRIBED BY RULE 144(K) (OR ANY SUCCESSOR PROVISION THEREOF UNDER THE SECURITIES ACT) AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF (OR ANY PREDECESSOR OF THIS SECURITY) AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), ONLY (A) TO THE COMPANY OR ITS SUBSIDIARIES, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED

        INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE OF THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, PURSUANT TO RULE 904 OF REGULATION S (PROVIDED THAT SUCH NON-U.S. PERSONS AGREE NOT TO RESELL OR OTHERWISE TRANSFER THE SECURITIES IN CANADA OR FOR THE BENEFIT OF A CANADIAN RESIDENT, EXCEPT IN ACCORDANCE WITH APPLICABLE CANADIAN SECURITIES LAWS), (E) TO AN "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT THAT IS AN INSTITUTIONAL ACCREDITED INVESTOR ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF THE SECURITIES OF US$250,000, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO OR FOR OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT OR (F) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND THE SECURITIES LAWS OF ANY OTHER JURISDICTION, INCLUDING OF ANY STATE OF THE UNITED STATES OR ANY PROVINCE OF CANADA, SUBJECT TO THE COMPANY'S AND THE TRUSTEE'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

                UNLESS PERMITTED UNDER CANADIAN SECURITIES LEGISLATION, THE HOLDER OF THE SECURITIES SHALL NOT TRADE THE SECURITIES IN OR TO A PERSON IN ANY PROVINCE OF CANADA BEFORE                        , WHICH DATE IS FOUR MONTHS AND A DAY AFTER THE DATE OF ORIGINAL ISSUANCE OF THE NOTES."

              (B)  Notwithstanding the foregoing, any Global Note or Definitive Note issued pursuant to clauses (b)(iv), (c)(ii), (c)(iii), (d)(ii), (d)(iii), (e)(ii), (e)(iii) or (e)(iv) to this Section 2.06 (and all Notes issued in exchange therefor or substitution thereof) shall not bear the Private Placement Legend; provided, however that any Global Note or Definitive Note issued pursuant to clauses (b)(iv), (c)(ii), (c)(iii), (d)(ii), (d)(iii), (e)(ii), or (e)(iii) to this Section 2.06 shall, if issued before the date that is four months and one day after the date of original issuance of the Note, bear a legend in substantially the following form:

                "CANADIAN RESALE LEGEND:

                UNLESS PERMITTED UNDER CANADIAN SECURITIES LEGISLATION, THE HOLDER OF THE SECURITIES SHALL NOT TRADE THE SECURITIES IN OR TO A PERSON IN ANY PROVINCE OF CANADA BEFORE                        , WHICH DATE IS FOUR MONTHS AND A DAY AFTER THE DATE OF ORIGINAL ISSUANCE OF THE NOTES."

      and; provided further, however, that any Global Note or Definitive Note issued pursuant to clause (e)(iv) to this Section 2.06, or any Global Note or Definitive Note issued pursuant to clauses (b)(iv), (c)(ii), (c)(iii), (d)(ii), (d)(iii), (e)(ii), (e)(iii) to this Section 2.06 in exchange therefor, if issued before the date that is four months and one day after the original issuance of the Global Note or Definitive Note pursuant to clause (e)(iv) of this Section 2.06, shall bear a legend in substantially the following form:

                "CANADIAN RESALE LEGEND:

                UNLESS PERMITTED UNDER CANADIAN SECURITIES LEGISLATION, THE HOLDER OF THE SECURITIES SHALL NOT TRADE THE SECURITIES IN OR TO A PERSON IN ANY PROVINCE OF CANADA BEFORE                        , WHICH DATE IS FOUR MONTHS AND A DAY AFTER THE DATE OF ISSUANCE OF THE NOTE."

            (ii)    Global Note Legend.    Each Global Note shall bear a legend in substantially the following form:

              "THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06 OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.

              UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN."

          (g)    Cancellation and/or Adjustment of Global Notes.    At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or cancelled in whole and not in part, each such Global Note shall be returned to or retained and cancelled by the Trustee in accordance with Section 2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

          (h)    General Provisions Relating to Transfers and Exchanges.

              (i)  To permit registrations of transfers and exchanges, the Company shall execute and, upon receipt of an Authentication Order in accordance with Section 2.02, the Trustee shall authenticate Global Notes and Definitive Notes upon the Company's order or at the Registrar's request.

            (ii)  No service charge shall be made to a Holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10, 3.06, 4.12, 4.18 and 9.05 hereof).

            (iii)  All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

            (iv)  Neither the Registrar nor the Company shall be required (A) to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.02 hereof and ending at the close of business on the day of selection, (B) to register the transfer of or to exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part or (C) to register the transfer of or to exchange a Note between a record date and the next succeeding Interest Payment Date.

            (v)  Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Company shall be affected by notice to the contrary.

            (vi)  The Trustee shall authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 2.02 hereof.

          (vii)  All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.06 to effect a registration of transfer or exchange may be submitted by facsimile.

          (viii)  The Trustee is hereby authorized to enter into a letter of representation with the Depositary in the form provided by the Company and to act in accordance with such letter.

            (ix)  The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Participants or beneficial owners of interests in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

        Section 2.07.    Replacement Notes.

        If any mutilated Note is surrendered to the Trustee or the Company and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, the Company shall issue and the Trustee, upon receipt of an Authentication Order, shall authenticate a replacement Note if the

Trustee's requirements are met. If required by the Trustee or the Company, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Company may charge for its expenses in replacing a Note.

        Any replacement Note authenticated and delivered pursuant to this Section in lieu of a mutilated, lost, destroyed or stolen Note shall be deemed to evidence the same Debt as the mutilated, lost, destroyed or stolen Note and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

        In case any such mutilated, destroyed, lost or stolen Note had become or is about to become due and payable, the Company, in its discretion, may, instead of issuing a new Note, pay such Note, upon satisfaction of the conditions set forth in the preceding paragraph.

        The provisions of this Section 2.07 are exclusive and shall preclude (to the extent lawful) all other rights and remedies of any Holder with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

        Section 2.08.    Outstanding Notes.

          (a)  The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section 2.08 as not outstanding. Except as set forth in Section 2.09 hereof, a Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note; however, Notes held by the Company or a Subsidiary of the Company shall not be deemed to be outstanding for purposes of Section 3.07(c) hereof.

          (b)  If a Note is replaced pursuant to Section 2.07 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced note is held by a bona fide purchaser.

          (c)  If the principal amount of any Note is considered paid under Section 4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.

          (d)  If the Paying Agent (other than the Company, a Subsidiary or an Affiliate of any thereof) holds, on a redemption date or maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes shall be deemed to be no longer outstanding and shall cease to accrue interest.

        Section 2.09.    Treasury Notes.

        In determining whether the Holders of the required principal amount of Notes have concurred in any direction, amendment, supplement, waiver or consent, Notes owned by the Company, or by any Affiliate of the Company, shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, amendment, supplement, waiver or consent, only Notes that the Trustee knows are so owned shall be so disregarded.

        Section 2.10.    Temporary Notes.

        Until certificates representing Notes are ready for delivery, the Company may prepare and the Trustee, upon receipt of an Authentication Order, shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of certificated Notes but may have variations that the Company considers appropriate for temporary Notes and as shall be reasonably acceptable to the Trustee. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate Definitive Notes in exchange for temporary Notes.

        Holders of temporary Notes shall be entitled to all of the benefits of this Indenture.

        Section 2.11.    Cancellation.

        The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee, or at the direction of the Trustee, the Registrar or the Paying Agent, upon direction by the Company and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall dispose of such cancelled Notes in accordance with its customary procedures (subject to the record retention requirements of the Exchange Act) or return them to the Company. Certification of the destruction of all cancelled Notes shall be delivered to the Company from time to time upon request. The Company may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation.

        Section 2.12.    Payment of Interest; Defaulted Interest.

        Interest on any Note which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Note (or one or more Predecessor Notes) is registered at the close of business on the Regular Record Date for such interest payment.

        If the Company defaults in a payment of interest or Special Interest, if any, on the Notes, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.01 hereof. The Company shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment. The Company shall fix or cause to be fixed each such special record date and payment date, provided that no such special record date shall be less than 10 days prior to the related payment date for such defaulted interest. At least 15 days before the special record date, the Company (or, upon the written request of the Company, the Trustee in the name and at the expense of the Company) shall mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

        Section 2.13.    CUSIP or ISIN Numbers.

        The Company in issuing the Notes may use "CUSIP" or "ISIN" numbers (if then generally in use), and, if so, the Trustee shall use "CUSIP" or "ISIN" numbers in notices of redemption as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee of any change in the "CUSIP" or "ISIN" numbers.

        Section 2.14.    Special Interest

        If Special Interest is payable by the Company pursuant to the Registration Rights Agreement and paragraph 1 of the Notes, the Company shall deliver to the Trustee a certificate to that effect stating (i) the amount of such Special Interest that is payable and (ii) the date on which such interest is payable. Unless and until a Responsible Officer of the Trustee receives such a certificate or instruction or direction from the Holders in accordance with the terms of this Indenture, the Trustee may assume without inquiry that no Special Interest is payable. The foregoing shall not prejudice the rights of the Holders with respect to their entitlement to Special Interest as otherwise set forth in this Indenture or the Notes and pursuing any action against the Company directly or otherwise directing the Trustee to take any such action in accordance with the terms of this Indenture and the Notes. If the Company has paid Special Interest directly to the persons entitled to it, the Company shall deliver to the Trustee a certificate setting forth the particulars of such payment.

        Section 2.15.    Issuance of Additional Notes

        The Company shall be entitled, subject to its compliance with Section 4.09 hereof, to issue Additional Notes under this Indenture which shall have identical terms as the Initial Notes issued on the date hereof, other than with respect to the date of issuance and issue price. The Initial Notes issued on the date hereof, any Additional Notes and all Exchange Notes issued in exchange therefor shall be treated as a single class for all purposes under this Indenture, including without limitation, waivers, amendments, redemptions and offers to purchase.

        With respect to any Additional Notes, the Company shall set forth in a resolution of its Board of Directors and an Officers' Certificate, a copy of each which shall be delivered to the Trustee, the following information:

          (a)  the aggregate principal amount of such Additional Notes to be authenticated and delivered pursuant to this Indenture;

          (b)  the issue price, the issue date and the CUSIP number of such Additional Notes; and

          (c)  whether such Additional Notes shall be subject to restrictions on transfer.

ARTICLE 3.

REDEMPTION AND PREPAYMENT

        Section 3.01.    Notices to Trustee.

        If the Company elects to redeem Notes pursuant to the optional redemption provisions of Section 3.07 hereof and paragraph 5 of the Notes, it shall furnish to the Trustee, at least 30 days but not more than 60 days before a redemption date unless a shorter notice shall be satisfactory to the Trustee, an Officers' Certificate setting forth (i) the clause of this Indenture pursuant to which the redemption shall occur, (ii) the redemption date, (iii) the principal amount of Notes to be redeemed and (iv) the redemption price. Any such notice may be cancelled at any time prior to notice of such redemption being mailed to any Holder and shall, therefore, be void and of no effect.

        Section 3.02.    Selection of Notes to Be Redeemed.

        If less than all of the Notes are to be redeemed at any time, the Trustee shall select the Notes to be redeemed among the Holders of the Notes in compliance with any applicable depositary and legal requirements and the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not so listed, on a pro rata basis, at random or in accordance with any other method the Trustee considers fair and appropriate. In the event of partial redemption at random, the particular Notes to be redeemed shall be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the redemption date by the Trustee from the outstanding Notes not previously called for redemption.

        The Trustee shall promptly notify the Company in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount thereof to be redeemed. Notes and portions of Notes selected shall be in amounts of US$1,000 or whole multiples of US$1,000; except that if all of the Notes of a Holder are to be redeemed, the entire outstanding amount of Notes held by such Holder, even if not a multiple of US$1,000, shall be redeemed. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

        Section 3.03.    Notice of Redemption.

        At least 30 days but not more than 60 days before a redemption date, the Company shall mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Notes are to be redeemed at its registered address.

        The notice shall identify the Notes to be redeemed and shall state:

          (a)  the redemption date;

          (b)  the redemption price or if the redemption is made pursuant to Section 3.07(b) a calculation of the redemption price;

          (c)  if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion shall be issued upon cancellation of the original Note;

          (d)  the name and address of the Paying Agent;

          (e)  that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

          (f)    that, unless the Company defaults in making such redemption payment, interest and Special Interest, if any, on Notes called for redemption ceases to accrue on and after the redemption date;

          (g)  the paragraph of the Notes or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and

          (h)  that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.

        At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at its expense; provided, however, that the Company shall have delivered to the Trustee, at least 45 days, or such shorter period allowed by the Trustee, prior to the redemption date, an Officers' Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in this Section 3.03.

        Section 3.04.    Effect of Notice of Redemption.

        Once notice of redemption is mailed in accordance with Section 3.03 hereof, Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price. A notice of redemption may not be conditional.

        Section 3.05.    Deposit of Redemption Price.

        On or before 11:00 a.m. Eastern time on any redemption date, the Company shall deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption price of and accrued interest and Special Interest, if any, on all Notes (or portions of Notes) to be redeemed on that date. The Trustee or the Paying Agent shall promptly return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption price of, and accrued interest and Special Interest, if any, on, all Notes to be redeemed.

        If the Company complies with the provisions of the preceding paragraph, on and after the redemption date, interest and Special Interest, if any, shall cease to accrue on the Notes or the portions of Notes called for redemption, whether or not such Notes are presented for payment. If a Note is redeemed on or after a Regular Record Date but on or prior to the related Interest Payment Date, then any accrued and unpaid interest shall be paid to the Person in whose name such Note was registered at the close of business on such Regular Record Date. If any Note called for redemption shall not be so paid upon surrender for redemption because of the failure of the Company to comply with the preceding paragraph, interest and Special Interest, if any, shall be paid on the unpaid principal from the redemption date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.01 hereof.

        Section 3.06.    Notes Redeemed in Part.

        Upon surrender of a Note that is redeemed in part, the Company shall issue and, upon the Company's written request, the Trustee shall authenticate for the Holder at the expense of the Company a new Note equal in principal amount to the unredeemed portion of the Note surrendered.

        Section 3.07.    Optional Redemption

          (a)  The Company may choose to redeem the Notes at any time. If it does so, it may redeem all or any portion of the Notes, at once or over time, after giving the required notice hereunder. To redeem the Notes prior to February 15, 2008, the Company must pay a redemption price equal to the greater of:

            (i)    100% of the principal amount of the Notes to be redeemed, and

            (ii)  the sum of the present values of (1) the redemption price of the Notes at February 15, 2008 (as set forth below) and (2) the remaining scheduled payments of interest from the redemption date to February 15, 2008, but excluding accrued and unpaid interest and Special Interest, if any, to the redemption date, discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months), at the Treasury Rate (determined on the second business day immediately preceding the date of redemption) plus 50 basis points, plus, in either case, accrued and unpaid interest, including Special Interest, if any, to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).

          Any notice to Holders of Notes of such a redemption will include the appropriate calculation of the redemption price, but need not include the redemption price itself. The actual redemption price, calculated as described above, will be set forth in an Officers' Certificate delivered to the Trustee no later than two business days prior to the redemption date (unless clause (b) of the definition of "Comparable Treasury Price" is applicable, in which case such Officers' Certificate shall be delivered on the redemption date).

          (b)  Beginning on February 15, 2008, the Company may redeem all or any portion of the Notes, at once or over time, after giving the required notice under this Indenture, at the redemption prices set forth below, plus accrued and unpaid interest and Special Interest, if any, on the Notes redeemed to the applicable redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date). The following prices are for Notes redeemed during the 12-month period commencing on February 15 of the years set forth below, and are expressed as percentages of principal amount:

Redemption Year	Price
2008	103.625%
2009	102.417%
2010	101.208%
2011 and thereafter	100.000%

          (c)  In addition, at any time and from time to time, prior to February 15, 2006, the Company may redeem up to a maximum of 35% of the original aggregate principal amount of the Notes with the proceeds of one or more Qualified Equity Offerings, at a redemption price equal to 107.250% of the principal amount thereof, plus accrued and unpaid interest and Special Interest, if any, thereon, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided, however, that after giving effect to any such redemption, at least 65% of the original aggregate principal amount of the Notes remains outstanding. Any such redemption shall be made within 90 days of such Qualified Equity Offering upon not less than 30 nor more than 60 days' prior notice.

          (d)  The Company may at any time redeem in whole but not in part the outstanding notes at a redemption price of 100% of the principal amount thereof plus accrued and unpaid interest and Special Interest, if any, to the date of redemption if it has become or would become obligated to pay any Additional Amounts in respect of the Notes as a result of:

              (i)  any change in or amendment to the laws (or regulations promulgated thereunder) of Canada (or any political subdivision or taxing authority thereof or therein), or

            (ii)  any change in or amendment to any official position regarding the application or interpretation of such laws or regulations,

  which change or amendment is announced or is effective on or after the Issue Date.

        Section 3.08.    Mandatory Redemption.

        Except as set forth in Sections 4.12 and 4.18 hereof, the Company shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

        Section 3.09.    Offer To Purchase by Application of Excess Proceeds.

          (a)  In the event that, pursuant to Section 4.12 hereof, the Company shall be required to commence an offer to all Holders to purchase Notes (an "Asset Sale Offer"), it shall follow the procedures specified below.

          (b)  The Asset Sale Offer shall remain open for a period of 20 Business Days following its commencement and no longer, except to the extent that a longer period is required by applicable law (the "Offer Period"). No later than five Business Days after the termination of the Offer Period (the "Purchase Date"), the Company shall purchase the principal amount of Notes required to be purchased pursuant to Section 4.12 hereof (the "Offer Amount") or, if less than the Offer Amount has been tendered, all Notes tendered in response to the Asset Sale Offer. Payment for any Notes so purchased shall be made in the same manner as interest payments are made.

          If the Purchase Date is on or after a Regular Record Date and on or before the related Interest Payment Date, any accrued and unpaid interest and Special Interest, if any, shall be paid to the Person in whose name a Note is registered at the close of business on such Regular Record Date, and no additional interest shall be payable to Holders who tender Notes pursuant to the Asset Sale Offer.

          Upon the commencement of the Asset Sale Offer, the Company shall send, by first class mail, a notice to the Trustee and each of the Holders, with a copy to the Trustee. The notice shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Asset Sale Offer. The Asset Sale Offer shall be made to all Holders. The notice, which shall govern the terms of the Asset Sale Offer, shall state:

              (i)  that the Asset Sale Offer is being made pursuant to this Section 3.09 and Section 4.12 hereof and the length of time the Asset Sale Offer shall remain open;

            (ii)  the Offer Amount, the purchase price and the Purchase Date;

            (iii)  that any Note not tendered or accepted for payment shall continue to accrue interest;

            (iv)  that, unless the Company defaults in making such payment, any Note accepted for payment pursuant to the Asset Sale Offer shall cease to accrue interest and Special Interest, if any, after the Purchase Date;

            (v)  that Holders electing to have a Note purchased pursuant to an Asset Sale Offer may elect to have Notes purchased in integral multiples of US$1,000 only;

            (vi)  that Holders electing to have a Note purchased pursuant to any Asset Sale Offer shall be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, or transfer by book-entry transfer, to the Company, a depositary, if appointed by the Company, or a Paying Agent at the address specified in the notice at least three days before the Purchase Date;

          (vii)  that Holders shall be entitled to withdraw their election if the Company, the Depositary or the Paying Agent, as the case may be, receives, not later than the expiration of the Offer Period, a telegram, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased;

          (viii)  that, if the aggregate principal amount of Notes surrendered by Holders exceeds the Offer Amount, the Company shall select the Notes to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Company so that only Notes in denominations of US$1,000 or integral multiples thereof shall be purchased); and

            (ix)  that Holders whose Notes were purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer).

          On or before the Purchase Date, the Company shall, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Offer Amount of Notes or portions thereof tendered pursuant to the Asset Sale Offer, or if less than the Offer Amount has been tendered, all Notes tendered, and shall deliver to the Trustee an Officers' Certificate stating that such Notes or portions thereof were accepted for payment by the Company in accordance with the terms of this Section 3.09. The Company, the Depositary or the Paying Agent, as the case may be, shall promptly (but in any case not later than five Business Days after the Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Notes tendered by such Holder and accepted by the Company for purchase, and the Company shall promptly issue a new Note, and the Trustee, upon written request from the Company shall authenticate and mail or deliver such new Note to such Holder, in a principal amount equal to any unpurchased portion of the Note surrendered. Any Note not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof. The Company shall publicly announce the results of the Asset Sale Offer on the Purchase Date.

          Other than as specifically provided in this Section 3.09, any purchase pursuant to this Section 3.09 shall be made pursuant to the provisions of Section 3.01 through Section 3.06 hereof.

ARTICLE 4.

COVENANTS

        Section 4.01.    Payment of Notes.

        The Company shall pay or cause to be paid the principal of, premium, if any, and interest and Special Interest, if any, on, the Notes on the dates and in the manner provided in the Notes. Principal, premium, if any, and interest and Special Interest, if any, shall be considered paid on the date due if the Paying Agent, if other than the Company or a Subsidiary thereof, holds as of 11:00 a.m. Eastern Time on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest and Special Interest, if any, then due. The Company shall pay Special Interest, if any, in the same manner, on the dates and in the amounts set forth in the Registration Rights Agreement.

        The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at a rate that is 1% per annum in excess of the rate then in effect; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Special Interest, if any (without regard to any applicable grace periods), from time to time on demand at the same rate to the extent lawful.

        Interest shall be computed on the basis of a 360-day year of twelve 30-day months.

        Section 4.02.    Maintenance of Office or Agency.

          (a)  The Company shall maintain an office or agency (which may be an office or drop facility of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Notes may be presented or surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

          (b)  The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

          (c)  The Company hereby designates the Corporate Trust Office of the Trustee, as one such office, drop facility or agency of the Company in accordance with Section 2.03.

        Section 4.03.    Reports.

          (a)  The Company shall provide the Trustee and the Holders, within 15 days after it files with, or furnishes to, the Commission, copies of its annual report and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may by rules and regulations prescribe) which the Company is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act or is required to furnish to Commission pursuant to this Indenture. Notwithstanding that the Company may not be required to remain subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act or otherwise report on an annual and quarterly basis on forms provided for such annual and quarterly reporting pursuant to rules and regulations promulgated by the Commission, the Company shall continue to file with, or furnish to, the Commission and provide the Trustee and the Holders:

            (i)    within 180 days after the end of each fiscal year (or such shorter period as the Commission may in the future prescribe), annual reports on Form 20-F (or any successor form) containing the information required to be contained therein (or required in such successor form),

            (ii)  within 60 days after the end of each of the first three fiscal quarters of each fiscal year, reports on Form 6-K (or any successor form) containing substantially the same information as is required to be contained in quarterly financial reports prescribed by applicable Canadian regulatory authorities for Canadian public reporting companies (whether or not the Company is required to file such forms under Canadian law or stock exchange requirements); and

            (iii)  promptly from time to time after the occurrence of an event required to be therein reported, such other reports on Form 6-K (or any successor form) as are required to be filed by the Commission;

  provided, however, that the Company shall not be so obligated to file such reports with the Commission if the Commission does not permit such filings.

          (b)  In addition, following the consummation of the Exchange Offer contemplated by the Registration Rights Agreement, whether or not required by the Commission, the Company shall file a copy of all of the information and reports referred to in clauses (a)(i) and (a)(ii) above with the Commission for public availability within the time periods specified in the Commission's rules and regulations (unless the Commission will not accept such a filing) and make such information available to securities analysts and prospective investors upon request.

          (c)  For so long as any Notes remain outstanding and the Company does not have or shall cease to have a class of equity securities registered under Section 12(g) of the Exchange Act or is not or shall cease to be subject to Section 15(d) of the Exchange Act, the Company shall furnish to the Holders, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

          (d)  Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers' Certificates).

        Section 4.04.    Compliance Certificate.

          (a)  The Company shall deliver to the Trustee, within 120 days after the end of each fiscal year, an Officers' Certificate stating that in the course of performing their duties as Officers of the Company a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company and its Subsidiaries have kept, observed, performed and fulfilled their obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge the Company and its Subsidiaries are not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Company is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest or Special Interest, if any, on the Notes is prohibited or if such event has occurred, a description of the event and what action the Company is taking or proposes to take with respect thereto.

          (b)  The Company shall comply with TIA §314(a)(2).

          (c)  The Company shall promptly deliver to the Trustee, after becoming aware of the occurrence thereof, written notice in the form of an Officers' Certificate of any event that with the giving of notice and the lapse of time would become an Event of Default, its status and what action the Company is taking or proposes to take with respect thereto.

        Section 4.05.    Taxes.

        The Company shall pay or discharge, and shall cause each of its Restricted Subsidiaries to pay or discharge, prior to delinquency, all material taxes, assessments, and governmental levies; provided that neither the Company nor any such Restricted Subsidiary shall be required to pay or discharge, or cause to be paid or discharged, any such tax, assessment, charge or claim the amount, applicability or validity of which is being contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP or where the failure to effect such payment is not adverse in any material respect to the Holders.

        Section 4.06.    Stay, Extension and Usury Laws.

        The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

        Section 4.07.    Corporate Existence.

        Subject to Article 5 hereof, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect (i) its corporate existence, and the corporate, partnership or other existence of each of its Restricted Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Company or any such Restricted Subsidiary and (ii) the rights (charter and statutory), licenses and franchises of the Company and its Restricted Subsidiaries; provided, however, that the Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of its Restricted Subsidiaries, if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Restricted Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders of the Notes or such action is otherwise permitted by this Indenture.

        Section 4.08.    Payments for Consent.

        The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes unless such consideration is offered to be paid or is paid to all Holders that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

        Section 4.09.    Incurrence of Additional Debt

          (a)  The Company shall not, and shall not permit any Restricted Subsidiary to, Incur, directly or indirectly, any Debt unless, after giving effect to the application of the proceeds thereof, no Default or Event of Default would occur as a consequence of such Incurrence or be continuing following such Incurrence and either:

            (i)    such Debt is Debt of the Company or a Subsidiary Guarantor and after giving effect to the Incurrence of such Debt and the application of the proceeds thereof, the Consolidated Interest Coverage Ratio would be greater than 2.00 to 1.00, or

            (ii)  such Debt is Permitted Debt.

          (b)  The term "Permitted Debt" is defined to include the following:

            (i)    (1) Debt of the Company evidenced by the Notes and the Exchange Notes issued in exchange for such Notes and (2) Debt of the Subsidiary Guarantors evidenced by the Subsidiary Guarantees relating to the Notes and the Exchange Notes issued in exchange for such Notes;

            (ii)  Debt of the Company, a Subsidiary Guarantor, a Foreign Subsidiary that is a Restricted Subsidiary or Boxboard and its Subsidiaries, so long as they are Restricted Subsidiaries, under the New Revolving Credit Facility or a Qualified Securitization Transaction; provided that, after giving effect to any such Incurrence, the aggregate principal amount of all Debt Incurred pursuant to this clause (ii) and then outstanding shall not exceed the greater of (i) $500.0 million, which amount shall be permanently reduced by the amount of Net Available Cash used to Repay Debt under the New Revolving Credit Facility, and not subsequently reinvested in Additional Assets or used to purchase Notes or Repay other Debt, pursuant to Section 4.12 hereof, and (ii) the sum of (A) 60% of the book value of the inventory of the Company and its Restricted Subsidiaries, (B) 80% of the book value of the accounts receivable of the Company and its Restricted Subsidiaries, and (C) $180.0 million, in each case determined on a consolidated basis as of the most recently ended quarter of the Company for which financial statements of the Company have been provided to the Holders of Notes;

            (iii)  Debt of the Company or a Restricted Subsidiary in respect of Capital Lease Obligations and Purchase Money Debt, provided that:

              (A)  the aggregate principal amount of such Debt does not exceed the Fair Market Value (on the date of the Incurrence thereof) of the Property acquired, constructed or leased, and

              (B)  the aggregate principal amount of all Debt Incurred and then outstanding pursuant to this clause (iii) (together with all Permitted Refinancing Debt Incurred and then outstanding in respect of Debt previously Incurred pursuant to this clause (iii)) does not exceed 5% of Consolidated Net Tangible Assets;

            (iv)  Debt of the Company owing to and held by any Restricted Subsidiary and Debt of a Restricted Subsidiary owing to and held by the Company or any Restricted Subsidiary; provided that if the Company or any Subsidiary Guarantor is the obligor on any such Debt Incurred after the Issue Date, then such Debt is expressly subordinated by its terms to the prior payment in full in cash of the Notes or the Subsidiary Guarantees, as the case may be; provided further, however, that any subsequent issue or transfer of Capital Stock or other event that results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of any such Debt (except to the Company or a Restricted Subsidiary) shall be deemed, in each case, to constitute the Incurrence of such Debt by the issuer thereof;

            (v)  Debt under Interest Rate Agreements entered into by the Company or a Restricted Subsidiary for the purpose of limiting interest rate risk in the ordinary course of the financial management of the Company or such Restricted Subsidiary and not for speculative purposes, provided that the obligations under such agreements are directly related to payment obligations on Debt otherwise permitted by this Section 4.09;

            (vi)  Debt under Currency Exchange Protection Agreements entered into by the Company or a Restricted Subsidiary for the purpose of limiting currency exchange rate risks directly related to transactions entered into by the Company or such Restricted Subsidiary in the ordinary course of business and not for speculative purposes;

            (vii) Debt under Commodity Price Protection Agreements entered into by the Company or a Restricted Subsidiary in the ordinary course of the financial management of the Company or such Restricted Subsidiary and not for speculative purposes;

            (viii)Debt in connection with one or more standby letters of credit or performance bonds issued by the Company or a Restricted Subsidiary in the ordinary course of business or pursuant to self-insurance obligations and not in connection with the borrowing of money or the obtaining of advances or credit;

            (ix)  Debt of the Company or a Restricted Subsidiary outstanding on the Issue Date not otherwise described in clauses (b)(i) through (viii) above;

            (x)  Debt of a Restricted Subsidiary outstanding on the date on which such Restricted Subsidiary was acquired by the Company or otherwise became a Restricted Subsidiary (other than Debt Incurred as consideration in, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of transactions pursuant to which such Restricted Subsidiary became a Subsidiary of the Company or was otherwise acquired by the Company); provided that at the time such Restricted Subsidiary was acquired by the Company or otherwise became a Restricted Subsidiary and after giving effect to the Incurrence of such Debt, the Company would have been able to Incur $1.00 of additional Debt pursuant to clause (a)(i) of this Section 4.09;

            (xi)  Debt of the Company or a Restricted Subsidiary arising from agreements providing for indemnification, adjustment of purchase price, earn-out or other similar obligations, in each case, incurred or assumed in connection with the disposition of any business, assets or Subsidiary of the Company otherwise permitted by and in accordance with the provisions of this Indenture;

            (xii) Debt of the Company or a Restricted Subsidiary evidenced by promissory notes issued to employees, former employees, directors or former directors of the Company or any of its Restricted Subsidiaries in lieu of any cash payment permitted to be made under Section 4.10(b)(vi) hereof; provided, however, that (1) all such Debt must be unsecured and expressly subordinated to the prior payment in full in cash of all obligations with respect to the Notes (in the case of the Company) or the related Subsidiary Guarantee (in the case of a Subsidiary Guarantor) and (2) the aggregate principal amount of all such Debt incurred in any calendar year, when added to the aggregate amount of all repurchases made in such calendar year pursuant to Section 4.10(b)(vi) hereof, shall not exceed $7.5 million;

            (xiii)Guarantees by the Company or any Restricted Subsidiary of Debt of the Company or any Restricted Subsidiary that the Company or the Restricted Subsidiary making such Guarantee would otherwise be permitted to incur under this Indenture;

            (xiv) Debt of the Company or a Restricted Subsidiary arising from the honoring of a check, draft or similar instrument drawn against insufficient funds, provided such Debt is extinguished within five Business Days of the Company or Restricted Subsidiary receiving notice;

            (xv) Debt consisting of take-or-pay obligations contained in supply agreements entered into in the ordinary course of business;

            (xvi) Debt of the Company or a Subsidiary Guarantor in an aggregate principal amount outstanding at any one time not to exceed $100.0 million; and

            (xvii)Permitted Refinancing Debt Incurred in respect of Debt Incurred pursuant to clause (a)(i) of this Section 4.09 and clauses (b)(i), (iii), (ix), (x) and (xvi) above; provided, however, that in the case of any Debt of the Company owing to and held by any Restricted Subsidiary and Debt of a Restricted Subsidiary owing to and held by the Company or any Restricted Subsidiary Incurred pursuant to Section 4.09(b)(ix) hereof, the obligee of such Permitted Refinancing Debt shall be either the Company or a Restricted Subsidiary or if the original obligee of the Debt being Refinanced was the Company or a Subsidiary Guarantor then the obligee of such Permitted Refinancing Debt shall be either the Company a Subsidiary Guarantor.

          (c)  Notwithstanding anything to the contrary contained in this Section 4.09,

            (i)    the Company shall not, and shall not permit any Subsidiary Guarantor to, Incur any Debt pursuant to this Section 4.09 if the proceeds thereof are used, directly or indirectly, to Refinance any Subordinated Obligations unless such Debt shall be subordinated to the Notes or the applicable Subsidiary Guarantee, as the case may be, to at least the same extent as such Subordinated Obligations;

            (ii)  the Company shall not permit any Restricted Subsidiary that is not a Subsidiary Guarantor to Incur any Debt pursuant to this Section 4.09 if the proceeds thereof are used, directly or indirectly, to Refinance any Debt of the Company or any Subsidiary Guarantor; and

            (iii)  accrual of interest, accretion or amortization of original issue discount and the payment of interest or dividends in the form of additional Debt will be deemed not to be an Incurrence of Debt for purposes of this Section 4.09.

          (d)  For purposes of determining compliance with this Section 4.09, in the event that an item of Debt meets the criteria of more than one of the categories of Permitted Debt described in clauses (b)(i) through (xvii) of this Section 4.09 or is entitled to be incurred pursuant to clause (a)(i) of this Section 4.09, the Company shall, in its sole discretion, classify (or later reclassify in whole or in part, in its sole discretion) such item of Debt in any manner that complies with this Section 4.09.

          (e)  For purposes of determining compliance with any Canadian dollar-denominated restriction or amount, the Canadian dollar-equivalent principal amount thereof denominated in a foreign currency will be calculated based on the relevant currency exchange rate in effect on the date the Debt or other transaction was incurred or entered into, or first committed, in the case of revolving credit debt, provided that if any Permitted Refinancing Debt is incurred to refinance Debt denominated in a foreign currency, and such refinancing would cause the applicable Canadian dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such Canadian dollar-denominated restriction will be deemed not to have been exceeded so long as the principal amount of such Permitted Refinancing Debt does not exceed the principal amount of such Debt being refinanced. Notwithstanding any other provision in this Indenture, no restriction or amount will be deemed to be exceeded solely as a result of fluctuations in the exchange rate of currencies.

        Section 4.10.    Restricted Payments.

          (a)  The Company shall not make, and shall not permit any Restricted Subsidiary to make, directly or indirectly, any Restricted Payment if at the time of, and after giving effect to, such proposed Restricted Payment,

            (i)    a Default or Event of Default shall have occurred and be continuing,

            (ii)  the Company could not Incur at least $1.00 of additional Debt pursuant to clause (a)(i) of Section 4.09 hereof, or

            (iii)  the aggregate amount of such Restricted Payment and all other Restricted Payments declared or made since the Issue Date (the amount of any Restricted Payment, if made other than in cash, to be based upon Fair Market Value at the time of such Restricted Payment) would exceed an amount equal to the sum of:

              (A)  50% of the aggregate amount of Consolidated Net Income accrued during the period (treated as one accounting period) from January 1, 2003 to the end of the most recent fiscal quarter for which financial statements have been filed with, or furnished to, the Commission (or if the aggregate amount of Consolidated Net Income for such period shall be a deficit, minus 100% of such deficit), plus

              (B)  100% of Capital Stock Sale Proceeds, plus

              (C)  the sum of:

                (1)  the aggregate net cash proceeds received by the Company or any Restricted Subsidiary from the issuance or sale after the Issue Date of convertible or exchangeable Debt that has been converted into or exchanged for Capital Stock (other than Disqualified Stock) of the Company, and

                (2)  the aggregate amount by which Debt (other than Subordinated Obligations) of the Company or any Restricted Subsidiary is reduced on the Company's consolidated balance sheet on or after the Issue Date upon the conversion or exchange of any Debt issued or sold on or prior to the Issue Date that is convertible or exchangeable for Capital Stock (other than Disqualified Stock) of the Company, excluding, in the case of clause (1) or (2):

                  (x)  any such Debt issued or sold to the Company or a Subsidiary of the Company or an employee stock ownership plan or trust established by the Company or any such Subsidiary for the benefit of their employees, and

                  (y)  the aggregate amount of any cash or other Property distributed by the Company or any Restricted Subsidiary upon any such conversion or exchange,

    plus

              (D)  an amount equal to the sum of:

                (1)  the net reduction in Investments in any Person other than the Company or a Restricted Subsidiary resulting from dividends, repayments, forgiveness or cancellation of loans or advances or other transfers of Property, in each case to the Company or any Restricted Subsidiary from such Person,

                (2)  the portion (proportionate to the Company's equity interest in such Unrestricted Subsidiary) of the Fair Market Value of the net assets of an Unrestricted Subsidiary at the time such Unrestricted Subsidiary is designated a Restricted Subsidiary; provided, however, that the foregoing sum shall not exceed, in the case of any Person, the amount of Investments previously made (and treated as a Restricted Payment) by the Company or any Restricted Subsidiary in such Person, and

                (3)  to the extent that any Investment (other than a Permitted Investment) that was made after the Issue Date is sold for cash or otherwise liquidated or repaid for cash, the lesser of (i) the cash return of capital with respect to such Investment (less the cost of disposition, if any) and (ii) the initial amount of such Investment, plus

              (E)  $25.0 million.

          (b)  Notwithstanding the foregoing limitation, the Company and Restricted Subsidiaries, as applicable, may:

            (i)    pay dividends or distributions on its Capital Stock within 60 days of the declaration thereof if, on the declaration date, such dividends or distributions could have been paid in compliance with this Indenture; provided, however, that at the time of such payment of such dividend or distribution, no other Default or Event of Default shall have occurred and be continuing (or result therefrom); provided further, however, that such dividend or distribution shall be included in the calculation of the amount of Restricted Payments;

            (ii)  purchase, repurchase, redeem, legally defease, acquire or retire for value any (i) Capital Stock of the Company, any Restricted Subsidiary or any Permitted Joint Venture, or (ii) Subordinated Obligations, in exchange for, or out of the proceeds of the substantially concurrent sale of, Capital Stock of the Company (other than Disqualified Stock and other than Capital Stock issued or sold to a Subsidiary of the Company or an employee stock ownership plan or trust established by the Company or any such Subsidiary for the benefit of their employees); provided, however, that

              (A)  such purchase, repurchase, redemption, legal defeasance, acquisition or retirement shall be excluded in the calculation of the amount of Restricted Payments and

              (B)  the Capital Stock Sale Proceeds from such exchange or sale shall be excluded from the calculation pursuant to clause (a)(iii)(B) above;

            (iii)  purchase, repurchase, redeem, legally defease, acquire or retire for value any Subordinated Obligations in exchange for, or out of the proceeds of the substantially concurrent sale of, Permitted Refinancing Debt; provided, however, that such purchase, repurchase, redemption, legal defeasance, acquisition or retirement shall be excluded in the calculation of the amount of Restricted Payments;

            (iv)  make an Investment, if at the time the Company or any Restricted Subsidiary first Incurred a commitment for such Restricted Payment, such Restricted Payment could have been made; provided, however, that the Investment is made within 90 days from the date in which the Company or the Restricted Subsidiary Incurs the commitment; and provided further, however, that all commitments Incurred and outstanding and not terminated shall be treated as if such commitments were Restricted Payments expended by the Company or the Restricted Subsidiary at the time the commitments were Incurred;

            (v)  the repurchase of equity interests of the Company or any of its Restricted Subsidiaries deemed to occur upon the exercise of stock options upon surrender of equity interests to pay the exercise price of such options;

            (vi)  repurchase, redeem or retire for value any Capital Stock of the Company or any of its Subsidiaries from current or former employees of the Company or any of its Subsidiaries (or permitted transferees of such current or former employees), pursuant to the terms of agreements (including employment agreements, employee stock options or restricted stock agreements) or plans (or amendments thereto) approved by the Board of Directors under which such individuals purchase or sell, or are granted the option to purchase or sell, shares of such Capital Stock; provided, however, that:

              (A)  the aggregate amount of such repurchases shall not exceed $7.5 million in any calendar year and

              (B)  at the time of such repurchase, no Default or Event of Default shall have occurred and be continuing (or result therefrom);

    provided further, however, that such repurchases shall be included in the calculation of the amount of Restricted Payments pursuant to clause (a)(iii) above;

            (vii) pay mandatory dividends or distributions on, or mandatorily redeem, Boxboard's outstanding Class A and Class B Preferred Shares and Wood Wyant Inc.'s Preferred Shares as required by the terms of such preferred shares in effect on the Issue Date; provided, however, that at the time of such dividend, distribution or redemption, no Default or Event of Default shall have occurred and be continuing (or result therefrom); provided further, however, that such dividends, distributions or redemptions shall be excluded in the calculation of the amount of Restricted Payments;

            (viii)pay dividends or distributions in the ordinary course of business on the Company's outstanding Capital Stock or Preferred Stock or make open market purchases of shares of the Company's outstanding Capital Stock pursuant to stock buyback programs approved by the Board of Directors, in an amount which, when combined with all such dividends, distributions and purchases, does not exceed $20.0 million in the aggregate in any calendar year; provided, however, that at the time of such dividend, distribution or purchase,

              (A)  the Company could Incur at least $1.00 of additional Debt pursuant to clause (a)(i) of Section 4.09 hereof, after giving pro forma effect to such dividend or distribution; and

              (B)  no Default or Event of Default shall have occurred and be continuing (or result therefrom);

    provided further, however, that such dividends or distributions shall be excluded in the calculation of the amount of Restricted Payments;

            (ix)  purchase, repurchase, redeem, legally defease, acquire or retire for value any Subordinated Obligations from Net Available Cash to the extent permitted by Section 4.12 hereof, provided, however, that such purchase, repurchase, redemption, legal defeasance, acquisition or retirement for value shall be excluded in the calculation of the amount of Restricted Payments;

            (x)  purchase or redeem any Subordinated Obligations, to the extent required by the terms of such Debt following a Change of Control; provided, however, that the Company has made a Change of Control Offer and has purchased all Notes tendered in connection with that Change of Control Offer; provided further, however, that such purchase or redemption shall be included in the calculation of the amount of Restricted Payments; and

            (xi)  so long as no Event of Default has occurred and is continuing, make Investments in Permitted Joint Ventures; provided that the aggregate amount of such Investments made pursuant to this clause (xi) shall not exceed the greater of $100.0 million or 5% of Consolidated Net Tangible Assets; provided further, however, that such Investments shall be excluded in the calculation of the amount of Restricted Payments.

        Section 4.11.    Liens

        The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, Incur or suffer to exist, any Lien (other than Permitted Liens) upon any of its Property (including Capital Stock of a Restricted Subsidiary), whether owned at the Issue Date or thereafter acquired, or any interest therein or any income or profits therefrom, unless it has made or will make effective provision whereby the Notes or the applicable Subsidiary Guarantee will be secured by such Lien equally and ratably with (or, if such other Debt constitutes Subordinated Obligations, prior to) all other Debt of the Company or any Restricted Subsidiary secured by such Lien for so long as such other Debt is secured by such Lien; provided, however, that if the Debt so secured is expressly subordinated to the Notes, then the Lien securing such Debt shall be subordinated and junior to the Lien securing the Notes or the Subsidiary Guarantees.

        Section 4.12.    Asset Sales.

          (a)  The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, consummate any Asset Sale unless:

            (i)    the Company or such Restricted Subsidiary receives consideration, including the relief of liabilities, at the time of such Asset Sale at least equal to the Fair Market Value of the Property subject to such Asset Sale;

            (ii)  at least 75% of the consideration paid to the Company or such Restricted Subsidiary in connection with such Asset Sale is in the form of cash or Temporary Cash Investments; and

            (iii)  the Company delivers an Officers' Certificate to the Trustee certifying that such Asset Sale complies with the foregoing clauses (i) and (ii).

  Solely for the purposes of clause (a)(ii) of this Section 4.12, the following shall be deemed to be cash:

              (A)  the assumption by the purchaser of liabilities of the Company or any Restricted Subsidiary (other than contingent liabilities or liabilities that are by their terms subordinated to the Notes or the applicable Subsidiary Guarantee) as a result of which the Company and the Restricted Subsidiaries are no longer obligated with respect to such liabilities, and

              (B)  any securities, notes or other obligations received by the Company or any such Restricted Subsidiary from such Purchaser to the extent they are promptly converted or monetized by the Company or such Restricted Subsidiary into cash (to the extent of the cash received).

          (b)  The Net Available Cash (or any portion thereof) from Asset Sales may be applied by the Company or a Restricted Subsidiary, to the extent the Company or such Restricted Subsidiary elects (or is required by the terms of any Debt):

            (i)    to Repay

              (A)  Debt of the Company or any Restricted Subsidiary that is secured by the Property subject to such Asset Sale (excluding any Debt owed to the Company or an Affiliate of the Company) and/or

              (B)  Debt under the New Revolving Credit Facility; or

            (ii)  to reinvest in Additional Assets (including by means of an Investment in Additional Assets by a Restricted Subsidiary with Net Available Cash received by the Company or another Restricted Subsidiary); or

            (iii)  to make capital expenditures to improve existing assets.

          (c)  Any Net Available Cash from an Asset Sale not applied in accordance with clause (b) of this Section 4.12 within 360 days (or, in the case of an Asset Sale consisting of the sale of 100% of the Company's interest in Norampac Inc., 720 days) from the date of the receipt of such Net Available Cash or that is not segregated from the general funds of the Company for investment in identified Additional Assets in respect of a project that shall have been commenced, and for which binding contractual commitments have been entered into, prior to the end of such 360-day period (or, if applicable, 720-day period) and that shall not have been completed or abandoned shall constitute "Excess Proceeds;" provided, however, that the amount of any Net Available Cash that ceases to be so segregated as contemplated above and any Net Available Cash that is segregated in respect of a project that is abandoned or completed shall also constitute "Excess Proceeds" at the time any such Net Available Cash ceases to be so segregated or at the time the relevant project is so abandoned or completed, as applicable; provided further, however, that the amount of any Net Available Cash that continues to be segregated for investment and that is not actually reinvested within 360 days (or 720 days in the case of the aforementioned sale of Norampac) from the date of the receipt of such Net Available Cash shall also constitute "Excess Proceeds."

          (d)  When the aggregate amount of Excess Proceeds exceeds $25.0 million (taking into account income earned on such Excess Proceeds, if any), the Company will be required to make an Asset Sale Offer which offer shall be in the amount of the Allocable Excess Proceeds (as defined below), on a pro rata basis according to principal amount, at a purchase price equal to 100% of the principal amount thereof, plus accrued and unpaid interest and Special Interest, if any, to the purchase date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), in accordance with the procedures (including prorating in the event of oversubscription) set forth in this Indenture. To the extent that any portion of the amount of Net Available Cash remains after compliance with the preceding sentence and provided that all Holders of Notes have been given the opportunity to tender their Notes for purchase in accordance with this Indenture, the Company or such Restricted Subsidiary may use such remaining amount for any purpose not otherwise prohibited by this Indenture and the amount of Excess Proceeds will be reset to zero.

          (e)  The term "Allocable Excess Proceeds" shall mean the product of:

            (i)    the Excess Proceeds and

            (ii)  a fraction,

              (A)  the numerator of which is the aggregate principal amount of the Notes outstanding on the date of the Asset Sale Offer, and

              (B)  the denominator of which is the sum of the aggregate principal amount of the Notes outstanding on the date of the Asset Sale Offer and the aggregate principal amount of other Debt of the Company outstanding on the date of the Asset Sale Offer that is pari passu in right of payment with the Notes and subject to terms and conditions in respect of Asset Sales similar in all material respects to this Section 4.12 and requiring the Company to make an offer to purchase such Debt at substantially the same time as the Asset Sale Offer.

          (f)    Within five business days after the Company is obligated to make a Asset Sale Offer as described in clause (d) of this Section 4.21, the Company shall send a written notice, by first-class mail, to the Holders of Notes, accompanied by such information regarding the Company and its Subsidiaries as the Company in good faith believes will enable such Holders to make an informed decision with respect to such Asset Sale Offer. Such notice shall state, among other things, the purchase price and the purchase date, which shall be, subject to any contrary requirements of applicable law, a business day no earlier than 30 days nor later than 60 days from the date such notice is mailed.

          (g)  The Company shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with any repurchase of Notes pursuant to this Section 4.12. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section 4.12, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.12 by virtue thereof.

        Section 4.13.    Restrictions on Distributions from Restricted Subsidiaries.

          (a)  The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create or otherwise cause or suffer to exist any consensual restriction on the right of any Restricted Subsidiary to:

            (i)    pay dividends, in cash or otherwise, or make any other distributions on or in respect of its Capital Stock, or pay any Debt or other obligation owed, to the Company or any other Restricted Subsidiary,

            (ii)  make any loans or advances to the Company or any other Restricted Subsidiary or

            (iii)  transfer any of its Property to the Company or any other Restricted Subsidiary.

          (b)  The foregoing limitations will not apply:

            (i)    with respect to clauses (a)(i), (ii) and (iii), to restrictions:

              (A)  in effect on the Issue Date, including, without limitation, restrictions pursuant to the Notes, this Indenture, the indenture governing the Boxboard Notes and the New Revolving Credit Facility or pursuant to a credit agreement or credit agreements which may be entered into after the Issue Date under which one or more Foreign Subsidiaries that are Restricted Subsidiaries can Incur up to $15.0 million of Debt so long as such Debt is Incurred pursuant to Section 4.09(b)(ii) hereof and that are no more restrictive, taken as a whole, than those contained in the New Revolving Credit Facility on the Issue Date or, except in the case of the Boxboard Notes, pursuant to any amendment, modification, restatement, renewal, supplement, refunding, replacement or refinancing of the agreement containing such restriction; provided that the restrictions contained therein are no more restrictive, taken as a whole, than the restrictions contained in those agreements as in effect on the date of this Indenture,

              (B)  relating to Debt of a Restricted Subsidiary and existing at the time it became a Restricted Subsidiary if such restriction was not created in connection with or in anticipation of the transaction or series of transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was acquired by the Company,

              (C)  that result from the Refinancing of Debt Incurred pursuant to an agreement referred to in clause (i)(A) (except for the Boxboard Notes) or (B) above or in clause (ii)(A) or (B) below, provided such restriction is no less favorable to the Holders than those under the agreement evidencing the Debt so Refinanced,

              (D)  arising in connection with a Qualified Securitization Transaction (including limitations set forth in the governing documents of a Special Purpose Vehicle), or

              (E)  existing under or by reason of applicable law, and

            (ii)    with respect to clause (a)(iii) only, to restrictions:

              (A)  relating to Debt that is permitted to be Incurred and secured without also securing the Notes or the applicable Subsidiary Guarantee pursuant to Sections Section 4.09 and Section 4.11 hereof, that limit the right of the debtor to dispose of the Property securing such Debt,

              (B)  encumbering Property at the time such Property was acquired by the Company or any Restricted Subsidiary, so long as such restriction relates solely to the Property so acquired and was not created in connection with or in anticipation of such acquisition,

              (C)  resulting from customary provisions restricting subletting or assignment of leases or customary provisions in other agreements that restrict assignment of such agreements or rights thereunder,

              (D)  that constitute customary restrictions contained in sale agreements limiting the transfer of Capital Stock or Property pending the closing of such sale,

              (E)  that constitute customary restrictions contained in joint venture agreements entered into in the ordinary course of business and in good faith and not otherwise prohibited under this Indenture, or

              (F)  existing by virtue of any transfer of, agreement to transfer, option or right with respect to, or Lien on, any Property of the Company or any Restricted Subsidiary not otherwise prohibited by this Indenture.

        Section 4.14.    Affiliate Transactions.

          (a)  The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, conduct any business or enter into or suffer to exist any transaction or series of transactions (including the purchase, sale, transfer, assignment, lease, conveyance or exchange of any Property or the rendering of any service) with, or for the benefit of, any Affiliate of the Company (an "Affiliate Transaction"), unless:

            (i)    the terms of such Affiliate Transaction are set forth in writing and no less favorable to the Company or such Restricted Subsidiary, as the case may be, than those that could be obtained in a comparable arm's-length transaction with a Person that is not an Affiliate of the Company,

            (ii)    if such Affiliate Transaction involves aggregate payments or value in excess of $20.0 million, the Board of Directors (including at least a majority of the disinterested members of the Board of Directors) approves such Affiliate Transaction and, in its good faith judgment, believes that such Affiliate Transaction complies with clause (a)(i) of this Section 4.14 as evidenced by a Board Resolution promptly delivered to the Trustee, and

            (iii)    if such Affiliate Transaction involves aggregate payments or value in excess of $50.0 million, the Company obtains a written opinion from an Independent Financial Advisor to the effect that the consideration to be paid or received in connection with such Affiliate Transaction is fair, from a financial point of view, to the Company and the Restricted Subsidiaries.

          (b)  Notwithstanding the foregoing limitation, the Company or any Restricted Subsidiary may enter into or suffer to exist the following:

            (i)    any transaction or series of transactions between the Company and one or more Restricted Subsidiaries or between two or more Restricted Subsidiaries; provided that if one of the parties to such transaction or series of transactions is a Restricted Subsidiary that is not a

    Subsidiary Guarantor, no more than 5% of the total voting power of the Voting Stock (on a fully diluted basis) of such Restricted Subsidiary is owned by a stockholder of the Company that is an Affiliate;

            (ii)    any Restricted Payment permitted to be made pursuant to Section 4.10 hereof, or any Permitted Investment;

            (iii)    the payment of compensation (including amounts paid pursuant to employee benefit plans) for the personal services of officers, directors and employees of the Company or any of the Restricted Subsidiaries, whether in cash, securities or otherwise, so long as the Board of Directors in good faith shall have approved the terms thereof and deemed the services theretofore or thereafter to be performed for such compensation to be fair consideration therefor;

            (iv)    loans and advances to employees made in the ordinary course of business and consistent with the past practices of the Company or such Restricted Subsidiary, as the case may be; provided that such loans and advances do not exceed $7.5 million in the aggregate at any one time outstanding;

            (v)    the issuance or sale of any Capital Stock (other than Disqualified Capital Stock) of the Company;

            (vi)    transactions with customers, suppliers, contractors, joint venture partners or purchasers or sellers of goods or services, in each case which are in the ordinary course of business and consistent with industry practice (including, without limitation, pursuant to agreements in existence on the date of this Indenture) and otherwise in compliance with the terms of this Indenture, and which are fair to the Company or its Restricted Subsidiaries, as applicable, in the reasonable determination of the Board of Directors and are on terms no less favorable to the Company or such Restricted Subsidiary, as the case may be, than those that could be obtained in a comparable arm's-length transaction with a Person that is not an Affiliate of the Company;

            (vii)    payments or other transactions pursuant to any tax-sharing agreement approved by the Board of Directors and entered into in good faith between the Company and any other Person with which the Company files a consolidated tax return or with which the Company is a part of a consolidated group for tax purposes;

            (viii)    payments from Affiliates to the Company or a Restricted Subsidiary for operational, management and financial services pursuant to agreements that are on terms no less favorable to the Company or such Restricted Subsidiary, as the case may be, than those that could be obtained in a comparable arm's-length transaction with a Person that is not an Affiliate of the Company;

            (ix)    any sale, conveyance or other transfer of Receivables and other related assets customarily transferred in a Qualified Securitization Transaction; and

            (x)    director and officer indemnification agreements entered into in good faith and approved by the Board of Directors.

        Section 4.15.    Sale and Leaseback Transactions.

          (a)  The Company shall not, and shall not permit any Restricted Subsidiary to, enter into any Sale and Leaseback Transaction with respect to any Property unless:

            (i)    the Company or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Sale and Leaseback transaction at least equal to the Fair Market Value of the Property subject to such transaction;

            (ii)    the Company or such Restricted Subsidiary would be entitled to Incur Debt in an amount equal to the Attributable Debt with respect to such Sale and Leaseback Transaction pursuant to Section 4.09 hereof; and

            (iii)    the Sale and Leaseback Transaction is effected in compliance with Section 4.12 hereof.

          (b)  In the event that paragraph (a) of this Section 4.15 no longer applies to the Company and its Restricted Subsidiaries in light of the circumstances described in Section 4.20 hereof, the Company shall not, and shall not permit any Restricted Subsidiary to, enter into any Sale and Leaseback Transaction with respect to any Property unless

            (i)    the Company or such Restricted Subsidiary would be entitled to create a Lien on such Property securing such Attributable Debt without also securing the Notes or the applicable Subsidiary Guarantee pursuant to Section 4.11 hereof; and

            (ii)    the greater of the net proceeds of the sale or the fair value of such Property is applied within 180 days either to (A) the retirement of Debt of the Company or (B) the purchase of other Property having a value at least equal to the greater of such amounts.

        Section 4.16.    Issuance or Sale of Capital Stock of Restricted Subsidiaries.

        The Company shall not:

          (a)  sell, pledge, hypothecate or otherwise dispose of any shares of Capital Stock of a Restricted Subsidiary, or

          (b)  permit any Restricted Subsidiary to, directly or indirectly, issue or sell or otherwise dispose of any shares of its Capital Stock,

other than, in the case of either (a) or (b):

          (1)    directors' qualifying shares,

          (2)    pledges of Capital Stock of Subsidiaries of the Company that constitute Permitted Liens or Liens securing Senior Debt,

          (3)    to the Company or a Restricted Subsidiary, or

          (4)    a disposition of outstanding shares of Capital Stock of a Restricted Subsidiary by the Company or a Restricted Subsidiary to another Person; provided, however, that, in the case of this clause (4), such disposition is effected in compliance with Section 4.12 hereof, and, to the extent applicable, Section 4.10 hereof.

        Section 4.17.    Designation of Restricted and Unrestricted Subsidiaries.

          (a)  The Board of Directors may designate any Subsidiary of the Company to be an Unrestricted Subsidiary if such designation is permitted under Section 4.10 and the Subsidiary to be so designated:

            (i)    does not own any Capital Stock or Debt of, or own or hold any Lien on any Property of, the Company or any other Restricted Subsidiary;

            (ii)    has no Debt other than Non-Recourse Debt;

            (iii)    is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary of the Company unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company;

            (iv)    is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (1) to subscribe for additional Capital Stock or (2) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results; and

            (v)    has not Guaranteed or otherwise directly or indirectly provided credit support for any Debt of the Company of any of its Restricted Subsidiaries.

          (b)    Unless so designated as an Unrestricted Subsidiary, any Person that becomes a Subsidiary of the Company will be classified as a Restricted Subsidiary; provided, however, that such Subsidiary shall not be designated a Restricted Subsidiary and shall be automatically classified as an Unrestricted Subsidiary if either of the requirements set forth in paragraphs (x) and (y) of Section 4.17(d) hereof shall not be satisfied after giving pro forma effect to such classification or if such Person is a Subsidiary of an Unrestricted Subsidiary.

          (c)  Except as provided in the first sentence of clause (b) of this Section 4.17, no Restricted Subsidiary may be redesignated as an Unrestricted Subsidiary, and neither the Company nor any Restricted Subsidiary shall at any time be directly or indirectly liable for any Debt that provides that the holder thereof may (with the passage of time or notice or both) declare a default thereon or cause the payment thereof to be accelerated or payable prior to its Stated Maturity upon the occurrence of a default with respect to any Debt, Lien or other obligation of any Unrestricted Subsidiary (including any right to take enforcement action against such Unrestricted Subsidiary). Upon designation of a Restricted Subsidiary as an Unrestricted Subsidiary in compliance with this Section 4.17, such Restricted Subsidiary shall, by execution and delivery of a supplemental indenture in form satisfactory to the Trustee, be released from any Subsidiary Guarantee previously made by such Restricted Subsidiary.

          (d)  The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary if, immediately after giving pro forma effect to such designation,

      (x)
      the Company could Incur at least $1.00 of additional Debt pursuant to clause (a)(i) of Section 4.09 hereof, and

      (y)
      no default or Event of Default shall have occurred and be continuing or would result therefrom.

          (e)  Any such designation or redesignation by the Board of Directors will be evidenced to the Trustee by filing with the Trustee a resolution of the Board of Directors giving effect to such designation or redesignation and an Officers' Certificate that:

      (1)
      certifies that such designation or redesignation complies with the preceding provisions, and

      (2)
      gives the effective date of such designation or redesignation,

  such filing with the Trustee to occur within 45 days after the end of the fiscal quarter of the Company in which such designation or redesignation is made (or, in the case of a designation or redesignation made during the last fiscal quarter of the Company's fiscal year, within 90 days after the end of such fiscal year).

        Section 4.18.    Repurchase at the Option of Holders Upon a Change of Control.

          (a)  Upon the occurrence of a Change of Control, the Company shall offer to repurchase all or any part (equal to US$1,000 or an integral multiple of US$1,000) of the Notes pursuant to the offer described below (the "Change of Control Offer") at a purchase price, in cash (the "Change of Control Purchase Price"), equal to 101% of the aggregate principal amount of Notes repurchased, plus accrued and unpaid interest and Special Interest, if any, on the Notes repurchased, to the purchase date (subject to the right of Holders on the relevant record date to receive interest to, but excluding, the Change of Control Payment Date (as defined below)). Each Holder shall have the right to require the Company to repurchase all or any part (equal to US$1,000 or an integral multiple of US$1,000) of such Holder's Notes pursuant to such offer.

          Within 30 days following any Change of Control, unless the Company has mailed a redemption notice with respect to all of the outstanding Notes in accordance with Section 3.07, the Company shall:

            (i)    cause a notice of the Change of Control Offer to be sent at least once to the Dow Jones News Service or similar business news service in the United States and

            (ii)    send, by first-class mail, with a copy to the Trustee, to each Holder, at such Holder's address appearing in the securities register maintained in respect of the Notes by the Registrar (the "Security Register"), a notice stating:

              (A)  that a Change of Control has occurred and a Change of Control Offer is being made pursuant to this Section 4.18 and that all Notes timely tendered will be accepted for payment;

              (B)  the Change of Control Purchase Price and the purchase date, which shall be, subject to any contrary requirements of applicable law, a Business Day no earlier than 30 days and no later than 60 days from the date such notice is mailed (the "Change of Control Payment Date");

              (C)  the circumstances and relevant facts regarding the Change of Control; and

              (D)  the procedures that Holders must follow in order to tender their Notes (or portions thereof) for payment, and the procedures that Holders must follow in order to withdraw an election to tender Notes (or portions thereof) for payment.

          The Company shall comply, to the extent applicable, with the requirements of Section 14(e) under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with this Section 4.18 or other provisions of this Indenture, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.18 by virtue of such conflict.

          (b)  On the Change of Control Payment Date, the Company shall, to the extent lawful:

            (i)    accept for payment all Notes or portions of Notes properly tendered pursuant to the Change of Control Offer;

            (ii)    deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes properly tendered; and

            (iii)    deliver or cause to be delivered to the Trustee or Paying Agent, on its behalf, the Notes properly accepted together with an Officers' Certificate stating the aggregate principal amount of Notes or portions of Notes being tendered and purchased by the Company.

          The Paying Agent shall promptly mail to each Holder of Notes properly tendered the Change of Control Payment for such Notes, and the Trustee shall promptly authenticate and mail (or cause to be transferred by book-entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each new Note will be in a principal amount of US$1,000 or an integral multiple of US$1,000.

          (c)  If the Change of Control Payment Date is on or after a Regular Record Date and on or before the related Interest Payment Date, any accrued and unpaid interest and Special Interest, if any, shall be paid to the Person in whose name a Note is registered, at the close of business on such Regular Record Date, and no additional interest shall be payable to Holders who tender pursuant to the Change of Control Offer.

          (d)  The provisions described above that require the Company to make a Change of Control Offer following a Change of Control shall be applicable whether or not any other provisions of this Indenture are applicable. Except as described in this Section 4.18, this Indenture does not contain provisions that permit the Holders of the Notes to require that the Company repurchase or redeem the Notes in the event of a takeover, recapitalization or similar transaction that does not involve a Change of Control.

          (e)  The Company shall not be required to make a Change of Control Offer upon a Change of Control if a third party makes a Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by the Company and purchases all Notes properly tendered and not withdrawn under the Change of Control Offer.

        Section 4.19.    Future Subsidiary Guarantors.

          (a)  The Company shall cause (i) each Person that becomes a Canadian or U.S. Restricted Subsidiary following the Issue Date to execute and deliver to the Trustee a Subsidiary Guarantee at the time such Person becomes a Canadian or U.S. Restricted Subsidiary, excluding any Special Purpose Vehicle, and (ii) any Foreign Subsidiary that is a Restricted Subsidiary that Guarantees any Debt of the Company or of any Canadian or U.S. Restricted Subsidiary following the Issue Date to execute and deliver to the Trustee a Subsidiary Guarantee at the time of such Guarantee; provided, however, that in the case of clause (ii), a Foreign Subsidiary will not be required to deliver a Subsidiary Guarantee if and so long as:

      (x)
      the other Debt being Guaranteed by such Foreign Subsidiary is Senior Debt, and

      (y)
      the Guarantee by the Foreign Subsidiary of such other Debt is not "full and unconditional" (as such term is defined in Rule 3-10 of Regulation S-X under the Exchange Act) and providing an unconditional Guarantee of such other Debt or the Notes would constitute a fraudulent conveyance, result in adverse tax consequences to the Company or violate applicable local law.

          (b)  In addition, the Company shall cause Boxboard and each of its Canadian and U.S. Restricted Subsidiaries to execute and deliver to the Trustee Subsidiary Guarantees upon the earlier of (i) the first date upon which Boxboard or such Restricted Subsidiary, as the case may be, is permitted, pursuant to the terms of the indenture governing the Boxboard Notes, to Guarantee the Company's total payment obligations under all of the then-outstanding Notes, and (ii) the first date upon which the Boxboard Notes are no longer outstanding or have been defeased.

        Section 4.20.    Covenant Termination.

          (a)  All of the covenants set forth in Article 4 hereof shall be applicable to the Company and its Restricted Subsidiaries unless the Company reaches Investment Grade Status. After the Company has reached Investment Grade Status, and notwithstanding that the Company may later cease to have an Investment Grade Rating from either or both of the Rating Agencies, the Company and its Restricted Subsidiaries shall be released from their obligations to comply with Sections 4.09, 4.10, 4.12, 4.13, 4.14, 4.15 (except for clause (b) thereof), 4.16 and 4.18 but shall remain obligated to comply with the following:

            (i)    Sections 4.01 through 4.08;

            (ii)    Section 4.11;

            (iii)    clause (b) of Section 4.15;

            (iv)    Section 4.17 (other than clause (x) of the third paragraph of clause (b) thereof (and such clause (x) as referred to in the first paragraph of clause (b) thereunder));

            (v)    Section 4.19;

            (vi)    Section 4.21; and

            (vii)    Section 4.22.

          (b)  The Company and the Subsidiary Guarantors shall also, upon reaching Investment Grade Status, remain obligated to comply with Section 5.01 (other than clauses (a)(v) and (b)(v) thereunder).

        Section 4.21.    Additional Amounts.

          (a)  Payments made by the Company under or with respect to the Notes shall be made free and clear of and without withholding or deduction for or on account of any present or future tax, duty, levy, interest, assessment or other governmental charge imposed or levied by or on behalf of the Government of Canada or any province or territory thereof or by any local, provincial or federal authority or agency therein or thereof having power to tax ("Taxes"), unless the Company is required to withhold or deduct Taxes under Canadian law or by the interpretation or administration thereof. If, after the Issue Date, the Company is so required to withhold or deduct any amount for or on account of Taxes from any payment made under or with respect to the Notes, the Company shall pay to each Holder of Notes that are outstanding on the date of the required payment, such additional amounts ("Additional Amounts") as may be necessary so that the net amount received by such Holder (including the Additional Amounts) after such withholding or deduction shall not be less than the amount such Holder would have received if such Taxes had not been withheld or deducted; provided that no Additional Amounts shall be payable with respect to a payment made to a Holder of the Notes (an "Excluded Holder"):

            (i)    with which the Company does not deal at arm's length (within the meaning of the Income Tax Act (Canada)) at the time of making such payment,

            (ii)    which is subject to such Taxes by reason of its being connected with Canada or any province or territory thereof otherwise than by the mere holding of the Notes or the receipt of payments thereunder,

            (iii)    which, despite being required by law, failed to comply with a timely request of the Company to provide information concerning such holder's nationality, residence, entitlement to treaty benefits, identity or connection with Canada or any political subdivision or authority thereof, if and to the extent that due and timely compliance with such request would have reduced or eliminated any Taxes as to which Additional Amounts would have otherwise been payable to such Holder but for this clause, or

            (iv)    any combination of the above clauses in this proviso.

          (b)    The Company shall also:

            (i)    make such withholding or deduction, and

            (ii)    remit the full amount deducted or withheld to the relevant authority in accordance with applicable law.

          (c)  The Company shall furnish, within 30 days after the date the payment of any Taxes is due pursuant to applicable law, to the Holders of Notes that are outstanding on the date of the required payment copies of tax receipts, if any, evidencing that such payment has been made by the Company. The Company shall indemnify and hold harmless each Holder of Notes that are outstanding on the date of the required payment (other than an Excluded Holder) and upon written request reimburse each such Holder for the amount of:

            (i)    any Taxes so levied or imposed and paid by such Holder as a result of payments made under or with respect to the Notes,

            (ii)    any liability (including penalties, interest and expense) arising therefrom or with respect thereto, and

            (iii)    any Taxes imposed with respect to any reimbursement under clause (c)(i) or (ii) above.

          (d)  At least 30 days prior to each date on which any payment under or with respect to the Notes is due and payable, if the Company becomes obligated to pay Additional Amounts with respect to such payment, the Company shall deliver to the Trustee an Officers' Certificate stating the fact that such Additional Amounts shall be payable, and the amounts so payable and shall set forth such other information as is necessary to enable the Trustee to pay such Additional Amounts to the Holders of the Notes on the payment date. Whenever in this Indenture there is mentioned, in any context:

            (i)    the payment of principal (and premium, if any),

            (ii)    purchase prices in connection with a repurchase of Notes,

            (iii)    interest and Special Interest, if any, or

            (iv)    any other amount payable on or with respect to any of the Notes,

  such mention shall be deemed to include mention of the payment of Additional Amounts provided for in this Section 4.21 to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.

        Section 4.22.    Quebec Subsidiaries.

        On or before December 31, 2003, the Company shall cause each of the Quebec Subsidiaries (a) to merge into or consolidate with the Company or a Subsidiary Guarantor that is not a Quebec Subsidiary or (b) to transfer all of its assets to the Company or a Subsidiary Guarantor that is not a Quebec Subsidiary and liquidate.

ARTICLE 5.

SUCCESSORS

        Section 5.01.    Merger, Consolidation and Sale of Assets.

          (a)  The Company shall not merge, consolidate or amalgamate with or into any other Person or sell, transfer, assign, lease, convey or otherwise dispose of all or substantially all its Property in any one transaction or series of transactions unless:

            (i)    the Company shall be the Surviving Person in such merger, consolidation or amalgamation, or the Surviving Person (if other than the Company) formed by such merger, consolidation or amalgamation or to which such sale, transfer, assignment, lease, conveyance or disposition is made shall be a corporation organized and existing under the federal laws of Canada or the laws of any province thereof or the laws of the United States of America, any State thereof or the District of Columbia;

            (ii)    the Surviving Person (if other than the Company) expressly assumes, by supplemental indenture in form satisfactory to the Trustee, executed and delivered to the Trustee by such Surviving Person, the due and punctual payment of the principal of, and premium, if any, and accrued and unpaid interest and Special Interest, if any, on, all the Notes, according to their tenor, and the due and punctual performance and observance of all the covenants and conditions of this Indenture to be performed by the Company;

            (iii)    in the case of a sale, transfer, assignment, lease, conveyance or other disposition of all or substantially all the Property of the Company, such Property shall have been transferred as an entirety or virtually as an entirety to one Person;

            (iv)    immediately before and after giving effect to such transaction or series of transactions on a pro forma basis (and treating, for purposes of this clause (iv) and clause (v) below, any Debt that becomes, or is anticipated to become, an obligation of the Surviving Person or any Restricted Subsidiary as a result of such transaction or series of transactions as having been Incurred by the Surviving Person or such Restricted Subsidiary at the time of such transaction or series of transactions), no Default or Event of Default shall have occurred and be continuing;

            (v)    immediately after giving effect to such transaction or series of transactions on a pro forma basis, the Company or the Surviving Person, as the case may be, would be able to Incur at least $1.00 of additional Debt under clause (a)(i) of Section 4.09 hereof;

            (vi)    the Company shall deliver, or cause to be delivered, to the Trustee, in form and substance reasonably satisfactory to the Trustee, an Officers' Certificate and an Opinion of Counsel, each stating that such transaction and the supplemental indenture, if any, with respect thereto comply with this Section 5.01 and that all conditions precedent herein provided for relating to such transaction have been satisfied; and

            (vii)    the Surviving Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the holders will not recognize income, gain or loss for United States Federal income tax purposes as a result of such transaction or series of transactions and will be subject to United States Federal income tax on the same amounts and at the same times as would be the case if the transaction or series of transactions had not occurred and there will be no additional Canadian withholding taxes and no withholding taxes of any other jurisdiction imposed on any payments made pursuant to the Notes.

          (b)  The Company shall not permit any Subsidiary Guarantor to merge, consolidate or amalgamate with or into any other Person or sell, transfer, assign, lease, convey or otherwise dispose of all or substantially all its Property in any one transaction or series of transactions unless:

            (i)    the Surviving Person (if not such Subsidiary Guarantor) formed by such merger, consolidation or amalgamation or to which such sale, transfer, assignment, lease, conveyance or disposition is made shall be a corporation organized and existing under the federal laws of Canada or the laws of any province thereof or the laws of the United States of America, any State thereof or the District of Columbia;

            (ii)    the Surviving Person (if other than such Subsidiary Guarantor) expressly assumes, by supplemental indenture providing for a Subsidiary Guarantee in form satisfactory to the Trustee, executed and delivered to the Trustee by such Surviving Person, the due and punctual performance and observance of all the obligations of such Subsidiary Guarantor under its Subsidiary Guarantee;

            (iii)    in the case of a sale, transfer, assignment, lease, conveyance or other disposition of all or substantially all the Property of such Subsidiary Guarantor, such Property shall have been transferred as an entirety or virtually as an entirety to one Person;

            (iv)    immediately before and after giving effect to such transaction or series of transactions on a pro forma basis (and treating, for purposes of this clause (iv) and clauses (v) below, any Debt that becomes, or is anticipated to become, an obligation of the Surviving Person, the Company or any Restricted Subsidiary as a result of such transaction or series of transactions as having been Incurred by the Surviving Person, the Company or such Restricted Subsidiary at the time of such transaction or series of transactions), no Default or Event of Default shall have occurred and be continuing;

            (v)    immediately after giving effect to such transaction or series of transactions on a pro forma basis, the Company would be able to Incur at least $1.00 of additional Debt under clause (a)(i) of Section 4.09 hereof;

            (vi)    the Company shall deliver, or cause to be delivered, to the Trustee, in form and substance reasonably satisfactory to the Trustee, an Officers' Certificate and an Opinion of Counsel, each stating that such transaction and such Subsidiary Guarantee, if any, with respect thereto comply with this Section 5.01 and that all conditions precedent herein provided for relating to such transaction have been satisfied; and

            (vii)    the Surviving Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the holders will not recognize income, gain or loss for United States Federal income tax purposes as a result of such transaction or series of transactions and will be subject to United States Federal income tax on the same amounts and at the same times as would be the case if the transaction or series of transactions had not occurred and there will be no additional Canadian withholding taxes and no withholding taxes of any other jurisdiction imposed on any payments made pursuant to the Notes.

          (c)  This Section 5.01 shall not prohibit any Subsidiary Guarantor from consolidating with, merging into or transferring all or part of its assets to the Company or any other Canadian or U.S. Subsidiary Guarantor (provided that in the case of a consolidation, merger or transfer of all or part of the assets of any Wholly-Owned Subsidiary Guarantor, the other party thereto shall be the Company or a Wholly-Owned Subsidiary Guarantor). In addition, the foregoing provisions (other than clause (iv) in paragraphs (a) and (b) of this Section 5.01) shall not apply to any transactions which constitute an Asset Sale if the Company has complied with Section 4.12 hereof.

        Section 5.02.    Successor Corporation Substituted.

        The Surviving Person shall succeed to, and be substituted for, and may exercise every right and power of the Company under this Indenture (or of the Subsidiary Guarantor under the Subsidiary Guarantee, as the case may be), but the predecessor Company in the case of:

          (a)  a sale, transfer, assignment, conveyance or other disposition (unless such sale, transfer, assignment, conveyance or other disposition is of all the assets of the Company as an entirety or virtually as an entirety), or

          (b)  a lease,

shall not be released from any of the obligations or covenants under this Indenture, including with respect to the payment of the Notes.

ARTICLE 6.

DEFAULTS AND REMEDIES

        Section 6.01.    Events of Default.

          (a)  Each of the following is an "Event of Default:"

            (i)    failure to make the payment of any interest (including Additional Amounts) or Special Interest, if any, on the Notes when the same becomes due and payable, and such failure continues for a period of 30 days;

            (ii)    failure to make the payment of any principal of, or premium, if any, on, any of the Notes when the same becomes due and payable at its Stated Maturity, upon acceleration, redemption, optional redemption, required repurchase or otherwise;

            (iii)    failure to comply with the provisions of Section 5.01 hereof;

            (iv)    failure to make a Change of Control Offer pursuant to Section 4.18 hereof;

            (v)    failure to make an Asset Sale Offer pursuant to Section 4.12 hereof, and such failure continues for 30 days after written notice is given to the Company as provided below;

            (vi)    failure to comply with any other covenant or agreement in the Notes or in this Indenture (other than a failure that is the subject of the foregoing clause (i), (ii), (iii), (iv) or (v)) and such failure continues for 60 days after written notice is given to the Company as provided below;

            (vii)    a default under any Debt by the Company or any Restricted Subsidiary that results in acceleration of the maturity of such Debt, or failure to pay any such Debt at maturity, in an aggregate amount greater than $40.0 million or its foreign currency equivalent at the time and such acceleration has not been rescinded or annulled within ten Business Days after the date of such acceleration;

            (viii)    any judgment or judgments for the payment of money in an aggregate amount in excess of $40.0 million (or its foreign currency equivalent at the time) that shall be rendered against the Company or any Restricted Subsidiary and that shall not be waived, satisfied (including acknowledged to be the exclusive liability of a third-party insurer) or discharged for any period of 60 consecutive days during which a stay of enforcement shall not be in effect;

            (ix)    the Company or any of its Significant Subsidiaries pursuant to or within the meaning of any Bankruptcy Law:

              (A)  commences a voluntary case or gives notice of intention to make a proposal under any Bankruptcy Law;

              (B)  consents to the entry of an order for relief against it in an involuntary case or consents to its dissolution or winding-up;

              (C)  consents to the appointment of a custodian of it or for all or substantially all of its property;

              (D)  makes a general assignment for the benefit of its creditors;

              (E)  admits in writing its inability to pay its debts as they become due or otherwise admits its insolvency; or

              (F)  seeks a stay of proceedings against it or proposes or gives notice of intention to propose a compromise, arrangement or reorganization of any of its debts or obligations under any Bankruptcy Law; and

            (x)    a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

              (A)  is for relief against the Company or any of its Significant Subsidiaries in an involuntary case; or

              (B)  appoints a receiver, interim receiver, receiver and manager, liquidator, trustee or custodian of the Company or any of its Significant Subsidiaries or for all or substantially all of the property of the Company or any of its Significant Subsidiaries;

              (C)  orders the liquidation dissolution or winding-up of the Company or any of its Significant Subsidiaries; or

              (D)  orders the presentation of any plan or arrangement, compromise or reorganization of the Company or any of its Significant Subsidiaries or any group of subsidiaries that when taken together would constitute Significant Subsidiaries;

    and the order or decree remains unstayed and in effect for 60 consecutive days; and

            (xi)    any Subsidiary Guarantee of one or more Subsidiary Guarantors, which by themselves or taken together would constitute a Significant Subsidiary, ceases to be in full force and effect (other than in accordance with the terms of such Subsidiary Guarantee or this Indenture) or any Subsidiary Guarantor denies or disaffirms its obligations under its Subsidiary Guarantee.

        Section 6.02.    Acceleration.

        If any Event of Default (other than those of the type described in Section 6.01(ix) or (x)) shall have occurred and is continuing, the Trustee may, and the Trustee upon the request of Holders of 25% in principal amount of the outstanding Notes shall, or the Holders of at least 25% in principal amount of outstanding Notes may, declare the principal of all the Notes, together with all accrued and unpaid interest, premium, if any, and Special Interest, if any, to be due and payable by notice in writing to the Company and the Trustee specifying the respective Event of Default and that such notice is a notice of acceleration (the "Acceleration Notice"), and the same shall become immediately due and payable.

        In the case of an Event of Default specified in Section (ix) or (x) of Section 6.01 hereof, such amount with respect to all the Notes will become due and payable immediately without any declaration or other act on the part of the Trustee or the Holders of the Notes. Holders may not enforce this Indenture or the Notes except as provided in this Indenture.

        At any time after a declaration of acceleration with respect to the Notes, but before a judgment or decree based on acceleration is obtained by the Trustee, the Holders of a majority in principal amount of the Notes then outstanding (by notice to the Trustee) may rescind and cancel that declaration and its consequences if:

          (a)  the rescission would not conflict with any judgment or decree of a court of competent jurisdiction;

          (b)  all existing Defaults and Events of Default have been cured or waived except nonpayment of principal of or interest on the Notes that has become due solely by such declaration of acceleration;

          (c)  to the extent the payment of such interest is lawful, interest (at the same rate specified in the Notes) on overdue installments of interest and overdue payments of principal which has become due otherwise than by such declaration of acceleration has been paid;

          (d)  the Company has paid the Trustee its reasonable compensation and reimbursed the Trustee for its reasonable expenses, disbursements and advances; and

          (e)  in the event of the cure or waiver of an Event of Default of the type described in Section 6.01(ix) or (x), the Trustee has received an Officers' Certificate and Opinion of Counsel that such Event of Default has been cured or waived.

        In the case of an Event of Default occurring by reason of any willful action or inaction taken or not taken by the Company or on the Company's behalf with the intention of avoiding payment of the premium that the Company would have been required to pay if the Company had then elected to redeem the Notes pursuant to Section 3.07 hereof, an equivalent premium will also become and be immediately due and payable to the extent permitted by law upon the acceleration of the Notes. If an Event of Default occurs prior to February 15, 2008, by reason of any willful action or inaction taken or not taken by the Company or on the Company's behalf with the intention of avoiding the prohibition on redemption of the Notes prior to February 15, 2008, then the premium specified in Section 3.07 will also become immediately due and payable to the extent permitted by law upon acceleration of the Notes.

        Section 6.03.    Other Remedies.

        If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium, if any, and interest and Special Interest, if any, on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

        The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

        Section 6.04.    Waiver of Past Defaults.

        The Holders of a majority in principal amount of the Notes may waive by consent (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes) any then existing or potential Default, and its consequences, except a default in the payment of the principal of or interest on any Notes. In the event of any Event of Default specified in clause (a)(vii) of Section 6.01 hereof, such Event of Default and all consequences of that Event of Default, including without limitation any acceleration or resulting payment default, will be annulled, waived and rescinded, automatically and without any action by the Trustee or the Holders of the Notes, if within 60 days after the Event of Default arose:

          (a)  the Debt that is the basis for the Event of Default has been discharged;

          (b)  the holders of that Debt have rescinded or waived the acceleration, notice or action, as the case may be, giving rise to the Event of Default; or

          (c)  if the default that is the basis for such Event of Default has been cured.

When a Default or Event of Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any consequent right.

        Section 6.05.    Control by Majority.

        Subject to Section 7.01, Section 7.02(f) (including the Trustee's receipt of the security or indemnification described therein) and Section 7.07, in case an Event of Default shall occur and be continuing, the Holders of a majority in aggregate principal amount of the Notes then outstanding will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Notes.

        Section 6.06.    Limitation on Suits.

        No Holder will have any right to institute any proceeding with respect to this Indenture, or for the appointment of a receiver or trustee, or for any remedy thereunder, unless:

          (a)  such Holder has previously given to the Trustee written notice of a continuing Event of Default,

          (b)  Holders of at least 25% in aggregate principal amount of the Notes then outstanding have made written request and offered reasonable indemnity to the Trustee to institute such proceeding as trustee, and

          (c)  the Trustee shall not have received from the Holders of a majority in aggregate principal amount of the Notes then outstanding a direction inconsistent with such request and shall have failed to institute such proceeding within 60 days.

        A Holder may not use this Indenture to affect, disturb or prejudice the rights of another Holder or to obtain a preference or priority over another Holder.

        Section 6.07.    Rights of Holders to Receive Payment.

        Notwithstanding any other provision of this Indenture (including, without limitation, Section 6.06), the right of any Holder to receive payment of principal, premium, if any, and interest and Special Interest, if any, on the Notes held by such Holder, on or after the respective due dates expressed in the Notes (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

        Section 6.08.    Collection Suit by Trustee.

        If an Event of Default specified in Section 6.01 (i) or (ii) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal of, premium, if any, and interest and Special Interest, if any, then due and owing (together with interest on overdue principal and, to the extent lawful, interest) and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

        Section 6.09.    Trustee May File Proofs of Claim.

        The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relative to the Company (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to participate as a member, voting or otherwise, of any official committee of creditors appointed in such matter and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof. To the extent that any such compensation, expenses and advances of the Trustee and its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, moneys, securities and any other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

        Section 6.10.    Priorities.

        If the Trustee collects any money pursuant to this Article 6, it shall pay out the money in the following order:

        First:    to the Trustee, its agents and attorneys for amounts due under Section 7.07 hereof, including payment of all compensation, expenses and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

        Second:    to Holders for amounts due and unpaid on the Notes for principal, premium, if any, and interest and Special Interest, if any, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any, and interest and Special Interest, if any, respectively; and

        Third:    to the Company or to such party as a court of competent jurisdiction shall direct.

        The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 6.10.

        Section 6.11.    Undertaking for Costs.

        In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by the Company, a suit by a Holder pursuant to Section 6.07 hereof, or a suit by Holders of more than 10% in principal amount of the then outstanding Notes.

ARTICLE 7.

TRUSTEE

        Section 7.01.    Duties of Trustee

          (a)  If an Event of Default which the Trustee has, or is deemed to have, notice hereunder has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent Person would exercise or use under the circumstances in the conduct of such Person's own affairs.

          (b)  Except during the continuance of an Event of Default:

            (1)  the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee undertakes to perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

            (2)  in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; provided, however, that in the case of any such certificates or opinions which are specifically required to be furnished to the Trustee pursuant to this Indenture, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein or otherwise verify the contents thereof).

          (c)  The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

            (1)  this paragraph does not limit the effect of paragraph (b) of this Section;

            (2)  the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts;

            (3)  the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof; and

            (4)  no provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability.

          (d)  Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section.

          (e)  Except for information provided by the Trustee concerning the Trustee, the Trustee shall have no responsibility for any information in any prospectus or other disclosure material distributed with respect to the Notes.

        Section 7.02.    Rights of Trustee.

          (a)  The Trustee may conclusively rely and shall be protected in acting or refraining from acting upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in any such document. Any facsimile signature of any Person on a document required or permitted in this Indenture to be delivered to the Trustee shall constitute a valid and binding execution thereof by such Person.

          (b)  Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel. The Trustee may consult with counsel of its choice and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

          (c)  The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys, and the Trustee shall not be responsible for the misconduct or negligence of any agent or attorney appointed with due care.

          (d)  The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture, provided, however that the Trustee's conduct does not constitute willful misconduct or negligence.

          (e)  Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company.

          (f)    The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders shall have offered to the Trustee security or indemnity reasonably satisfactory to the Trustee against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

          (g)  The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a Default or Event of Default is received by a Responsible Officer of the Trustee at the Corporate Trust Office of the Trustee from the Company or the Holders of 25% in aggregate principal amount of the outstanding Notes, and such notice references the specific Default or Event of Default, the Notes and this Indenture and, in the absence of any such notice, the Trustee may conclusively assume that no such Default or Event of Default exists.

          (h)  Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed in writing with the Company.

          (i)    The Trustee shall not be required to give any bond or surety in respect of the performance of its power and duties hereunder.

          (j)    The Trustee shall have no duty to inquire as to the performance of the Company's covenants herein.

          (k)  The Trustee's immunities and protections from liability and its right to indemnification in connection with the performance of its duties under this Indenture shall extend to the Trustee's officers, directors, agents, attorneys and employees. Such immunities and protections and right to indemnification, together with the Trustee's right to compensation, shall survive the Trustee's resignation or removal, the defeasance or discharge of this Indenture and final payment of the Notes.

          (l)    The right of the Trustee to take the actions permitted by this Indenture shall not be construed as an obligation or duty to do so.

          (m)  The Trustee may request that the Company deliver an Officers' Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers' Certificate may be signed by any person authorized to sign an Officers' Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.

        Section 7.03.    Individual Rights of Trustee.

        The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest it must comply with TIA §310. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 7.10 and 7.11 hereof.

        Section 7.04.    Trustee's Disclaimer.

        The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Company's use of the proceeds from the Notes or any money paid to the Company or upon the Company's direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

        Section 7.05.    Notice of Defaults.

        If a Default or Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to Holders a notice of the Default or Event of Default within 90 days after it occurs unless such Default or Event of Default has since been cured. Except in the case of a Default or Event of Default in payment of principal of, premium, if any, or interest or Special Interest, if any, on any Note, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders.

        Section 7.06.    Reports by Trustee to Holders.

        Within 60 days after each May 15 beginning with the May 15 following the date of this Indenture, and for so long as Notes remain outstanding, the Trustee shall mail to the Holders a brief report dated as of such reporting date that complies with TIA §313(a) (but if no event described in TIA §313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with TIA §313(b)(2). The Trustee shall also transmit by mail all reports as required by TIA §313(c).

        A copy of each report at the time of its mailing to the Holders shall be mailed to the Company and filed with the Commission and each stock exchange on which the Notes are listed in accordance with TIA §313(d). The Company shall promptly notify the Trustee when the Notes are listed on any stock exchange and any delisting thereof.

        Section 7.07.    Compensation and Indemnity.

        The Company shall pay to the Trustee from time to time reasonable compensation for its acceptance of this Indenture and services hereunder as the Company and the Trustee shall agree in writing. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel.

        The Company shall indemnify the Trustee (in its capacity as Trustee) or any predecessor Trustee (in its capacity as Trustee) against any and all losses, claims, damages, penalties, fines, liabilities or expenses, including reasonable incidental and out-of-pocket expenses and reasonable attorneys fees ("losses") incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Company (including this Section 7.07) and defending itself against any claim (whether asserted by the Company or any Holder or any other person) or liability in connection with the exercise or performance of any of its powers or duties hereunder. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim, and the Trustee shall cooperate in the defense. The Trustee may have separate counsel if the Trustee has been reasonably advised by counsel that there may be one or more legal defenses available to it that are different from or additional to those available to the Company and in the reasonable judgment of such counsel it is advisable for the Trustee to engage separate counsel, and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld. The Company need not reimburse any expense or indemnify against any loss, liability or expense incurred by the Trustee through the Trustee's own willful misconduct, gross negligence or bad faith.

        The obligations of the Company under this Section 7.07 shall survive the satisfaction and discharge of this Indenture, the resignation or removal of the Trustee and payment in full of the Notes.

        To secure the Company's payment obligations in this Section, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal, premium, if any, and interest and Special Interest, if any, on particular Notes. Such Lien shall survive the satisfaction and discharge of this Indenture.

        When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(ix) or (x) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

        Section 7.08.    Replacement of Trustee.

        A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section.

        The Trustee may resign in writing at any time upon 30 days prior notice to the Company and be discharged from the trust hereby created by so notifying the Company. The Holders of a majority in principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Company in writing. The Company may remove the Trustee if:

          (a)  the Trustee fails to comply with Section 7.10 hereof;

          (b)  the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

          (c)  a custodian or public officer takes charge of the Trustee or its property; or

          (d)  the Trustee becomes incapable of acting.

        If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

        If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company, or the Holders of at least 10% in principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

        If the Trustee, after written request by any Holder who has been a Holder for at least six months, fails to comply with Section 7.10, such Holder may petition any court of competent jurisdiction, at the expense of the Company, for the removal of the Trustee and the appointment of a successor Trustee.

        A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders. Subject to the Lien provided for in Section 7.07 hereof, the retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company's obligations under Section 7.07 hereof shall continue for the benefit of the retiring Trustee.

        Section 7.09.    Successor Trustee by Merger, etc.

        If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation or banking association, the successor corporation or banking association without any further act shall, if such successor corporation or banking association is otherwise eligible hereunder, be the successor Trustee.

        Section 7.10.    Eligibility; Disqualification

        There shall at all times be a Trustee hereunder that is a Person organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least US$50,000,000 (or a wholly-owned subsidiary of a bank or trust company, or of a bank holding company, the principal subsidiary of which is a bank or trust company having a combined capital and surplus of at least US$50,000,000) as set forth in its most recent published annual report of condition.

        This Indenture shall always have a Trustee who satisfies the requirements of TIA §310(a)(1), (2) and (5). The Trustee is subject to TIA §310(b).

        Section 7.11.    Preferential Collection of Claims Against Company

        The Trustee is subject to TIA §311(a), excluding any creditor relationship listed in TIA §311(b). A Trustee who has resigned or been removed shall be subject to TIA § 311(a) to the extent indicated therein.

ARTICLE 8.

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

        Section 8.01.    Option to Effect Legal Defeasance or Covenant Defeasance.

        The Company may, at its option and at any time, elect to have either Section 8.02 or 8.03 hereof be applied to all outstanding Notes upon compliance with the conditions set forth below in this Article 8.

        Section 8.02.    Legal Defeasance and Discharge.

        Upon the Company's exercise under Section 8.01 hereof of the option applicable to this Section 8.02, the Company shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be deemed to have been discharged from its obligations with respect to all outstanding Notes on the date the conditions set forth below are satisfied (hereinafter, "Legal Defeasance") and each Guarantor shall be released from all of its obligations under its Guarantee. For this purpose, Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire Debt represented by the outstanding Notes, which shall thereafter be deemed to be "outstanding" only for the purposes of Section 8.05 hereof and the other Sections of this Indenture referred to in (a), (b), (c) and (d) below, and to have satisfied all its other obligations under the Notes and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of outstanding Notes to receive solely from the trust fund described in Section 8.04 hereof, and as more fully set forth in such Section, payments in respect of the principal of, premium, if any, or interest and Special Interest, if any, on such Notes when such payments are due, (b) the Company's obligations with respect to such Notes under Article 2 and Sections 4.01 and 4.02 hereof, (c) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Company's obligations in connection therewith and (d) this Article 8. If the Company exercises under Section 8.01 hereof the option applicable to this Section 8.02, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, payment of the Notes may not be accelerated because of an Event of Default. Subject to compliance with this Article 8, the Company may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03 hereof.

        Section 8.03.    Covenant Defeasance

        Upon the Company's exercise under Section 8.01 hereof of the option applicable to this Section 8.03, the Company shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be released from its obligations under the covenants contained in Sections 4.03, 4.09 through 4.19 and 4.22 hereof, and the operation of Section 5.01(a)(v) and Section 5.01(b)(v) hereof, with respect to the outstanding Notes on and after the date the conditions set forth in Section 8.04 are satisfied (hereinafter, "Covenant Defeasance") and each Guarantor shall be released from all of its obligations under its Guarantee with respect to such covenants in connection with such outstanding Notes and the Notes shall thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01 hereof, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby. If the Company exercises under Section 8.01 hereof the option applicable to this Section 8.03, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, payment of the Notes may not be accelerated because of an Event of Default specified in clause (iii), (iv), (v), (vi) (with respect to the covenants contained in Sections 4.03, 4.09 through 4.19 and 4.22 hereof), (vii), (viii), (ix), (x) (but in the case of (ix) and (x) of Section 6.01 hereof, with respect to Significant Subsidiaries only) and (xi) or because of the Company's failure to comply with clauses (a)(v) and (b)(v) of Section 5.01.

        Section 8.04.    Conditions to Legal or Covenant Defeasance.

        The following shall be the conditions to the application of either Section 8.02 or 8.03 hereof to the outstanding Notes.

        The Legal Defeasance or Covenant Defeasance may be exercised only if:

          (a)  the Company irrevocably deposits with the Trustee, in trust (the "defeasance trust"), for the benefit of the Holders of the Notes, cash in U.S. dollars, non-callable U.S. Government Securities, or a combination of cash in U.S. dollars and non-callable U.S. Government Securities, sufficient, in the opinion of a firm of independent public accountants of recognized international standing, to pay the principal, premium, if any, and interest and Special Interest, if any, on the outstanding Notes on the Stated Maturity or on the next available redemption date, as the case may be, and the Company must specify whether the Notes are being defeased to maturity or to that particular redemption date;

          (b)  in the case of Legal Defeasance, the Company delivers to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that (a) the Company has received from,

  or there has been published by, the Internal Revenue Service a ruling or (b) since the date hereof, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel will confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for U.S. Federal income tax purposes as a result of such Legal Defeasance and will be subject to U.S. Federal income tax in the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

          (c)  in the case of Legal Defeasance, the Company delivers to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for Canadian Federal, provincial or territorial income tax (including withholding tax) purposes as a result of such Legal Defeasance and will be subject to Canadian Federal, provincial or territorial income tax (including withholding tax) on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

          (d)  in the case of Covenant Defeasance, the Company delivers to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for U.S. Federal income tax or Canadian Federal, provincial or territorial income tax purposes as a result of such Covenant Defeasance and will be subject to U.S. Federal income tax or Canadian Federal, provincial or territorial income tax (including withholding tax) on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

          (e)  123 days pass after the deposit is made and during the 123-day period no Default described in Sections 6.01(ix) or (x) occurs with respect to the Company or any other Person making such deposit which is continuing at the end of the period;

          (f)    such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under, any agreement or instrument (other than this Indenture) to which the Company or any of its Restricted Subsidiaries is a party or by which the Company or any of its Restricted Subsidiaries is bound;

          (g)  the Company delivers to the Trustee an Opinion of Counsel to the effect that the trust resulting from the deposit does not constitute, or is qualified as, a regulated investment company under the Investment Company Act of 1940, as amended;

          (h)  the Company delivers to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

          (i)    Notwithstanding the foregoing, the Opinion of Counsel required by clause (b) above with respect to a Legal Defeasance need not be delivered if all Notes not theretofore delivered to the Trustee for cancellation (A) have become due and payable, (B) will become due and payable on the maturity date within one year or (C) as to which a redemption notice has been given calling the Notes for redemption within one year, under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company.

        Section 8.05.    Deposited Cash and U.S. Government Securities to be Held in Trust; Other Miscellaneous Provisions.

        Subject to Section 8.06 hereof, all cash and non-callable U.S. Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the "Trustee") pursuant to Section 8.04 hereof in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of all sums due and to become due thereon in respect of principal, premium, if any, and interest and Special Interest, if any, but such cash and securities need not be segregated from other funds except to the extent required by law.

        The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or U.S. Government Securities deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

        Anything in this Article 8 to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the request of the Company any cash or non-callable U.S. Government Securities held by it as provided in Section 8.04 hereof which, in the opinion of a nationally recognized firm of independent certified public accountants of recognized international standing expressed in a written certification thereof delivered to the Trustee (which may be the certification delivered under Section 8.04(a) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

        Section 8.06.    Repayment to Company.

        Any cash or non-callable U.S. Government Securities deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal, premium, if any, or interest or Special Interest, if any, on any Note and remaining unclaimed for two years after such principal, premium, if any, or interest or Special Interest, if any, has become due and payable shall be paid to the Company on its request or (if then held by the Company) shall be discharged from such trust; and the Holder shall thereafter, as an unsecured creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such cash and securities, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in The New York Times and The Wall Street Journal (national edition), notice that such cash and securities remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such cash and securities then remaining shall be repaid to the Company.

        Section 8.07.    Reinstatement.

        If the Trustee or Paying Agent is unable to apply any cash or non-callable U.S. Government Securities in accordance with Section 8.02 or 8.03 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or 8.03 hereof until such time as the Trustee or Paying Agent is permitted to apply all such cash and securities in accordance with Section 8.02 or 8.03 hereof, as the case may be; provided, however, that, if the Company makes any payment of principal of, premium, if any, or interest or Special Interest, if any, on any Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders to receive such payment from the cash and securities held by the Trustee or Paying Agent.

ARTICLE 9.

AMENDMENT, SUPPLEMENT AND WAIVER

        Section 9.01.    Without Consent of Holders of Notes.

        Notwithstanding Section 9.02 of this Indenture, the Company and the Trustee may amend or supplement this Indenture or the Notes without the consent of any Holder to:

          (a)  cure any ambiguity, omission, defect or inconsistency;

          (b)  provide for the assumption by a Surviving Person of the obligations of the Company under this Indenture;

          (c)  provide for uncertificated Notes in addition to or in place of certificated Notes (provided that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated Notes are described in Section 163(f)(2)(B) of the Code);

          (d)  add additional Subsidiary Guarantees with respect to the Notes or to release Subsidiary Guarantors from Subsidiary Guarantees as provided or permitted under this Indenture;

          (e)  secure the Notes;

          (f)    make any change that would provide additional rights or benefits to the Holders or that does not adversely affect the legal rights hereunder of any such Holder;

          (g)  make any change to comply with any requirement of the Commission in order to effect or maintain the qualification of this Indenture under the TIA or other applicable trust indenture legislation; or

          (h)  to provide for the issuance of Additional Notes in accordance with this Indenture.

        The Company and the Trustee may not amend the indenture without the consent of any Holder as provided in clause (b) above unless the Company shall have delivered to the Trustee:

            (A)  an Opinion of Counsel to the effect that Holders will not recognize income, gain or loss for U.S. Federal income tax purposes as a result of such assumption by a Surviving Person and will be subject to U.S. Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such assumption had not occurred; and

            (B)  an Opinion of Counsel in Canada to the effect that Holders will not recognize income, gain or loss for Canadian tax purposes as a result of such assumption by a Surviving Person and will be subject to Canadian taxes (including withholding taxes) on the same amounts, in the same manner and at the same times as would have been the case if such assumption had not occurred

        Section 9.02.    With Consent of Holders of Notes.

        Except as provided below in this Section 9.02, the Company and the Trustee may amend or supplement this Indenture and the Notes with the consent of the Holders of a majority in principal amount of the Notes, including Additional Notes, if any, then outstanding voting as a single class (including consents obtained in connection with a purchase of or tender offer or exchange offer for the Notes), and, subject to Sections 6.04 and 6.07 hereof, any existing Default or Event of Default (except a continuing Default or Event of Default in the payment of principal, premium, if any, or interest or Special Interest, if any, on the Notes) or compliance with any provision of this Indenture or the Notes (except for certain covenants and provisions of this Indenture which cannot be amended without the consent of each Holder) may be waived with the consent of the Holders of a majority in principal amount of the Notes, including Additional Notes, if any, then outstanding voting as a single class

(including consents obtained in connection with a purchase of or tender offer or exchange offer for the Notes).

        Without the consent of each Holder, an amendment or waiver under this Section 9.02 may not (with respect to any Notes held by a non-consenting Holder):

          (a)  reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

          (b)  reduce the rate of or change the time for payment of interest, including Special Interest, if any, on any Notes;

          (c)  reduce the principal of or change the fixed maturity of any Notes or change the date on which any Notes may be subject to redemption or repurchase, or reduce the redemption or repurchase price for those Notes (except, in the case of repurchases, as would otherwise be permitted under clauses (g) and (j) hereof);

          (d)  make any Note payable in money other than that stated in the Note and this Indenture;

          (e)  impair the right of any Holder to receive payment of principal, premium, interest and Special Interest, if any, on that Holder's Notes on or after the due dates for those payments, or to bring suit to enforce that payment on or with respect to such Holder's Notes or any Subsidiary Guarantee;

          (f)    reduce the premium payable upon the redemption of any Note or change the time at which any Note may be redeemed, as described in Sections 3.07 and 4.21 hereof;

          (g)  after the Company's obligation to purchase the Notes arises under Section 4.18 hereof, amend, modify or change the obligation of the Company to make or consummate a Change of Control Offer or waive any default in the performance of that Change of Control Offer or modify any of the provisions or definitions with respect to any such offer;

          (h)  subordinate the Notes or any Subsidiary Guarantee to any other obligation of the Company or the applicable Subsidiary Guarantor;

          (i)    make any change to the Indenture or the Notes that would result in the Company or any Subsidiary Guarantor being required to make any withholding or deduction from payments made under or with respect to the Notes (including payments made with pursuant to any Subsidiary Guarantee);

          (j)    make any change in the provisions of this Article 9 which require the consent of each Holder;

          (k)  make any change in the provisions of the Section 4.21 hereof that adversely affects the rights of any Holder or amend the terms of the Notes or this Indenture in a way that would result in a loss to any Holder of an exemption from any of the Taxes described thereunder;

          (l)    at any time after the Company is obligated to make an Asset Sale Offer pursuant to Section 4.12 hereof, change the time at which such offer to purchase must be made or at which the Notes must be repurchased pursuant thereto; or

          (m)  make any change in any Subsidiary Guarantee that would adversely affect the rights of Holders to receive payments under the Subsidiary Guarantee, other than any release of a Subsidiary Guarantor in accordance with the provisions of this Indenture.

        The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Persons entitled to consent to any supplemental indenture. If a record date is fixed, the Holders on such record date, or their duly designated proxies, and only such Persons, shall be entitled to consent to such supplemental indenture, whether or not such Holders remain Holders after such record date; provided that unless such consent shall have become effective by virtue of the requisite percentage having been obtained prior to the date which is 120 days after such record date, any such consent previously given shall automatically and without further action by any Holder be cancelled and of no further effect.

        It shall not be necessary for the consent of the Holders under this Section 9.02 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

        After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Company shall mail to the Holder of each Note affected thereby to such Holder's address appearing in the Security Register a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental indenture or waiver. Subject to Sections 6.04 and 6.07 hereof, the Holders of a majority in aggregate principal amount of the Notes, including Additional Notes, if any, then outstanding voting as a single class may waive compliance in a particular instance by the Company with any provision of this Indenture or the Notes.

        Section 9.03.    Compliance with Trust Indenture Act.

        Every amendment or supplement to this Indenture or the Notes shall be set forth in an amended or supplemental indenture that complies with the TIA as then in effect.

        Section 9.04.    Revocation and Effect of Consents.

        Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion thereof that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. However, any such Holder or subsequent Holder may revoke the consent as to its Note or portion thereof if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

        Section 9.05.    Notation on or Exchange of Notes.

        The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Company in exchange for all Notes may issue and the Trustee shall, upon receipt of an Authentication Order, authenticate new Notes that reflect the amendment, supplement or waiver.

        Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

        Section 9.06.    Trustee to Sign Amendments, etc.

        The Company may not sign an amendment or supplemental indenture until the Board of Directors approves it. In executing any amended or supplemental indenture, the Trustee shall be entitled to receive and (subject to Section 7.01 hereof) shall be fully protected in relying upon an Officer's Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture and that such amended or supplemental indenture is the valid and binding obligation of the Company enforceable against it in accordance with its terms, subject to customary exceptions and that such amended or supplemental indenture complies with the provisions hereof (including Section 9.03). The Trustee may, but shall not be obligated to, sign any amended or supplemental indenture which affects the Trustee's own rights, duties or immunities under this Indenture.

ARTICLE 10.

SUBSIDIARY GUARANTEES

        Section 10.01.    Subsidiary Guarantees.

        Subject to this Article 10, each of the Subsidiary Guarantors hereby unconditionally guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns that: (a) the principal of, premium, if any, and interest and Special Interest, if any, on the Notes shall be promptly paid in full when due, subject to any applicable grace period, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of, and interest and Special Interest, if any, on, the Notes, if lawful, and all other obligations of the Company to the Holders or the Trustee hereunder or thereunder shall be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration pursuant to Section 6.02 hereof, redemption or otherwise. Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Subsidiary Guarantors shall be jointly and severally obligated to pay the same immediately. Each Subsidiary Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

        Each Subsidiary Guarantor hereby agrees that its obligations with regard to this Subsidiary Guarantee shall be joint and several, unconditional, irrespective of the validity or enforceability of the Notes or the obligations of the Company under this Indenture, the absence of any action to enforce the same, the recovery of any judgment against the Company or any other obligor with respect to this Indenture, the Notes or the Obligations of the Company under this Indenture or the Notes, any action to enforce the same or any other circumstances (other than complete performance) which might otherwise constitute a legal or equitable discharge or defense of a Subsidiary Guarantor. Each Subsidiary Guarantor further, to the extent permitted by law, waives and relinquishes all claims, rights and remedies accorded by applicable law to guarantors and agrees not to assert or take advantage of any such claims, rights or remedies, including but not limited to: (a) any right to require any of the Trustee, the Holders or the Company (each a "Benefited Party"), as a condition of payment or performance by such Subsidiary Guarantor, to (1) proceed against the Company, any other guarantor (including any other Subsidiary Guarantor) of the Obligations under the Subsidiary Guarantees or any other Person, (2) proceed against or exhaust any security held from the Company, any such other guarantor or any other Person, (3) proceed against or have resort to any balance of any deposit account or credit on the books of any Benefited Party in favor of the Company or any other Person, or (4) pursue any other remedy in the power of any Benefited Party whatsoever; (b) any defense arising by reason of the incapacity, lack of authority or any disability or other defense of the Company including any defense based on or arising out of the lack of validity or the unenforceability of the Obligations under the Subsidiary Guarantees or any agreement or instrument relating thereto or by reason of the cessation of the liability of the Company from any cause other than payment in full of the Obligations under the Subsidiary Guarantees; (c) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal; (d) any defense based upon any Benefited Party's errors or omissions in the administration of the Obligations under the Subsidiary Guarantees, except behavior which amounts to bad faith; (e)(1) any principles or provisions of law, statutory or otherwise, which are or might be in conflict with the terms of the Subsidiary Guarantees and any legal or equitable discharge of such Subsidiary Guarantor's obligations hereunder, (2) the benefit of any statute of limitations affecting such Subsidiary Guarantor's liability hereunder or the enforcement hereof, (3) any rights to set-offs, recoupments and counterclaims and (4) promptness, diligence and any requirement that any Benefited Party protect, secure, perfect or insure any security interest or lien or any property subject thereto; (f) notices, demands, presentations, protests, notices of protest, notices of dishonor and notices of any action or inaction, including acceptance of the Subsidiary Guarantees, notices of default under the Notes or any agreement or instrument related thereto, notices of any renewal, extension or modification of the Obligations under the Subsidiary Guarantees or any agreement related thereto, and notices of any extension of credit to the Company and any right to consent to any thereof; (g) to the extent permitted under applicable law, the benefits of any "One Action" rule and (h) any defenses or benefits that may be derived from or afforded by law which limit the liability of or exonerate guarantors or sureties, or which may conflict with the terms of the Subsidiary Guarantees. Except to the extent expressly provided herein, including Sections 8.02, 8.03 and 10.05, each Subsidiary Guarantor hereby covenants that its Subsidiary Guarantee shall not be discharged except by complete performance of the obligations contained in its Subsidiary Guarantee and this Indenture.

        If any Holder or the Trustee is required by any court or otherwise to return to the Company, the Subsidiary Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to either the Company or the Subsidiary Guarantors, any amount paid by either to the Trustee or such Holder, this Subsidiary Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

        Each Subsidiary Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. Each Subsidiary Guarantor further agrees that, as between the Subsidiary Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Section 6.02 hereof for the purposes of this Subsidiary Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby and (y) in the event of any declaration of acceleration of such obligations as provided in Section 6.02 hereof, such obligations (whether or not due and payable) shall forthwith become due and payable by the Subsidiary Guarantors for the purpose of this Subsidiary Guarantee. The Subsidiary Guarantors shall have the right to seek contribution from any non-paying Subsidiary Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Subsidiary Guarantee.

        Section 10.02.    Limitation on Subsidiary Guarantor Liability.

        Each Subsidiary Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Subsidiary Guarantee of such Subsidiary Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law or Canadian federal or provincial law to the extent applicable to any Subsidiary Guarantee. To effectuate the foregoing intention, the Trustee, the Holders and the Subsidiary Guarantors hereby irrevocably agree that the obligations of such Subsidiary Guarantor under this Article 10 shall be limited to the maximum amount as shall, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Subsidiary Guarantor that are relevant under such laws, including, if applicable, its guarantee of all obligations under the New Revolving Credit Facility, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Subsidiary Guarantor in respect of the obligations of such other Subsidiary Guarantor under this Article 10, result in the obligations of such Subsidiary Guarantor under its Subsidiary Guarantee not constituting a fraudulent transfer or conveyance.

        Section 10.03.    Execution and Delivery of Subsidiary Guarantee.

        To evidence its Subsidiary Guarantee set forth in Section 10.01 hereof, each Subsidiary Guarantor hereby agrees that a notation of such Subsidiary Guarantee in substantially the form included in Exhibit E shall be endorsed by an Officer of such Subsidiary Guarantor on each Note authenticated and delivered by the Trustee and that this Indenture shall be executed on behalf of such Subsidiary Guarantor by an Officer of such Subsidiary Guarantor.

        Each Subsidiary Guarantor hereby agrees that its Subsidiary Guarantee set forth in Section 10.01 hereof shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Subsidiary Guarantee.

        If an Officer whose signature is on this Indenture or on the Subsidiary Guarantee no longer holds that office at the time the Trustee authenticates the Note on which a Subsidiary Guarantee is endorsed, the Subsidiary Guarantee shall be valid nevertheless.

        The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Subsidiary Guarantee set forth in this Indenture on behalf of the Subsidiary Guarantors.

        Section 10.04.    Subsidiary Guarantors May Consolidate, etc., on Certain Terms.

        Except as otherwise provided in Section 10.05 hereof, no Subsidiary Guarantor may consolidate with or merge with or into (whether or not such Subsidiary Guarantor is the surviving Person) another Person whether or not affiliated with such Subsidiary Guarantor unless:

          (a)  subject to Section 10.05 hereof, the Person formed by or surviving any such consolidation or merger (if other than a Subsidiary Guarantor or the Company) unconditionally assumes all the obligations of such Subsidiary Guarantor, pursuant to a supplemental indenture in form and substance reasonably satisfactory to the Trustee, under this Indenture, the Subsidiary Guarantee and the Registration Rights Agreement on the terms set forth herein or therein; and

          (b)  the Subsidiary Guarantor complies with the requirements of Article 5 hereof.

        In case of any such consolidation, merger, sale or conveyance and upon the assumption by the successor Person, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the Subsidiary Guarantee endorsed upon the Notes and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Subsidiary Guarantor, such successor Person shall succeed to and be substituted for the Subsidiary Guarantor with the same effect as if it had been named herein as a Subsidiary Guarantor. Such successor Person thereupon may cause to be signed any or all of the Subsidiary Guarantees to be endorsed upon all of the Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee. All the Subsidiary Guarantees so issued shall in all respects have the same legal rank and benefit under this Indenture as the Subsidiary Guarantees theretofore and thereafter issued in accordance with the terms of this Indenture as though all of such Subsidiary Guarantees had been issued at the date of the execution hereof.

        Except as set forth in Articles 4 and 5 hereof, and notwithstanding clauses (a) and (b) above, nothing contained in this Indenture or in any of the Notes shall prevent any consolidation or merger of a Subsidiary Guarantor with or into the Company or another Subsidiary Guarantor, or shall prevent any sale or conveyance of the property of a Subsidiary Guarantor as an entirety or substantially as an entirety to the Company or another Subsidiary Guarantor.

        Section 10.05.    Releases Following Sale of Assets.

        In the event of a sale or other disposition of all of the assets of any Subsidiary Guarantor, by way of merger, consolidation or otherwise, or a sale or other disposition of all of the capital stock of any Subsidiary Guarantor, in each case to a Person that is not (either before or after giving effect to such transactions) a Subsidiary of the Company, then such Subsidiary Guarantor (in the event of a sale or other disposition, by way of merger, consolidation or otherwise, of all of the capital stock of such Subsidiary Guarantor) or the corporation acquiring the property (in the event of a sale or other disposition of all or substantially all of the assets of such Subsidiary Guarantor) shall be released and relieved of any obligations under its Subsidiary Guarantee; provided that the net proceeds of such sale or other disposition are applied in accordance with the applicable provisions of this Indenture, including without limitation Section 4.12 hereof. Upon delivery by the Company to the Trustee of an Officers' Certificate and an Opinion of Counsel to the effect that such sale or other disposition was made by the Company in accordance with the provisions of this Indenture, including without limitation Section 4.12 hereof, the Trustee shall execute any documents reasonably required in order to evidence the release of any Subsidiary Guarantor from its obligations under its Subsidiary Guarantee.

        Any Subsidiary Guarantor not released from its obligations under its Subsidiary Guarantee shall remain liable for the full amount of principal of and interest on the Notes and for the other obligations of any Subsidiary Guarantor under this Indenture as provided in this Article 10.

ARTICLE 11.

SATISFACTION AND DISCHARGE

        Section 11.01.    Satisfaction and Discharge.

        This Indenture will be discharged and will cease to be of further effect, except as to surviving rights of registration of transfer or exchange of the Notes, as to all Notes issued hereunder, when:

          (a)  either:

              (i)  all Notes that have been previously authenticated (except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has previously been deposited in trust or segregated and held in trust by the Company and is thereafter repaid to the Company or discharged from the trust) have been delivered to the Trustee for cancellation; or

            (ii)  all Notes that have not been previously delivered to the Trustee for cancellation (A) have become due and payable or (B) will become due and payable at their maturity within one year or (C) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of a notice of redemption by the Trustee, and the Company has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, non-callable U.S. Government Securities, or a combination thereof, in such amounts as will be sufficient without consideration of any reinvestment of interest, to pay and discharge the entire Debt on the Notes not previously delivered to the Trustee for cancellation for principal, premium, if any, and interest and Special Interest, if any, on the Notes to the date of deposit, in the case of Notes that have become due and payable, or to the Stated Maturity or redemption date, as the case may be;

          (b)  the Company has paid or caused to be paid all other sums payable by it under this Indenture; and

          (c)  the Company delivers to the Trustee an Officers' Certificate and Opinion of Counsel stating that all conditions precedent under this Indenture relating to the satisfaction and discharge of this Indenture have been satisfied.

        Section 11.02.    Deposited Cash and U.S. Government Securities to be Held in Trust; Other Miscellaneous Provisions.

        Subject to Section 11.03 hereof, all cash and non-callable U.S. Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 11.02, the "Trustee") pursuant to Section 11.01 hereof in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest and Special Interest, if any, but such cash and securities need not be segregated from other funds except to the extent required by law.

        Section 11.03.    Repayment to Company.

        Any cash or non-callable U.S. Government Securities deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium, if any, or interest or Special Interest, if any, on, any Note and remaining unclaimed for two years after such principal, and premium, if any, or interest or Special Interest, if any, has become due and payable shall be paid to the Company on its request or (if then held by the Company) shall be discharged from such trust; and the Holder shall thereafter, as an unsecured creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such cash and securities, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in The New York Times and The Wall Street Journal (national edition), notice that such cash and securities remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such cash and securities then remaining will be repaid to the Company.

ARTICLE 12.

MISCELLANEOUS

        Section 12.01.    Trust Indenture Act Controls.

        If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, the provision required by the TIA shall control.

        Section 12.02.    Notices.

        Any notice or communication by the Company or the Trustee to the other is duly given if in writing and delivered in person or mailed by first class mail (registered or certified, return receipt requested), telecopier or overnight air courier guaranteeing next-day delivery, to the other's address:

  If to the Company or any Restricted Subsidiary:

  Cascades Inc.
  404 Marie-Victorin Blvd. P.O. Box 30
  Kingsey Falls, Québec
  Canada J0A 1B0
  Attention: Chief Financial Officer and Corporate Secretary
  Telecopier No.: (819) 363-5155

  With a copy to:

  Jones Day
  222 East 41 st Street
  New York, New York 10017
  Attention: Steven D. Guynn, Esq.
  Telecopier No.: (212) 755-7306

  If to the Trustee:

  The Bank of New York
  101 Barclay Street
  Floor 21 West
  New York, New York 10286
  Attention: Global Finance Unit
  Telecopier No.: (212) 815-5802

        The Company or the Trustee, by notice to the other, may designate additional or different addresses for subsequent notices or communications.

        All notices and communications (other than those sent to the Trustee) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; upon being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next-day delivery. All notices and communications to the Trustee shall be deemed duly given and effective only upon receipt.

        Any notice or communication to a Holder shall be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next-day delivery to its address shown on the Security Register. Any notice or communication shall also be so mailed to any Person described in TIA § 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

        If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

        If the Company mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

        Section 12.03.    Communication by Holders of Notes with Other Holders of Notes.

        Holders may communicate pursuant to TIA §312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA §312(c).

        Section 12.04.    Certificate and Opinion as to Conditions Precedent.

        Upon any request or application by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall furnish to the Trustee:

          (a)  an Officers' Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 12.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been complied with; and

          (b)  an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 12.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been complied with.

        Section 12.05.    Statements Required in Certificate or Opinion.

        Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA §314(a)(4)) shall comply with the provisions of TIA §314(e) and shall include:

          (a)  a statement that the Person making such certificate or opinion has read such covenant or condition;

          (b)  a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

          (c)  a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable such Person to express an informed opinion as to whether or not such covenant or condition has been complied with; and

          (d)  a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with.

With respect to matters of fact, an Opinion of Counsel may rely on an Officers' Certificate or certificates of public officials.

        Section 12.06.    Rules by Trustee and Agents.

        The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

        Section 12.07.    No Personal Liability of Directors, Officers, Employees and Stockholders.

        No past, present or future director, officer, employee, incorporator or stockholder of the Company or any Guarantor, as such, shall have any liability for any obligations of the Company or of the Guarantors under the Notes, this Indenture, the Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

        Section 12.08.    Governing Law.

        THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE AND THE NOTES WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

        Section 12.09.    No Adverse Interpretation of Other Agreements.

        This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

        Section 12.10.    Successors.

        All covenants and agreements of the Company in this Indenture and the Notes shall bind its successors. All covenants and agreements of the Trustee in this Indenture shall bind its successors.

        Section 12.11.    Severability.

        In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

        Section 12.12.    Consent to Jurisdiction and Service of Process.

          (a)  The Company irrevocably consents to the jurisdiction of the courts of the State of New York and the courts of the United States of America located in the Borough of Manhattan, City and State of New York over any suit, action or proceeding with respect to this Indenture or the transactions contemplated hereby. The Company waives any objection that it may have to the venue of any suit, action or proceeding with respect to this Indenture or the transactions contemplated hereby in the courts of the State of New York or the courts of the United States of America, in each case, located in the Borough of Manhattan, City and State of New York, or that such suit, action or proceeding brought in the courts of the State of New York or the United States of America, in each case, located in the Borough of Manhattan, City and State of New York was brought in an inconvenient court and agrees not to plead or claim the same.

          (b)  The Company irrevocably appoints CT Corporation System, as its authorized agent in the State of New York upon which process may be served in any such suit or proceedings, and agrees that service of process upon such agent, and written notice of said service to CT Corporation System, by the person serving the same to the address provided in Section 12.02, shall be deemed in every respect effective service of process upon the Company in any such suit or proceeding. The Company further agrees to take any and all action as may be necessary to maintain such designation and appointment of such agent in full force and effect for a period of 10 years from the date of this Indenture.

        Section 12.13.    Conversion of Currency

        The Company covenants and agrees that the following provisions shall apply to conversion of currency in the case of the Notes and this Indenture:

          (a)  (i) If, for the purpose of obtaining judgment in, or enforcing the judgement of, any court in any country, it becomes necessary to convert into a currency (the "judgment currency") an amount due in any other currency (the "Base Currency"), then the conversion shall be made at the rate of exchange prevailing on the Business Day before the day on which the judgment is given or the order of enforcement is made, as the case may be (unless a court shall otherwise determine).

            (ii)  If there is a change in the rate of exchange prevailing between the Business Day before the day on which the judgment is given or an order of enforcement is made, as the case may be (or such other date as a court shall determine), and the date of receipt of the amount due, the Company will pay such additional (or, as the case may be, such lesser) amount, if any, as may be necessary so that the amount paid in the judgment currency when converted at the rate of exchange prevailing on the date of receipt will produce the amount in the Base Currency originally due.

          (b)  In the event of the winding-up of the Company at any time while any amount or damages owing under the Notes and this Indenture, or any judgment or order rendered in respect thereof, shall remain outstanding, the Company shall indemnify and hold the Holders and the Trustee harmless against any deficiency arising or resulting from any variation in rates of exchange between (1) the date as of which the equivalent of the amount in U.S. Dollars or Canadian Dollars, as the case may be, due or contingently due under the Notes and this Indenture (other than under this Subsection (b)) is calculated for the purposes of such winding-up and (2) the final date for the filing of proofs of claim in such winding-up. For the purpose of this Subsection (b), the final date for the filing of proofs of claim in the winding-up of the Company shall be the date fixed by the liquidator or otherwise in accordance with the relevant provisions of applicable law as being the latest practicable date as at which liabilities of the Company may be ascertained for such winding-up prior to payment by the liquidator or otherwise in respect thereto.

          (c)  The obligations contained in Subsections (a)(ii) and (b) of this Section 12.13 shall constitute obligations of the Company separate and independent from its other respective obligations under the Notes and this Indenture, shall give rise to separate and independent causes of action against the Company, shall apply irrespective of any waiver or extension granted by any Holder or the Trustee or any of them from time to time and shall continue in full force and effect notwithstanding any judgment or order or the filing of any proof of claim in the winding-up of the Company for a liquidated sum in respect of amounts due hereunder (other than under Subsection (b) above) or under any such judgment or order. Any such deficiency as aforesaid shall be deemed to constitute a loss suffered by the Holders or the Trustee, as the case may be, and no proof or evidence of any actual loss shall be required by the Company or the liquidator or otherwise any of them. In the case of Subsection (b) above, the amount of such deficiency shall not be deemed to be reduced by any variation in rates of exchange occurring between the said final date and the date of any liquidating distribution.

          (d)  The term "rate(s) of exchange" shall mean the noon buying rate for cable transfers as certified for customs purposes by the Bank of Canada between the Base Currency and judgment currency other than the Base Currency referred to in Subsections (a) and (b) above and includes any premiums and costs of exchange payable.

          (e)  The Trustee shall have no duty or liability with respect to monitoring or enforcing this Section 12.13.

        Section 12.14.    Currency Equivalent

        Except as provided in Section 12.13, for purposes of the construction of the terms of this Indenture or of the Notes, in the event that any amount is stated herein in the currency of one nation (the "First Currency"), as of any date such amount shall also be deemed to represent the amount in the currency of any other relevant nation (the "Other Currency") which is required to purchase such amount in the First Currency at the noon buying rate for cable transfers confirmed for customs purposes by the Bank of Canada between the First Currency and Other Currency on the date of determination.

        Section 12.15.    Counterpart Originals.

        The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

        Section 12.16.    Table of Contents, Headings, etc.

        The Table of Contents, Cross-Reference Table and Headings in this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

        Section 12.17.    Qualification of this Indenture.

        The Company shall qualify this Indenture under the TIA in accordance with the terms and conditions of the Registration Rights Agreement and shall pay all reasonable costs and expenses (including reasonable attorneys' fees and expenses for the Company, the Trustee and the Holders) incurred in connection therewith, including, but not limited to, costs and expenses of qualification of this Indenture and the Notes and printing this Indenture and the Notes. The Trustee shall be entitled to receive from the Company any such Officers' Certificates, Opinions of Counsel or other documentation as it may reasonably request in connection with any such qualification of this Indenture under the TIA.

[Signatures on following page]

SIGNATURES

Dated as of February 5, 2003

COMPANY:
CASCADES INC..
By:	/s/ ROBERT F. HALL
	Name:	ROBERT F. HALL
	Title:	VICE PRESIDENT, LEGAL AFFAIRS AND CORPORATE SECRETARY

GUARANTORS:

 CADMUS AND CASCADES RECYCLING, INC.
CASCADES AGRI-PAK, INC.
CASCADES AUBURN FIBER INC.
CASCADES DIAMOND, INC.
CASCADES DOMINION INC.
CASCADES EAST ANGUS INC.
CASCADES ENVIROPAC INC.
CASCADES FINE PAPERS GROUP (SALES) INC.
CASCADES FINE PAPERS GROUP (USA) INC.
CASCADES FINE PAPERS GROUP INC.
CASCADES FINE PAPERS GROUP THUNDER BAY INC.
CASCADES FORMA-PAK INC.
CASCADES INOPAK INC.
CASCADES LUPEL INC.
CASCADES MOULDED PULP, INC.
CASCADES MULTI-PRO INC.
CASCADES PLASTICS INC.
CASCADES SPG HOLDING INC.
CASCADES TISSUE GROUP—CALIFORNIA INC.
CASCADES TISSUE GROUP—IFC DISPOSABLES INC.
CASCADES TISSUE GROUP—MECHANICVILLE INC.
CASCADES TISSUE GROUP—NEW YORK INC.
CASCADES TISSUE GROUP—NORTH CAROLINA INC.
CASCADES TISSUE GROUP—OREGON INC.
CASCADES TISSUE GROUP—PENNSYLVANIA INC.
CASCADES TISSUE GROUP—WISCONSIN INC.
CASCADES TISSUE GROUP INC.

DÉSENCRAGE C.M.D. INC.
MARATHON GRAPHIC ART DISTRIBUTOR INC.
MATÉRIAUX CASCADES INC.
PLASTIQUES CASCADES INC.
WOOD WYANT INC.
2851-5351 QUÉBEC INC. (COMMEC ENR.)
3815285 CANADA INC.
3815315 CANADA INC.
4089235 CANADA INC.
4089260 CANADA INC.
4089278 CANADA INC.
4089294 CANADA INC.

By:	/s/ ROBERT F. HALL
	Name:	ROBERT F. HALL
Title:

TRUSTEE:
THE BANK OF NEW YORK
By:	/s/ THOMAS E. TABOR
	Name:	THOMAS E. TABOR
	Title:	VICE PRESIDENT

EXHIBIT A

(Face of Note)

7 1/4% Senior Notes due 2013

CUSIP
No.	US$

CASCADES INC.

promises to pay to [                        ] or registered assigns, the principal sum of                        United States Dollars (US$                        ) on February 15, 2013.

Interest Payment Dates: February 15 and August 15, commencing [                  ], 20[    ].

Record Dates: February 1 and August 1.

Dated:                        , 20[    ].

        IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officer.

CASCADES INC.
By:

Name:
Title:

This is one of the [Global] Notes referred to in the within-mentioned Indenture:
THE BANK OF NEW YORK, as Trustee
By:
Authorized Signatory
Dated , 20

(Back of Note)

7 1/4% Senior Notes due 2013

[Insert the Global Note Legend, if applicable pursuant to the terms of the Indenture]

[Insert the Private Placement Legend, if applicable pursuant to the terms of the Indenture]

[Insert the Canadian Resale Legend, if applicable pursuant to the terms of the Indenture]

[Insert the following legend if the Notes are issued with original issue discount: FOR PURPOSES OF SECTIONS 1272, 1273 AND 1275 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, THIS NOTE IS BEING ISSUED WITH ORIGINAL ISSUE DISCOUNT: FOR EACH US$1,000 PRINCIPAL AMOUNT OF THIS NOTE, THE ISSUE PRICE IS US$[            ], THE AMOUNT OF ORIGINAL ISSUE DISCOUNT IS US$[        ], THE ISSUE DATE IS [            ] AND THE YIELD TO MATURITY IS [        ]% PER ANNUM.]

        Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

        1.    Interest.    Cascades, Inc., a company organized under the Companies Act (Québec) (the "Company"), promises to pay interest on the principal amount of this Note at 7 1/4% per annum until maturity and shall pay Special Interest, if any, as provided in Section 4 of the Registration Rights Agreement. The Company shall pay interest semi-annually on February 15 and August 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an "Interest Payment Date"). Interest on the Notes shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided, however, that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date shall be the first of February 15 or August 15 to occur after the date of issuance, unless such February 15 or August 15 occurs within one calendar month of such date of issuance, in which case the first Interest Payment Date shall be the second of February 15 and August 15 to occur after the date of issuance. The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time at a rate that is 1% per annum in excess of the interest rate then in effect under the Indenture and this Note; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Special Interest, if any (without regard to any applicable grace periods), from time to time at the same rate to the extent lawful. Interest shall be computed on the basis of a 360-day year of twelve 30-day months. For the purposes of the Interest Act (Canada), the yearly rate of interest which is equivalent to the rate payable hereunder is the rate payable multiplied by the actual number of days in the year and divided by 360.

        2.    Method of Payment.    The Company shall pay interest on the Notes (except defaulted interest) to the Persons in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on the February 1 or August 1 next preceding the Interest Payment Date, even if such Notes are cancelled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. The Notes shall be payable as to principal, premium, if any, and interest and Special Interest, if any, at the office or agency of the Company maintained for such purpose, or, at the option of the Company, payment of interest may be made by check mailed to the Holders at their addresses set forth in the Security Register; provided, however, that payment by wire transfer of immediately available funds shall be required with respect to principal of and interest and Special Interest, if any, and premium, if any, on, all Global Notes and all other Notes the Holders of which shall have provided wire transfer instructions to the Company or the Paying Agent. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

        3.    Paying Agent and Registrar.    Initially, The Bank of New York, the Trustee under the Indenture, shall act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.

        4.    Indenture.    The Company issued the Notes under an Indenture dated as of February 5, 2003 ("Indenture") among the Company, the subsidiary guarantors party thereto (the "Guarantors") and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code §§ 77aaa-77bbbb). The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The Notes are obligations of the Company unlimited in aggregate principal amount.

        5.    Optional Redemption.

          (a)  The Company may choose to redeem the Notes at any time. If it does so, it may redeem all or any portion of the Notes, at once or over time, after giving the required notice under the Indenture. To redeem the Notes prior to February 15, 2008, the Company must pay a redemption price equal to the greater of:

            (i)    100% of the principal amount of the Notes to be redeemed, and

            (ii)  the sum of the present values of (1) the redemption price of the Notes at February 15, 2008 (as set forth below) and (2) the remaining scheduled payments of interest from the redemption date to February 15, 2008, but excluding accrued and unpaid interest and Special Interest, if any, to the redemption date, discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months), at the Treasury Rate (determined on the second business day immediately preceding the date of redemption) plus 50 basis points, plus, in either case, accrued and unpaid interest, including Special Interest, if any, to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).

          Any notice to Holders of Notes of such a redemption will include the appropriate calculation of the redemption price, but need not include the redemption price itself. The actual redemption price, calculated as described above, will be set forth in an Officers' Certificate delivered to the Trustee no later than two business days prior to the redemption date (unless clause (b) of the definition of "Comparable Treasury Price" is applicable, in which case such Officers' Certificate shall be delivered on the redemption date).

          (b)  Beginning on February 15, 2008, the Company may redeem all or any portion of the Notes, at once or over time, after giving the required notice under this Indenture, at the redemption prices set forth below, plus accrued and unpaid interest and Special Interest, if any, on the Notes redeemed to the applicable redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date). The following prices are for Notes redeemed during the 12-month period commencing on February 15 of the years set forth below, and are expressed as percentages of principal amount:

Redemption Year	Price
2008	103.625%
2009	102.417%
2010	101.208%
2011 and thereafter	100.000%

          (c)  In addition, at any time and from time to time, prior to February 15, 2006, the Company may redeem up to a maximum of 35% of the original aggregate principal amount of the Notes with the proceeds of one or more Qualified Equity Offerings, at a redemption price equal to 107.250% of the principal amount thereof, plus accrued and unpaid interest and Special Interest, if any, thereon, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided, however, that after giving effect to any such redemption, at least 65% of the original aggregate principal amount of the Notes remains outstanding. Any such redemption shall be made within 90 days of such Qualified Equity Offering upon not less than 30 nor more than 60 days' prior notice.

          (d)  The Company may at any time redeem in whole but not in part the outstanding notes at a redemption price of 100% of the principal amount thereof plus accrued and unpaid interest and Special Interest, if any, to the date of redemption if it has become or would become obligated to pay any Additional Amounts in respect of the Notes as a result of (i) any change in or amendment to the laws (or regulations promulgated thereunder) of Canada (or any political subdivision or taxing authority thereof or therein), or (ii) any change in or amendment to any official position regarding the application or interpretation of such laws or regulations, which change or amendment is announced or is effective on or after the Issue Date.

          (e)  Any prepayment pursuant to this paragraph shall be made pursuant to the provisions of Sections 3.01 through 3.06 of the Indenture.

        6.    Mandatory Redemption.    Except as set forth in Sections 4.12 and 4.18 of the Indenture, the Company shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

        7.    Repurchase at Option of Holder.

          (a)  Upon the occurrence of a Change of Control, the Company shall offer to repurchase all or any part (equal to US$1,000 or an integral multiple of US$1,000) of the Notes (a "Change of Control Offer") at a purchase price in cash equal to 101% of the aggregate principal amount of the Notes repurchased, plus accrued and unpaid interest and Special Interest, if any, on the Notes repurchased to the purchase date (subject to the right of Holders of record on the relevant record date to receive interest to, but excluding, the Change of Control Payment Date). Each Holder shall have the right to require the Company to repurchase all or any part (equal to US$1,000 or an integral multiple of US$1,000) of such Holder's Notes pursuant to such offer.

          (b)  Any Net Available Cash from Asset Sales that is not applied as provided in Section 4.12(b) of the Indenture will constitute Excess Proceeds ("Excess Proceeds"). When the aggregate amount of Excess Proceeds exceeds $25.0 million, the Company shall commence an offer to all Holders for Notes pursuant to the Indenture by applying the Allocable Excess Proceeds (an "Asset Sale Offer") pursuant to Section 3.09 of the Indenture to purchase the maximum principal amount of Notes (including any Additional Notes) that may be purchased out of the Net Available Cash at an offer price in cash equal to 100% of the principal amount thereof plus accrued and unpaid interest and Special Interest, if any, to the date fixed for the closing of such offer in accordance with the procedures set forth in the Indenture. To the extent that the aggregate amount of Notes (including Additional Notes) tendered pursuant to an Asset Sale Offer is less than the Net Available Cash, the Company (or such Restricted Subsidiary) may use such deficiency for any purpose not prohibited by the Indenture. If the aggregate principal amount of Notes surrendered by Holders thereof exceeds the amount of Net Available Cash, the Trustee shall select the Notes to be purchased on a pro rata basis. Holders of Notes that are the subject of an offer to purchase will receive an Asset Sale Offer from the Company prior to any related purchase date and may elect to have such Notes purchased by completing the form entitled "Option of Holder to Elect Purchase" on the reverse of the Notes.

        8.    Notice of Redemption.    Notice of redemption shall be mailed at least 30 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed at its registered address. Notes in denominations larger than US$1,000 may be redeemed in part but only in whole multiples of US$1,000, unless all of the Notes held by a Holder are to be redeemed. On and after the redemption date interest ceases to accrue on Notes or portions thereof called for redemption.

        9.    Denominations, Transfer, Exchange.    The Notes are in registered form without coupons in denominations of US$1,000 and integral multiples of US$1,000. This Note shall represent the aggregate principal amount of outstanding Notes from time to time endorsed hereon and the aggregate principal amount of Notes represented hereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, the Company need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

        10.    Persons Deemed Owners.    The registered Holder of a Note may be treated as its owner for all purposes.

        11.    Amendment, Supplement and Waiver.    Subject to certain exceptions, the Company and the Trustee may amend or supplement the Indenture or the Notes with the consent of the Holders of a majority in principal amount of the then outstanding Notes, including Additional Notes, if any, voting as a single class (including consents obtained in connection with a purchase of or tender offer or exchange offer for the Notes), and, subject to Sections 6.04 and 6.07 of the Indenture, any existing Default or Event of Default (except a continuing Default or Event of Default in the payment of principal, premium, if any, interest or Special Interest, if any, on the Notes) or compliance with any provision of the Indenture or the Notes (except for certain covenants and provisions of the Indenture which cannot be amended without the consent of each Holder) may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes, including Additional Notes, if any, then outstanding voting as a single class (including consents obtained in connection with a purchase of or tender offer or exchange offer for the Notes). Without the consent of any Holder, the Company and the Trustee may amend or supplement the Indenture or the Notes to cure any ambiguity, omission, defect or inconsistency, to provide for the assumption by a successor corporation, partnership or limited liability company of the obligations of the Company under the Indenture, to provide for uncertificated Notes in addition to or in place of certificated Notes, to add additional Guarantees or additional obligors with respect to the Notes, to secure the Notes, to add to the covenants of the Company for the benefit of the Holders of the Notes or to surrender any right or power conferred upon the Company, to make any change that would provide any additional rights or benefits to the Holders of Notes or that does not adversely affect the legal rights under the Indenture of any such Holder, to make any change to comply with any requirement of the Commission in order to effect or maintain the qualification of the Indenture under the TIA or to provide for the issuance of Additional Notes.

        12.    Defaults and Remedies.    Each of the following is an Event of Default under the Indenture: (i) failure to make the payment of any interest (including Additional Amounts) or Special Interest, if any, on the Notes when the same becomes due and payable, and such failure continues for a period of 30 days; (ii) failure to make the payment of any principal of, or premium, if any, on, any of the Notes when the same becomes due and payable at its Stated Maturity, upon acceleration, redemption, optional redemption, required repurchase or otherwise; (iii) failure to comply with the provisions of

Section 5.01 of the Indenture; (iv) failure to make a Change of Control Offer pursuant to Section 4.18 of the Indenture; (v) failure to make an Asset Sale Offer pursuant to Section 4.12 of the Indenture and such failure continues for 30 days after written notice is given to the Company as provided below; (vi) failure to comply with any other covenant or agreement in the Notes or in the Indenture (other than a failure that is the subject of the foregoing clause (i), (ii), (iii), (iv) or (v)) and such failure continues for 60 days after written notice is given to the Company as provided below; (vii) a default under any Debt by the Company or any Restricted Subsidiary that results in acceleration of the maturity of such Debt, or failure to pay any such Debt at maturity, in an aggregate amount greater than $40.0 million or its foreign currency equivalent at the time and such acceleration has not been rescinded or annulled within ten Business Days after the date of such acceleration; (viii) any judgment or judgments for the payment of money in an aggregate amount in excess of $40.0 million (or its foreign currency equivalent at the time) that shall be rendered against the Company or any Restricted Subsidiary and that shall not be waived, satisfied (including acknowledged to be the exclusive liability of a third-party insurer) or discharged for any period of 60 consecutive days during which a stay of enforcement shall not be in effect; (ix) certain events of bankruptcy, insolvency or reorganization affecting the Company or any of its Significant Subsidiaries; and (x) any Subsidiary Guarantee of one or more Subsidiary Guarantors, which by themselves or taken together would constitute a Significant Subsidiary, ceases to be in full force and effect (other than in accordance with the terms of such Subsidiary Guarantee or the Indenture) or any Subsidiary Guarantor denies or disaffirms its obligations under its Subsidiary Guarantee.

        If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency described in the Indenture, all outstanding Notes shall become due and payable without further action or notice. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest or Special Interest) if it determines that withholding notice is in their interest. The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest or Special Interest on, or the principal of, the Notes. The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

        13.    Trustee Dealings with Company.    Subject to certain limitations, the Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee.

        14.    No Recourse Against Others.    No past, present or future director, officer, employee, incorporator or stockholder of the Company or of any Subsidiary Guarantor, as such, shall have any liability for any obligations of the Company or any Subsidiary Guarantor under the Indenture, the Notes, the Subsidiary Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability.

        15.    Authentication.    This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

        16.    Abbreviations.    Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

        17.    Additional Rights of Holders of Restricted Global Notes and Restricted Definitive Notes.    In addition to the rights provided to Holders of Notes under the Indenture, Holders of Restricted Global Notes and Restricted Definitive Notes that are Initial Notes shall have all the rights set forth in the Registration Rights Agreement, dated as of February 5, 2003, between the Company and the parties named on the signature pages thereto or, in the case of Additional Notes, Holders of Restricted Global Notes and Restricted Definitive Notes shall have the rights set forth in one or more registration rights agreement, if any, among the Company and the other parties thereto, relating to rights given by the Company to the purchasers of any Additional Notes.

        18.    CUSIP Numbers.    Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

        The Company shall furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:

  Cascades Inc.
  404 Marie-Victorin Blvd.
  P.O. Box 30
  Kingsey Falls, Québec
  Canada J0A 1B0
  Attention: Chief Financial Officer and Corporate Secretary

        19.    Governing Law.    The internal law of the State of New York shall govern and be used to construe this Note without giving effect to applicable principals of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby.

Option of Holder to Elect Purchase

        If you want to elect to have this Note purchased by the Company pursuant to Section 4.12 or 4.18 of the Indenture, check the box below:

        ☐    Section 4.12

        ☐    Section 4.18

        If you want to elect to have only part of the Note purchased by the Company pursuant to Section 4.12 or Section 4.18 of the Indenture, state the amount you elect to have purchased: US$

Date:	Your Signature:

(Sign exactly as your name appears on the Note)
Tax Identification No.:

SIGNATURE GUARANTEE:

Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

Assignment Form

To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to

(Insert assignee's social security or other tax I.D. no.)

(Print or type assignee's name, address and zip code)

and irrevocably appoint                                                                                                                            as agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:

Your Signature:

(Sign exactly as your name appears on the face of this Note)
Signature Guarantee:

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE

        The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease (or increase)	Signature of authorized signatory of Trustee or Note Custodian

EXHIBIT B

FORM OF CERTIFICATE OF TRANSFER

Cascades Inc.
404 Marie-Victorin Blvd.
P.O. Box 30
Kingsey Falls, Québec
Canada J0A 1B0
Attention: Chief Financial Officer and Corporate Secretary

The Bank of New York
101 Barclay Street
Floor 21 West
New York, New York 10286
Attention: Global Finance Unit
Telecopier No.:

  Re:
  7 1/4% Senior Notes due 2013

        Reference is hereby made to the Indenture, dated as of February 5, 2003 (the "Indenture"), among Cascades, Inc., as issuer (the "Company"), the Guarantors party thereto and The Bank of New York, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                                , (the "Transferor") owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of US$                        in such Note[s] or interests (the "Transfer"), to                        (the "Transferee"), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:

[CHECK ALL THAT APPLY]

        1.    ☐ Check if Transferee will take delivery of a beneficial interest in the 144A Global Note or a Definitive Note Pursuant to Rule 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, the Transferor hereby further certifies that the beneficial interest in the Global Note or Definitive Note is being transferred to a Person that the Transferor reasonably believed and believes is purchasing the beneficial interest in the Global Note or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a "qualified institutional buyer" within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States and applicable securities laws of any other applicable jurisdiction. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest in the Global Note or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Note and/or the Definitive Note and in the Indenture and the Securities Act.

        2.    ☐ Check if Transferee will take delivery of a beneficial interest in the Regulation S Global Note or a Definitive Note pursuant to Regulation S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a Person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(a) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Distribution Compliance Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Global Note and/or the Definitive Note and in the Indenture and the Securities Act.

        3.    ☐ Check and complete if Transferee will take delivery of a beneficial interest in the IAI Global Note or a Definitive Note pursuant to any provision of the Securities Act other than Rule 144A or Regulation S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States and the securities laws of any other applicable jurisdiction, and accordingly the Transferor hereby further certifies that (check one):

          (a)  ☐ such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;

or

          (b)  ☐ such Transfer is being effected to the Company or a subsidiary thereof;

or

          (c)  ☐ such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act;

or

          (d)  ☐ such Transfer is being effected to an Institutional Accredited Investor and pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144 or Rule 904, and the Transferor hereby further certifies that it has not engaged in any general solicitation within the meaning of Regulation D under the Securities Act and the Transfer complies with the transfer restrictions applicable to beneficial interests in a Restricted Global Note or Restricted Definitive Notes and the requirements of the exemption claimed, which certification is supported by (1) a certificate executed by the Transferee in the form of Exhibit D to the Indenture and (2) an Opinion of Counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification), to the effect that such Transfer is in compliance with the Securities Act. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the IAI Global Note and/or the Definitive Notes and in the Indenture and the Securities Act.

        4.    ☐ Check if Transferee will take delivery of a beneficial interest in an Unrestricted Global Note or of an Unrestricted Definitive Note.

          (a)  ☐ Check if Transfer is pursuant to Rule 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and the securities laws of any other applicable jurisdiction and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not

  required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

          (b)  ☐ Check if Transfer is Pursuant to Regulation S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and the securities laws of any other applicable jurisdiction and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

          (c)  ☐ Check if Transfer is Pursuant to Other Exemption. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and the securities laws of any other applicable jurisdiction and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.

        This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

[Insert Name of Transferor]

By:
Name: Title:
Dated:

ANNEX A TO CERTIFICATE OF TRANSFER

        1.    The Transferor owns and proposes to transfer the following:

        [CHECK ONE OF (a) OR (b)]

          (a)  ☐ a beneficial interest in the:

            (i)    ☐ 144A Global Note (CUSIP                        ), or

            (ii)  ☐ Regulation S Global Note (CUSIP                        ), or

            (iii)  ☐ IAI Global Note (CUSIP                        ); or

          (b)  ☐ a Restricted Definitive Note.

        2.    After the Transfer the Transferee will hold:

        [CHECK ONE OF (a), (b) OR (c)]

          (a)  ☐ a beneficial interest in the:

            (i)    ☐ 144A Global Note (CUSIP                        ), or

            (ii)  ☐ Regulation S Global Note (CUSIP                        ), or

            (iii)  ☐ IAI Global Note (CUSIP                        ); or

            (iv)  ☐ Unrestricted Global Note (CUSIP                        ); or

          (b)  ☐ a Restricted Definitive Note; or

          (c)  ☐ an Unrestricted Definitive Note,

        in accordance with the terms of the Indenture.

EXHIBIT C

FORM OF CERTIFICATE OF EXCHANGE

Cascades Inc.
404 Marie-Victorin Blvd.
P.O. Box 30
Kingsey Falls, Québec
Canada J0A 1B0
Attention: Chief Financial Officer and Corporate Secretary

The Bank of New York
101 Barclay Street
Floor 21 West
New York, New York 10286
Attention: Global Finance Unit
Telecopier No.:

  Re:
  7 1/4% Senior Notes due 2013

        Reference is hereby made to the Indenture, dated as of February 5, 2003 (the "Indenture"), among Cascades, Inc., as issuer (the "Company"), the Guarantors party thereto and The Bank of New York, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                                , (the "Owner") owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of US$                        in such Note[s] or interests (the "Exchange"). In connection with the Exchange, the Owner hereby certifies that:

        1.    Exchange of Restricted Definitive Notes or Beneficial Interests in a Restricted Global Note for Unrestricted Definitive Notes or Beneficial Interests in an Unrestricted Global Note

          (a)  ☐ Check if Exchange is from beneficial interest in a Restricted Global Note to beneficial interest in an Unrestricted Global Note. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Note and pursuant to and in accordance with the United States Securities Act of 1933, as amended (the "Securities Act"), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

          (b)  ☐ Check if Exchange is from beneficial interest in a Restricted Global Note to Unrestricted Definitive Note. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Note and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

          (c)  ☐ Check if Exchange is from Restricted Definitive Note to beneficial interest in an Unrestricted Global Note. In connection with the Owner's Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

          (d)  ☐ Check if Exchange is from Restricted Definitive Note to Unrestricted Definitive Note. In connection with the Owner's Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

        2.    Exchange of Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes for Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes

          (a)  ☐ Check if Exchange is from beneficial interest in a Restricted Global Note to Restricted Definitive Note. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner's own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.

          (b)  ☐ Check if Exchange is from Restricted Definitive Note to beneficial interest in a Restricted Global Note. In connection with the Exchange of the Owner's Restricted Definitive Note for a beneficial interest in the [CIRCLE ONE] 144A Global Note, Regulation S Global Note, IAI Global Note with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Definitive Note and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

        This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

[Insert Name of Transferor]

By:
Name: Title:
Dated:

EXHIBIT D

FORM OF CERTIFICATE FROM
ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR

Cascades Inc.
404 Marie-Victorin Blvd.
P.O. Box 30
Kingsey Falls, Québec
Canada J0A 1B0
Attention:

The Bank of New York
101 Barclay Street
Floor 21 West
New York, New York 10286
Attention: Global Finance Unit
Telecopier No.:

  Re:
  7 1/4% Senior Notes due 2013

        Reference is hereby made to the Indenture, dated as of February 5, 2003 (the "Indenture"), among Cascades, Inc., as issuer (the "Company"), the Guarantors party thereto and The Bank of New York, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

        In connection with our proposed purchase of US$                        aggregate principal amount of:

          (a)  ☐ a beneficial interest in a Global Note, or

          (b)  ☐ a Definitive Note,

        we confirm that:

        1.    We understand that any subsequent transfer of the Notes or any interest therein is subject to certain restrictions and conditions set forth in the Indenture and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes or any interest therein except in compliance with, such restrictions and conditions and the United States Securities Act of 1933, as amended (the "Securities Act").

        2.    We understand that the offer and sale of the Notes have not been registered under the Securities Act, and that the Notes and any interest therein may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell the Notes or any interest therein, we will do so only (A) to the Company or any subsidiary thereof, (B) for so long as the Notes are eligible for resale pursuant to Rule 144A under the Securities Act to a person we reasonably believe is a "qualified institutional buyer" (as defined therein), (C) to an institutional "accredited investor" (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to you and to the Company a signed letter substantially in the form of this letter and, if such transfer is in respect of a principal amount of Notes, at the time of transfer of less than US$250,000, an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such transfer is in compliance with the Securities Act, (D) to persons outside the United States in accordance with Rule 904 of Regulation S under the Securities Act (provided that such persons agree not to resell or otherwise transfer the Notes in Canada or for the benefit of a Canadian resident, except in accordance with applicable Canadian securities laws), (E) pursuant to the provisions of Rule 144(k) under the Securities Act or (F) pursuant to an effective registration statement under the Securities Act, and we

D-1

further agree to provide to any Person purchasing the Definitive Note or beneficial interest in a Global Note from us in a transaction meeting the requirements of clauses (A) through (E) of this paragraph a notice advising such purchaser that resales thereof are restricted as stated herein.

        3.    We understand that, on any proposed resale of the Notes or beneficial interest therein, we will be required to furnish to you and the Company such certifications, legal opinions and other information as you and the Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Notes purchased by us will bear a legend to the foregoing effect.

        4.    We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment. We have had access to such financial and other information and have been afforded the opportunity to ask such questions of representatives of the Company and receive answers thereto, as we deem necessary in connection with our decision to purchase the Notes.

        5.    We are acquiring the Notes or beneficial interest therein purchased by us for our own account or for one or more accounts (each of which is an institutional "accredited investor") as to each of which we exercise sole investment discretion and are not acquiring the Notes with a view to any distribution thereof in a transaction that would violate the Securities Act of the securities laws of any state of the United States or any other applicable jurisdiction.

        You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. This letter shall be governed by, and construed in accordance with, the laws of the State of New York.

[Insert Name of Accredited Investor]

By:
Name: Title:
Dated:

D-2

EXHIBIT E

FORM OF NOTATION OF GUARANTEE

        For value received, each Guarantor (which term includes any successor Person under the Indenture), jointly and severally, unconditionally guarantees, to the extent set forth in the Indenture and subject to the provisions in the Indenture, dated as of February 5, 2003 (the "Indenture"), among CASCADES INC., as issuer (the "Company"), the Guarantors listed on the signature pages thereto and THE BANK OF NEW YORK, as trustee (the "Trustee"), (a) the due and punctual payment of the principal of, premium, if any, and interest and Special Interest, if any, on the Notes, whether at maturity, by acceleration, redemption or otherwise, the due and punctual payment of interest on overdue principal and premium, if any, and, to the extent permitted by law, interest and Special Interest, if any, and the due and punctual performance of all other obligations of the Company to the Holders or the Trustee all in accordance with the terms of the Indenture and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. The obligations of the Guarantors to the Holders of Notes and to the Trustee pursuant to the Guarantee and the Indenture are expressly set forth in Article 10 of the Indenture and reference is hereby made to the Indenture for the precise terms of the Guarantee. This Guarantee is subject to release as and to the extent set forth in Sections 8.02, 8.03 and 10.05 of the Indenture. Each Holder of a Note, by accepting the same agrees to and shall be bound by such provisions.

CADMUS AND CASCADES RECYCLING, INC.
CASCADES AGRI-PAK, INC.
CASCADES AUBURN FIBER, INC.
CASCADES DIAMOND, INC.
CASCADES DOMINION INC.
CASCADES EAST ANGUS INC.
CASCADES ENVIROPAC INC.
CASCADES FINE PAPERS GROUP (SALES) INC.
CASCADES FINE PAPERS GROUP (USA) INC.
CASCADES FINE PAPERS GROUP INC.
CASCADES FINE PAPERS GROUP THUNDER BAY INC.
CASCADES FORMA-PAK INC.
CASCADES INOPAK INC.
CASCADES LUPEL INC.
CASCADES MOULDED PULP, INC.
CASCADES MULTI-PRO INC.
CASCADES PLASTICS INC.
CASCADES SPG HOLDING INC.
CASCADES TISSUE GROUP—CALIFORNIA INC.
CASCADES TISSUE GROUP—IFC DISPOSABLES INC.
CASCADES TISSUE GROUP—MECHANICVILLE INC.
CASCADES TISSUE GROUP—NEW YORK INC.
CASCADES TISSUE GROUP—NORTH CAROLINA INC.
CASCADES TISSUE GROUP—OREGON INC.
CASCADES TISSUE GROUP—PENNSYLVANIA INC.
CASCADES TISSUE GROUP—WISCONSIN INC.
CASCADES TISSUE GROUP INC.
DÉSENCRAGE C.M.D. INC.
MARATHON GRAPHIC ART DISTRIBUTOR INC.

E-1

MATÉRIAUX CASCADES INC.
PLASTIQUES CASCADES INC.
WOOD WYANT INC.
2851-5351 QUÉBEC INC. (COMMEC ENR.)
3815285 CANADA INC.
3815315 CANADA INC.
4089235 CANADA INC.
4089260 CANADA INC.
4089278 CANADA INC.
4089294 CANADA INC.
By:

Name:
Title:

E-2

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TABLE OF CONTENTS
CROSS-REFERENCE TABLE
SIGNATURES
Option of Holder to Elect Purchase
Assignment Form
SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE
EXHIBIT B FORM OF CERTIFICATE OF TRANSFER
ANNEX A TO CERTIFICATE OF TRANSFER
EXHIBIT C FORM OF CERTIFICATE OF EXCHANGE
EXHIBIT D FORM OF CERTIFICATE FROM ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR
EXHIBIT E FORM OF NOTATION OF GUARANTEE